                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    /X/  Filed by the Registrant
    / /  Filed by a Party other than the Registrant

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                        BLISS & LAUGHLIN INDUSTRIES INC.
                (Name of Registrant as Specified in the Charter)

                                   REGISTRANT
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (Check the appropriate box):

    / /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2).
    / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
    /X/ Fee computed on table below per Exchange Act Rules 14a-(6)(i)(4) and 0-11.

    1)   Title of each class of securities to which transaction applies:
                              Common Stock, $.01 par value
         -----------------------------------------------------------------------

    2)   Aggregate number of securities to which transaction applies:
                            3,969,518 shares of Common Stock
         -----------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                           $9.50 per share of Common Stock of
                            Bliss & Laughlin Industries Inc.
         -----------------------------------------------------------------------

    4)   Proposed maximum aggregate value of transaction:
                                     $37,965,931.00
         -----------------------------------------------------------------------

CALCULATION OF FILING FEE

Transaction Value*       Amount of Filing Fee**
$37,965,931.00           $7,593.19

 * Based on 3,969,518 shares of Common Stock, par value $.01 per share, of Bliss & Laughlin Industries Inc. to be converted into the right to receive $9.50 in cash, and the cash-out of stock options and stock equivalency rights at the amounts set forth in the Amended Agreement and Plan of Merger.

** The amount of the filing fee, calculated in accordance with Rule 0-11 promulgated under the Securities Exchange Act of 1934 equals 1/50th of one percent of the transaction value.

/X/
  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid: $7,593.19
    2)   Form, Schedule or Registration
         Statement No. Schedule 14A Preliminary Proxy Statement
    3)   Filing Party: Registrant
    4)   Date Filed: October 20, 1995

                            [BLISS & LAUGHLIN LOGO]

                        BLISS & LAUGHLIN INDUSTRIES INC.

                             281 EAST 155TH STREET
                             HARVEY, ILLINOIS 60426
                           TELEPHONE: (312) 264-1800

DEAR STOCKHOLDER:                                              December 21, 1995

You are cordially invited to attend a Special Meeting of Stockholders of Bliss & Laughlin Industries Inc. (the "Company"), to be held at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, on January 18, 1996, at 10:00 A.M., local time. I hope you will be able to attend. A Notice of Special Meeting, a proxy form and a Proxy Statement containing information about the matters to be acted upon are enclosed. All holders of the Company's outstanding shares of Common Stock as of the close of business on December 19, 1995 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting.

At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Amended Agreement and Plan of Merger, dated as of October 4, 1995, as amended (the "Merger Agreement"), by and among the Company, BRW Steel Corporation, a Delaware corporation ("BRW") and B&L Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of BRW ("Merger Sub"), and the transactions contemplated thereby. Pursuant to the terms of the Merger Agreement, among other things, (i) Merger Sub will be merged with and into the Company, with the Company being the surviving corporation in the merger (the "Merger"), and (ii) each outstanding share of Common Stock, $.01 par value per share, of the Company ("Common Stock") (other than shares of Common Stock held by BRW, Merger Sub or any direct or indirect subsidiary of BRW, or shares of Common Stock held by the Company as treasury stock, or shares of Common Stock held by stockholders, if any, who properly exercise their appraisal rights under Delaware law) will be cancelled and converted into the right to receive $9.50 in cash, without interest (the "Merger Consideration").

Under Delaware law, the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock is required to approve the Merger Agreement.

BRW conditioned its entering into the Merger Agreement upon obtaining an agreement from certain Stockholders of the Company providing for, among other things, such Stockholders' grant to Merger Sub of an option to purchase certain outstanding shares of Common Stock, a commitment of those Stockholders to vote in favor of the Merger, and payment to Merger Sub by such Stockholders of a cancellation fee and reimbursement of expenses under certain circumstances (in addition to a termination fee and reimbursement of expenses payable by the Company to BRW under certain other circumstances pursuant to the Merger Agreement). Accordingly, to induce BRW to enter into the Merger Agreement, certain current or former officers and key employees of the Company, certain of their spouses and trustees of certain trusts established for the benefit of their families, who collectively own 1,520,759 shares of Common Stock (approximately 38.3% of the outstanding shares of Common Stock as of the Record
Date), entered into a stock option agreement with BRW and Merger Sub covering an aggregate of 774,059 shares of Common Stock (approximately 19.5% of the outstanding shares of Common Stock as of the Record Date).

The stock option agreement provides for, among other things, an option for Merger Sub to purchase the 774,059 shares of Common Stock covered by that agreement for $9.50 per share, or any higher price paid for a share of Common Stock in the Merger or in any other merger with the Company and BRW or Merger Sub or pursuant to a tender offer by BRW or Merger Sub, requiring the Stockholders who are parties thereto to vote their 774,059 shares that are subject to the stock option agreement for the approval and adoption of the Merger Agreement and the transactions contemplated thereby, and payment by such Stockholders to Merger Sub, under certain circumstances, of an aggregate cancellation fee of $1,250,000 and reimbursement of the expenses of BRW, Merger Sub and their affiliates of up to $250,000 incurred in connection with the Merger and the transactions contemplated thereby. Such Stockholders have advised the Company that they intend to vote all their 1,520,759 shares of Common Stock for the approval and adoption of the Merger Agreement and the transactions contemplated thereby; provided that the Merger Agreement has not been terminated.

Stelco Inc., which owns 1,598,759 shares of Common Stock (approximately 40.3% of the outstanding shares of Common Stock), has not advised the Company how it intends to vote its shares of Common Stock. However, if Stelco Inc. votes in favor of the Merger, its vote, together with the vote of the Stockholders who are parties to the stock option agreement, would assure approval of the Merger by the requisite number of votes.

Following the Merger, the Company's Stockholders will no longer have an equity interest in the Company and will no longer share in the future earnings and growth of the Company, the risks associated with achieving such earnings and growth, or the potential to realize greater value for their shares of Common Stock through divestitures, strategic acquisitions or other corporate opportunities that may be pursued in the future. Certain of the officers and directors of the Company have interests in the Merger that are in addition to or different from the interests of Stockholders of the Company generally. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER" in the accompanying Proxy Statement for a description of those interests.

The Chicago Corporation, an investment banking firm retained by the Company as its financial advisor, has rendered its opinions to the Company's Board of Directors that, as of October 4, 1995, the Merger Consideration to be received by the holders of Common Stock in connection with the Merger is fair, from a financial point of view, to the stockholders of the Company. The written opinion of The Chicago Corporation is attached as Annex C to the accompanying Proxy Statement and should be read carefully by the Company's stockholders. The Chicago Corporation has reconfirmed its opinion as of the date of this letter.

THE COMPANY'S BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND THE STOCKHOLDERS OF THE COMPANY, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy and return it in the enclosed postage prepaid envelope as soon as possible so that your shares will be represented at the Special Meeting. If you attend the Special Meeting, you may vote in person even if you have previously returned your proxy.

                                          Sincerely,

                                          Gregory H. Parker
                                          CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

[BLISS & LAUGHLIN LOGO]

BLISS & LAUGHLIN INDUSTRIES INC.

281 EAST 155TH STREET
HARVEY, ILLINOIS 60426
TELEPHONE: (312) 264-1800

----------------------
NOTICE OF
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 18, 1996

--------------------

To the Stockholders of Bliss & Laughlin Industries Inc.:

Notice is hereby given that a Special Meeting of the Stockholders (the "Special Meeting") of Bliss & Laughlin Industries Inc. (the "Company") will be held at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, on January 18, 1996 at 10:00 A.M., local time, for the purpose of considering and voting upon the following:

1. A proposal to approve and adopt the Amended Agreement and Plan of Merger, dated as of October 4, 1995, as amended (the "Merger Agreement"), by and among the Company, BRW Steel Corporation, a Delaware corporation ("BRW") and B&L Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of BRW ("Merger Sub"), and the transactions contemplated thereby, pursuant to which, among other things, (i) Merger Sub will be merged with and into the Company, with the Company being the surviving corporation in the merger (the "Merger"), and (ii) each outstanding share of Common Stock, $.01 par value per share, of the Company (the "Common Stock") (other than shares of Common Stock held by the Company as treasury stock immediately prior to the Effective Time (as defined in the Merger Agreement) and shares of Common Stock held by BRW, Merger Sub, or any direct or indirect subsidiary of BRW, which shares will be cancelled, and other than shares of Common Stock held by stockholders of the Company, if any, who properly exercise their appraisal rights under Delaware law) will be cancelled and converted into the right to receive $9.50 in cash, without interest, all as more fully described in the accompanying Proxy Statement.

2. Such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

A copy of the Merger Agreement is attached as Annex A to the Proxy Statement that accompanies this Notice of Special Meeting of Stockholders.

The Company's Board of Directors has determined that the terms of the Merger are fair to, and in the best interests of, the Company and its stockholders, has approved and adopted the Merger Agreement and the transactions contemplated thereby, and recommends that the stockholders of the Company vote FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby.

Following the Merger, the Company's Stockholders will no longer have an equity interest in the Company and will no longer share in the future earnings and growth of the Company, the risks associated with achieving such earnings and growth, or the potential to realize greater value for their shares of Common Stock through divestitures, strategic acquisitions or other corporate opportunities that may be pursued in the future. Certain of the officers and directors of the Company have interests in the Merger that are in addition to or different from the interests of Stockholders of the Company generally. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER" in the accompanying Proxy Statement for a description of those interests.

The Board of Directors of the Company has fixed the close of business on December 19, 1995 as the record date (the "Record Date") for determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

Under Delaware law, holders of shares of Common Stock have the right to dissent from the Merger and to receive payment of the fair value of their shares upon compliance with Section 262 of the Delaware General Corporation Law. This right is explained more fully in the accompanying Proxy Statement in the section headed "APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS." Section 262 of the Delaware General Corporation Law is attached to the accompanying Proxy Statement as Annex B.

                                          By order of the Board of Directors,

                                          PAUL J. AUSTGEN
                                          VICE PRESIDENT, FINANCE,
                                          SECRETARY AND TREASURER
December 21, 1995

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN ORDER TO ASSURE THAT YOUR SHARES OF COMMON STOCK WILL BE REPRESENTED. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                   IMPORTANT

PLEASE DO NOT SEND YOUR COMMON STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
INTRODUCTION...............................................................................................           1
SUMMARY....................................................................................................           4
  The Parties..............................................................................................           4
  The Special Meeting......................................................................................           5
  Background of the Merger.................................................................................           6
  Recommendation of the Company's Board of Directors.......................................................           7
  Opinion of the Company's Financial Advisor...............................................................           8
  The Merger Agreement.....................................................................................           8
  Certain Federal Income Tax Consequences..................................................................          14
  The Option Agreement.....................................................................................          14
  Interests of Certain Persons in the Merger...............................................................          15
  Litigation Matters.......................................................................................          15
  Financing the Merger.....................................................................................          16
  Appraisal Rights.........................................................................................          17
  Accounting Treatment.....................................................................................          18
THE SPECIAL MEETING........................................................................................          19
  Date, Place and Time.....................................................................................          19
  Matters to be Considered at the Meeting..................................................................          19
  Record Date; Voting at the Meeting.......................................................................          19
  Vote Required............................................................................................          19
  Solicitation, Revocation and Use of Proxies..............................................................          20
  Independent Public Accountants...........................................................................          20
  Stockholder Proposals....................................................................................          20
  Other Matters............................................................................................          20
THE MERGER.................................................................................................          21
  Background and Reasons for the Merger....................................................................          21
  Recommendation of the Company's Board of Directors Regarding the Merger..................................          27
  Opinion of the Company's Financial Advisor...............................................................          28
  Certain Federal Income Tax Consequences..................................................................          31
  Accounting Treatment.....................................................................................          32
  Fees and Expenses........................................................................................          32
  Regulatory Approval......................................................................................          33
THE MERGER AGREEMENT.......................................................................................          33
  General..................................................................................................          33
  Closing; Effective Time..................................................................................          33
  Merger Consideration.....................................................................................          33
  Treatment of Stock Options and Stock Equivalency Units...................................................          34
  Representations and Warranties...........................................................................          35
  Conduct of Business of the Company Prior to the Effective Time...........................................          36
  Acquisition Proposals....................................................................................          36
  Resale Provisions........................................................................................          37
  Conditions to Consummation of the Merger.................................................................          37
  Termination..............................................................................................          37
  Termination Fees.........................................................................................          38
  Tender Offer.............................................................................................          39
  Amendments and Waivers...................................................................................          39
  Expenses.................................................................................................          39

                                                                                                                PAGE
                                                                                                                -----
THE OPTION AGREEMENT.......................................................................................          39
  General..................................................................................................          40
  Exercise of Option; Resale by Stockholders...............................................................          41
  Voting of Shares.........................................................................................          41
  Covenants of Stockholders................................................................................          41
  Resale Provisions........................................................................................          42
  Cancellation Fee.........................................................................................          42
THE FIRST REFUSAL AGREEMENT................................................................................          43
  General..................................................................................................          43
  Designation of Directors.................................................................................          43
  Permitted Transfers; Rights of First Refusal; Co-Sale and Matching Rights................................          44
  Tender Offer by Stelco Prior to May 11, 2000.............................................................          45
  Termination..............................................................................................          45
  Amendments...............................................................................................          45
  Litigation and Notices...................................................................................          46
INTERESTS OF CERTAIN PERSONS IN THE MERGER.................................................................          46
  Employment Agreements....................................................................................          46
  Stock Options and Stock Equivalency Units................................................................          49
  Holdings of Company Common Stock.........................................................................          49
  Indemnification and Insurance............................................................................          50
  Option Cancellation Fee; Resale by Option Agreement Stockholders and Other Resale Provisions.............          51
  Purchases from Stelco....................................................................................          51
  Legal Counsel............................................................................................          52
LITIGATION MATTERS.........................................................................................          52
  Stelco Lawsuit...........................................................................................          52
  Delaware Lawsuit.........................................................................................          52
  Other....................................................................................................          53
INFORMATION REGARDING THE COMPANY..........................................................................          53
  Business.................................................................................................          53
  Properties...............................................................................................          61
  Selected Financial Data..................................................................................          62
  Management's Discussion and Analysis of Financial Condition and Results of Operations....................          63
  Market for and Dividends on the Company's Common Equity and Related Stockholder Matters..................          67
  Security Ownership of Management.........................................................................          68
  Security Ownership of Principal Stockholders.............................................................          70
INFORMATION REGARDING BRW AND MERGER SUB...................................................................          71
APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS................................................................          73
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................          76
CONSOLIDATED FINANCIAL STATEMENTS..........................................................................         F-1

ANNEX A --    Amended Agreement and Plan of Merger and Amendment No. 1 thereto
ANNEX B --    Section 262 of the Delaware General Corporation Law
ANNEX C --    Opinion of The Chicago Corporation, Financial Advisor to the Company
ANNEX D --    Amended Stock Option Agreement and Amendment No. 1 thereto
ANNEX E --    Highly Confident Letter of Merrill Lynch, Pierce, Fenner & Smith
              Incorporated, Investment Banker for BRW Steel Corporation, and Letter
              Extending the Expiration Date thereof

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE THE IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BLISS & LAUGHLIN INDUSTRIES INC. SINCE THE DATE HEREOF. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT WITH RESPECT TO BRW STEEL CORPORATION AND B&L ACQUISITION CORPORATION HAS BEEN SUPPLIED BY BRW STEEL CORPORATION.

BLISS & LAUGHLIN INDUSTRIES INC.

281 EAST 155TH STREET
HARVEY, ILLINOIS 60426
TELEPHONE: (312) 264-1800

----------------------
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 18, 1996
--------------------

INTRODUCTION

This Proxy Statement is furnished to holders of shares of common stock, $.01 par value per share of Bliss & Laughlin Industries Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors" or the "Board") of proxies for use at the Special Meeting of Stockholders of the Company (individually, a "Stockholder" or collectively, the "Stockholders") to be held on January 18, 1996 at 10:00 A.M., local time, at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, and at any adjournments or postponements thereof (the "Special Meeting"). This Proxy Statement and the accompanying proxy form are first being mailed to Stockholders on or about December 21, 1995. The date of this Proxy Statement is December 21, 1995.

At the Special Meeting, Stockholders will be asked to consider and vote upon a proposal to approve and adopt an Amended Agreement and Plan of Merger, dated as of October 4, 1995, as amended (the "Merger Agreement"), by and among the Company, BRW Steel Corporation, a Delaware corporation ("BRW") and B&L Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of BRW ("Merger Sub"), and the transactions contemplated thereby. A copy of the Merger Agreement is attached to this Proxy Statement as Annex A. Pursuant to the terms of the Merger Agreement, among other things, (i) Merger Sub will be merged with and into the Company, with the Company being the surviving corporation in the merger (the "Merger"), and (ii) each outstanding share of Common Stock, $.01 par value per share, of the Company (the "Common Stock") (other than shares of Common Stock held by the Company as treasury stock immediately prior to the Effective Time (as defined in the Merger Agreement) and shares of Common Stock held by BRW, Merger Sub, or any direct or indirect subsidiary of BRW, which shares will be cancelled, and other than shares of Common Stock held by Stockholders, if any, who properly exercise their appraisal rights under Delaware law) will be cancelled and converted into the right to receive $9.50 in cash, without interest (the "Merger Consideration"). Upon the consummation of the Merger, the Stockholders will have no further interest in the Company. See "THE MERGER AGREEMENT."

Stockholders of record at the close of business on December 19, 1995 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. As of the Record Date, the authorized capital stock of the Company was 6,000,000 shares of Common Stock, and 1,500,000 shares of Preferred Stock, $1.00 par value per share (the "Preferred Stock"), of which 3,969,518 shares of Common Stock and no shares of Preferred Stock were issued and outstanding and entitled to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Special Meeting and all adjournments or postponements thereof.

The By-Laws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Any Stockholder present in person or by proxy (including broker non-votes) at the Special Meeting who abstains from voting shall be counted for purposes of determining whether a quorum exists.

Under Delaware law, the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock is required to approve the Merger Agreement. Accordingly, abstentions and broker non-votes will have the same effect as votes against the proposal to approve and adopt the Merger Agreement.

BRW conditioned its entering into the Merger Agreement (and also an earlier version thereof) upon obtaining an agreement from certain Stockholders of the Company providing for, among other things, such Stockholders' grant to Merger Sub of an option to purchase certain outstanding shares of Common Stock, a commitment of those Stockholders to vote in favor of the Merger, and payment to Merger Sub by such Stockholders of a cancellation fee and reimbursement of expenses under certain circumstances (in addition to a termination fee and reimbursement of expenses payable by the Company to BRW under certain other circumstances pursuant to the Merger Agreement). Accordingly, to induce BRW to enter into the Merger Agreement, certain present and former officers and key employees of the Company, certain of their spouses and trustees of certain trusts established for the benefit of their families (collectively the "Option Agreement Stockholders"), who collectively own 1,520,759 shares of Common Stock (approximately 38.3% of the outstanding shares of Common Stock as of the Record
Date), initially entered into a stock option agreement dated as of September 16, 1995 (which is defined hereinafter as the "First Option Agreement"), and subsequently entered into an Amended Stock Option Agreement dated as of October 4, 1995, as amended (the "Option Agreement"), with BRW and Merger Sub with respect to an aggregate of 774,059 shares of Common Stock (approximately 19.5% of the outstanding shares of Common Stock as of the Record Date).

Pursuant to the Option Agreement, the Option Agreement Stockholders have, among other things, granted to Merger Sub an option to purchase the 774,059 shares of Common Stock covered by the Option Agreement for $9.50 per share, or any higher price paid for a share of Common Stock in the Merger or in any other merger with the Company and BRW or Merger Sub or pursuant to a tender offer by BRW or Merger Sub, agreed to vote their 774,059 shares of Common Stock covered by the Option Agreement in favor of the Merger Agreement and the transactions contemplated thereby, and agreed to pay to Merger Sub, under certain circumstances (including the exercise by Stelco Inc., a Canadian federal corporation ("Stelco"), of its right of first refusal under the First Refusal Agreement which was entered into in 1990 among the Company, the Option Agreement Stockholders and Stelco (which is defined hereinafter as the "First Refusal Agreement"), an aggregate cancellation fee of $1,250,000 and reimbursement of the expenses of BRW, Merger Sub and their affiliates of up to $250,000 incurred in connection with the Merger and the transactions contemplated thereby. A copy of the Option Agreement is attached to this Proxy Statement as Annex D. See "THE OPTION AGREEMENT" and "THE FIRST REFUSAL AGREEMENT."

On November 30, 1995, the Option Agreement Stockholders gave a notice jointly to Stelco of their desire to transfer all their shares of Common Stock to Merger Sub pursuant to the Option Agreement and the Merger Agreement. Stelco did not exercise its right to purchase such shares within the time period specified in the First Refusal Agreement.

The Option Agreement Stockholders have advised the Company that they intend to vote all their 1,520,759 shares of Common Stock for approval and adoption of the Merger Agreement and the transactions contemplated thereby; provided that the Merger Agreement has not been terminated.

Stelco, which owns 1,598,759 shares of Common Stock (approximately 40.3% of the outstanding shares of Common Stock) as of the Record Date, has not advised the Company how it intends to vote its shares of Common Stock. However, if Stelco votes in favor of the Merger, its vote, together with the vote of the Option
Agreement Stockholders, would assure approval of the Merger by the requisite number of votes.

If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Special Meeting, the shares of Common Stock represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby, and as to any other business that may properly come before the Special Meeting, including any postponement or adjournment to solicit additional votes, in accordance with the recommendation of the Company's Board of Directors.

The presence of a Stockholder at the Special Meeting will not automatically revoke such Stockholder's proxy. However, a Stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company (281
East 155th Street, Harvey, Illinois 60426) a written notice of revocation, by delivering to the Company a duly executed proxy representing such shares of Common Stock and bearing a later date, or by voting in person at the Special
Meeting.

The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and regular employees (who will receive no compensation therefor in addition to their regular salaries), may also solicit proxies personally, by telephone, by facsimile or by other means of communication. The Company also will request brokers, custodians and other nominees or fiduciaries to send proxy materials to, and to obtain proxies from, beneficial owners of stock and will reimburse such parties for their reasonable expenses in doing so.

Unless the context otherwise requires, all references to the "Company" in this Proxy Statement relate to Bliss & Laughlin Industries Inc. and its wholly owned subsidiaries, Bliss & Laughlin Steel Company, an Illinois corporation ("BLSC") and Canadian Drawn Steel Company Inc., a corporation organized under the laws of Canada ("CDSC"). Except as otherwise specifically stated, all dollar and other monetary references contained herein are to United States dollars and currency.

STOCKHOLDERS SHOULD NOT SEND THEIR COMMON STOCK CERTIFICATES AT THIS TIME. IF
THE MERGER IS CONSUMMATED, STOCKHOLDERS WILL BE SENT INSTRUCTIONS REGARDING THE
SURRENDER OF THEIR STOCK CERTIFICATES.

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION
WITH THE SOLICITATION OF PROXIES HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION
OR REPRESENTATION MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY
OR ANY OTHER PERSON.

The Company is subject to the informational requirements of the Securities
Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations thereunder, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Suite 1400, Citicorp Center, 500 West Madison
Street, Chicago, Illinois 60661, and Suite 1300, Seven World Trade Center, New
York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W.,
Washington, D.C. 20549. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                       3
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SUMMARY

THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROXY
STATEMENT AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. THIS SUMMARY
DOES NOT CONTAIN A COMPLETE STATEMENT OF ALL MATERIAL INFORMATION RELATING TO
THE MERGER AND THE TRANSACTIONS RELATED THERETO. REFERENCE IS MADE TO, AND THIS
SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION APPEARING
IN THIS PROXY STATEMENT AND THE ANNEXES HERETO. UNLESS OTHERWISE DEFINED HEREIN,
CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS SET FORTH
ELSEWHERE IN THIS PROXY STATEMENT. STOCKHOLDERS ARE URGED TO READ THIS PROXY
STATEMENT AND THE ANNEXES HERETO IN THEIR ENTIRETY.

                                  THE PARTIES

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Bliss & Laughlin Industries Inc........  Bliss & Laughlin Industries Inc. (the "Company") is
                                         a processor of hot rolled engineered bar steel. The
                                         Company manufactures and markets cold finished
                                         steel bars into parts for electrical, industrial,
                                         automotive and agricultural equipment, machinery
                                         and appliances. The Company believes that it is the
                                         second largest cold finished steel bar processor in
                                         North America and that it offers the widest range
                                         of grades, sizes and shapes of cold finished steel
                                         bars in the industry. The Company has four U.S.
                                         manufacturing facilities located in Harvey and
                                         Batavia, Illinois, Medina, Ohio and Cartersville,
                                         Georgia, which facilities operate under the name of
                                         its subsidiary, Bliss & Laughlin Steel Company
                                         ("BLSC"). Its Canadian subsidiary, Canadian Drawn
                                         Steel Company Inc. ("CDSC"), is located in
                                         Hamilton, Ontario, Canada. The principal executive
                                         offices of the Company are located at 281 East
                                         155th Street, Harvey, Illinois 60426 and the
                                         telephone number is (312) 264-1800.
BRW Steel Corporation and
  B&L Acquisition Corporation..........  BRW Steel Corporation ("BRW") is the owner of steelmaking and engineered bar product finishing
                                         facilities located in Johnstown, Pennsylvania and
                                         Lackawanna, New York, that were acquired in
                                         September 1994 by BRW from Bethlehem Steel
                                         Corporation. BRW had a net loss of $12.8 million
                                         for its fiscal year ended September 30, 1995 and a
                                         negative net worth of $9.6 million as of September
                                         30, 1995. BRW is currently implementing a major
                                         modernization and expansion plan providing for the
                                         installation of certain new steelmaking equipment
                                         and implementation of new processes and currently
                                         expects to commence commercial steelmaking
                                         operations during the second quarter of calendar
                                         1996 at the Johnstown facility, although there can
                                         be no assurance that it will do so. BRW's strategy
                                         is to position itself as one of the lowest cost
                                         vertically integrated domestic producers of high
                                         quality hot rolled and cold finished engineered bar
                                         products in the United States through
                                         implementation of its modernization and expansion
                                         plan, BRW's new collective bargaining agreement
                                         with the United
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                                         Steelworkers of America ("USWA"), favorable
                                         economic development financing, and overhead and
                                         other cost reductions. BRW is currently controlled
                                         by BRW Steel Holdings, L.P. ("BRWSH"). The
                                         unionized employees of BRW will receive a minority
                                         equity stake in BRW pursuant to BRW's collective
                                         bargaining agreement with the USWA. BRWSH is a
                                         limited partnership, the general partner of which
                                         is BRW Partners, Inc. ("BRWPI"). BRWPI is owned by
                                         Messrs. Robert B. McKeon, Thomas J. Campbell and
                                         Kenneth R. Brotman, all of whom are directors of
                                         BRW and the principals of Veritas Capital Inc., a
                                         New York-based merchant banking and private equity
                                         investment firm. BRW has advised the Company that,
                                         in connection with the Merger, BRW is contemplating
                                         a holding company structure pursuant to which BRW
                                         would become a wholly owned subsidiary of such
                                         newly formed holding company. B&L Acquisition
                                         Corporation ("Merger Sub") is a recently formed
                                         Delaware corporation and a wholly-owned subsidiary
                                         of BRW. Merger Sub was organized in connection with
                                         the Merger and has not conducted any business. The
                                         principal executive offices of BRW and Merger Sub
                                         are located at 227 Franklin Street, Suite 300,
                                         Johnstown, Pennsylvania 15901 and their telephone
                                         number is (814) 533-7200. See "INFORMATION
                                         REGARDING BRW AND MERGER SUB."
                                    THE SPECIAL MEETING
Date, Place and Time...................  The Special Meeting of Stockholders is to be held at The Northern Trust Company, 50 South LaSalle
                                         Street, Chicago, Illinois on January 18, 1996 at
                                         10:00 A.M., local time. See "THE SPECIAL MEETING --
                                         Date, Place and Time."
Matters to be Considered at the
  Meeting..............................  The purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt the
                                         Merger Agreement and the transactions contemplated
                                         thereby. See "THE SPECIAL MEETING -- Matters to be
                                         Considered at the Meeting."
Record Date; Voting at the Meeting.....  Holders of record of shares of Common Stock at the close of business on December 19, 1995 are entitled
                                         to notice of and to vote at the Special Meeting. At
                                         the Record Date, there were outstanding 3,969,518
                                         shares of Common Stock, each of which will be
                                         entitled to one vote on each matter to be acted
                                         upon at the Special Meeting and all adjournments or
                                         postponements thereof. See "THE SPECIAL MEETING --
                                         Record Date; Voting at the Meeting."
Vote Required..........................  The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required
                                         under applicable law to approve and adopt the
                                         Merger
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                                         Agreement. The Option Agreement Stockholders, who
                                         collectively own 1,520,759 shares of Common Stock
                                         (approximately 38.3% of the outstanding shares of
                                         Common Stock as of the Record Date), have entered
                                         into the Option Agreement with BRW and Merger Sub
                                         with respect to an aggregate of 774,059 shares of
                                         Common Stock (approximately 19.5% of the
                                         outstanding shares of Common Stock as of the Record
                                         Date). Pursuant to the Option Agreement, the Option
                                         Agreement Stockholders have, among other things,
                                         granted to Merger Sub an option to purchase the
                                         774,059 shares of Common Stock covered by the
                                         Option Agreement for $9.50 per share, or any higher
                                         price paid for a share of Common Stock in the
                                         Merger or in any other merger with the Company and
                                         BRW or Merger Sub or pursuant to a tender offer by
                                         BRW or Merger Sub, and agreed to vote the 774,059
                                         shares of Common Stock covered by the Option
                                         Agreement in favor of the Merger Agreement and the
                                         transactions contemplated thereby. The Option
                                         Agreement Stockholders have advised the Company
                                         that they intend to vote all their 1,520,759 shares
                                         for the approval and adoption of the Merger
                                         Agreement and the transactions contemplated
                                         thereby; provided that the Merger Agreement has not
                                         been terminated. Stelco Inc. ("Stelco"), a
                                         principal stockholder of the Company, has not
                                         advised the Company how it intends to vote its
                                         1,598,759 shares of Common Stock. However, if
                                         Stelco votes in favor of the Merger, its vote,
                                         together with the vote of the Option Agreement
                                         Stockholders, would assure approval of the Merger
                                         by the requisite number of votes. See "THE SPECIAL
                                         MEETING -- Vote Required" and "THE OPTION AGREEMENT
                                         -- Voting of Shares."
Solicitation, Revocation and Use of
  Proxies..............................  All expenses of the solicitation of the
                                         Stockholders in connection with this Proxy
                                         Statement will be borne by the Company. Any proxy
                                         given pursuant to this solicitation may be revoked
                                         at any time prior to its exercise by filing a
                                         written notice of revocation with the Secretary of
                                         the Company, by delivering to the Company a duly
                                         executed later dated proxy, or by voting in person
                                         at the Special Meeting. See "THE SPECIAL MEETING --
                                         Solicitation, Revocation and Use of Proxies."
                                  BACKGROUND OF THE MERGER
Background and Reasons For the
  Merger...............................  The proposed Merger is a strategic response to current market conditions and possible future
                                         developments in the cold finished steel bar
                                         industry. See "THE MERGER -- Background and Reasons
                                         for the Merger -- Steel Bar Industry Dynamics" and
                                         "--
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                                         Recommendation of the Company's Board of Directors
                                         Regarding the Merger." Since May 1994, the Board of
                                         Directors of the Company has been reviewing various
                                         alternatives for maximizing stockholder value and
                                         since June 1994 has, through The Chicago
                                         Corporation, the Company's financial advisor,
                                         contacted over 80 potential acquirors, including
                                         BRW, regarding the possible sale of the Company. In
                                         July 1995 the Company received written indications
                                         of interest from three potential acquirors,
                                         including BRW. By late August 1995 BRW, the only
                                         bidder prepared to make a definitive proposal at a
                                         price in excess of $7.00 per share, submitted a
                                         proposed merger agreement at a price of $7.75 per
                                         share, subject to obtaining financing. On September
                                         13, 1995 the Board approved, and on September 16,
                                         1995 the Company, BRW and Merger Sub executed, a
                                         definitive merger agreement at a price of $7.75 per
                                         share, subject to obtaining financing (the "First
                                         Merger Agreement"). Following the public
                                         announcement of that agreement, a potential
                                         acquiror contacted the Company with a proposal at
                                         $8.25 per share, subject to financing. After
                                         further negotiations with BRW and such other
                                         potential acquiror and considering the other
                                         potential acquiror's unwillingness to increase its
                                         offered price, the Board of Directors approved the
                                         Merger Agreement with BRW and Merger Sub at a price
                                         of $9.50 per share on October 3, 1995, which the
                                         Company, BRW and Merger Sub executed on October 4,
                                         1995 and amended as of October 18, 1995. For
                                         further details, see "THE MERGER -- Background and
                                         Reasons for the Merger -- Chronology of Events
                                         Leading Up To The Merger."
                     RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS
Recommendation of the Company's Board
  of Directors.........................  The Board of Directors of the Company has approved the Merger Agreement and the transactions
                                         contemplated thereby. The Board of Directors has
                                         determined that the terms of the Merger Agreement
                                         are fair to and in the best interests of the
                                         Company and the Stockholders and recommends that
                                         the holders of Common Stock vote FOR the approval
                                         and adoption of the Merger Agreement and the
                                         transactions contemplated thereby. For a discussion
                                         of the factors considered by the Board of Directors
                                         in reaching its decision, see "THE MERGER --
                                         Background and Reasons for the Merger" and "--
                                         Recommendation of the Company's Board of Directors
                                         Regarding the Merger."
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                         OPINION OF THE COMPANY'S FINANCIAL ADVISOR
Opinion of the Company's Financial
  Advisor..............................  The Chicago Corporation ("TCC"), the Company's
                                         financial advisor, has delivered its written
                                         opinions to the Board of Directors to the effect
                                         that, as of October 4, 1995, the Merger
                                         Consideration was fair, from a financial point of
                                         view, to the Stockholders. A copy of the full text
                                         of the written opinion of TCC is attached to this
                                         Proxy Statement as Annex C, and should be read
                                         carefully in its entirety. TCC has reconfirmed its
                                         opinion as of the date of this Proxy Statement. See
                                         "THE MERGER -- Opinion of the Company's Financial
                                         Advisor."
                                    THE MERGER AGREEMENT
General................................  Upon the terms and subject to the conditions of the
                                         Merger Agreement, (i) Merger Sub will be merged
                                         with and into the Company, with the Company being
                                         the surviving corporation in the Merger (the
                                         "Surviving Corporation") and (ii) each outstanding
                                         share of Common Stock (other than shares of Common
                                         Stock held by the Company as treasury stock
                                         immediately prior to the Effective Time (as defined
                                         below) and shares of Common Stock held by BRW,
                                         Merger Sub, or any direct or indirect subsidiary of
                                         BRW, which shares will be cancelled, and other than
                                         shares of Common Stock held by Stockholders, if
                                         any, who properly exercise their appraisal rights
                                         under Delaware law) will be cancelled and converted
                                         into the right to receive $9.50 in cash. As soon as
                                         practicable after the last of the required
                                         conditions to the Merger has been satisfied or
                                         waived, provided that the Merger Agreement has not
                                         been terminated, a Certificate of Merger will be
                                         filed with the Secretary of State of the State of
                                         Delaware in accordance with the Delaware General
                                         Corporation Law (the "DGCL") and the Merger will
                                         become effective at such time or at such later time
                                         as is specified in the Certificate of Merger (the
                                         time the Merger becomes effective being referred to
                                         herein as the "Effective Time," the "Closing" or
                                         the "Closing Date"). The Merger Agreement provides
                                         that the stock transfer books of the Company shall
                                         be closed at the Effective Time and no transfer of
                                         shares of Common Stock shall thereafter be made. A
                                         copy of the full text of the Merger Agreement is
                                         attached to this Proxy Statement as Annex A, and
                                         should be read carefully in its entirety. See "THE
                                         MERGER AGREEMENT -- General," "-- Closing;
                                         Effective Time" and "-- Merger Consideration."
Payment of the Merger Consideration....  Promptly after the Effective Time, the Surviving
                                         Corporation shall cause letters of transmittal to
                                         be mailed by United States Trust Company of New
                                         York
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                                         (the "Disbursing Agent") to each holder of record
                                         of a stock certificate (a "Certificate") which
                                         immediately prior to the Effective Time represented
                                         issued and outstanding shares of Common Stock,
                                         accompanied by instructions for use in effecting
                                         the surrender of the Certificates in exchange for
                                         payment of the Merger Consideration. After receipt
                                         of such transmittal form, each holder of
                                         Certificates should surrender such Certificates
                                         together with a duly executed letter of
                                         transmittal, completed in accordance with the
                                         instructions thereto, to the Disbursing Agent. Each
                                         such holder will receive in exchange for the
                                         Certificates surrendered, in cash, the product of
                                         the Merger Consideration and the number of shares
                                         of Common Stock represented by the Certificates so
                                         surrendered by such holder. The Certificates so
                                         surrendered will forthwith be cancelled.
                                         STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES
                                         UNTIL THEY RECEIVE A TRANSMITTAL FORM.
                                         When Certificates and a validly completed and duly
                                         executed letter of transmittal and any other
                                         required documents are received and confirmed by
                                         the Disbursing Agent prior to 12:00 noon on a
                                         business day, the Disbursing Agent is to mail a
                                         check to the Stockholder for the Merger
                                         Consideration with respect to the shares of Common
                                         Stock represented by such Certificates not later
                                         than the next business day (or within 72 hours if
                                         more than 100 Stockholders of record tender their
                                         Certificates on the same day). If the person
                                         surrendering such Certificates and documents shall
                                         request that the check for the Merger Consideration
                                         be made available for delivery at the Disbursing
                                         Agent's office, the Disbursing Agent is to make
                                         such check available for delivery at its office not
                                         later than 12:00 noon on the next business day (or
                                         within 72 hours if more than 100 Stockholders of
                                         record tender their Certificates on the same day).
                                         Certificates and documents received by the
                                         Disbursing Agent after 12:00 noon on a business day
                                         shall be deemed received by the Disbursing Agent
                                         prior to 12:00 noon on the following business day.
Conditions to Consummation of the
  Merger...............................  The respective obligations of the Company, BRW and
                                         Merger Sub to consummate the Merger are subject to
                                         the satisfaction or, where applicable, waiver of
                                         the following conditions, among others: (i)
                                         approval of the Merger Agreement by the holders of
                                         at least a majority of the outstanding shares of
                                         Common Stock; (ii) absence of any preliminary or
                                         permanent injunction or other order, decree or
                                         ruling issued by a court of competent jurisdiction
                                         or by a governmental, regulatory or administrative
                                         agency or commission, or any statute,
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                                         rule, regulation or executive order promulgated or
                                         enacted by any governmental authority, which would
                                         prevent the consummation of the Merger; provided,
                                         however, that the parties shall use their best
                                         efforts to seek to obtain the removal of any such
                                         order, decree or ruling; and (iii) expiration or
                                         termination of the waiting period applicable to the
                                         consummation of the Merger under the
                                         Hart-Scott-Rodino Antitrust Improvements Act of
                                         1976 (early termination of the waiting period was
                                         granted on November 17, 1995). In addition, the
                                         obligations of the Company to consummate the Merger
                                         are subject to the satisfaction or waiver of the
                                         following conditions: (i) reconfirmation, as of the
                                         Effective Time, of the fairness opinion issued by
                                         TCC, the Company's financial advisor, and (ii)
                                         receipt by the Company of a letter or letters from
                                         a valuation firm acceptable to the Company as to
                                         the solvency of the Company and its Subsidiaries
                                         and the Surviving Corporation on a consolidated
                                         basis after giving effect to BRW's proposed
                                         financing of the Merger and the transactions
                                         contemplated by the Merger Agreement. See "THE
                                         MERGER AGREEMENT -- Conditions to Consummation of
                                         the Merger." BRW's ability to obtain financing for
                                         the Merger is not a condition to BRW's and Merger
                                         Sub's obligations to consummate the Merger;
                                         however, if BRW lacks adequate cash to pay the
                                         Merger Consideration by the Closing, the Merger
                                         cannot be consummated. As of the date of this Proxy
                                         Statement, BRW has not yet consummated its proposed
                                         financing for the Merger. See "SUMMARY -- Financing
                                         the Merger" and "INFORMATION REGARDING BRW AND
                                         MERGER SUB."
Termination of the Merger Agreement....  The Merger Agreement may be terminated at any time prior to the Effective Time, whether or not it has
                                         been approved by the stockholders of the Company:
                                         (a)  By the mutual written consent of a majority of
                                         the Board of Directors of the Company and the Board
                                         of Directors of BRW;
                                         (b)  By BRW:
                                                 (i)  if the Company (A) withdraws or
                                                 modifies publicly its approval or
                                                 recommendation of the Merger Agreement or
                                                 the Merger including by the approval of any
                                                 offer by any other person or (B) takes any
                                                 public position inconsistent with such
                                                 approval or recommendation or fails to
                                                 reconfirm publicly such approval or
                                                 recommendation within 10 business days of a
                                                 request for such
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                                                 reconfirmation by BRW or Merger Sub; or if
                                                 the Board of Directors resolves to do any
                                                 of the foregoing; or
                                                 (ii)  if any corporation, partnership,
                                                 person, other entity or group (as defined
                                                 in Section 13(d)(3) of the Securities
                                                 Exchange Act of 1934, as amended (the
                                                 "Exchange Act")) other than BRW or Merger
                                                 Sub or any of their respective subsidiaries
                                                 becomes the beneficial owner of 45% or more
                                                 of the Company's outstanding shares of
                                                 Common Stock; or
                                                 (iii)  except for the claims alleged as of
                                                 October 4, 1995 in the lawsuit No. 95 C
                                                 5426 in the U.S. District Court for the
                                                 Northern District of Illinois (the "Stelco
                                                 Lawsuit") (which lawsuit was dismissed
                                                 without prejudice on December 6, 1995), if
                                                 Stelco takes any legal action, or takes any
                                                 actions or engages in transactions which
                                                 have or in the reasonable judgment of BRW
                                                 will have the effect of preventing the
                                                 Merger or the transactions contemplated by
                                                 the Merger Agreement from being consummated
                                                 on or before January 31, 1996, other than
                                                 failing to vote for the approval and
                                                 adoption of the Merger Agreement and the
                                                 transactions contemplated thereby; or
                                                 (iv)  if a tender or exchange offer is
                                                 commenced by any third party to acquire 20%
                                                 or more of the capital stock of the Company
                                                 at a price in excess of $9.50 per share; or
                                                 (v)  if at any time prior to the Effective
                                                 Date, the representations and warranties of
                                                 the Company contained in the Merger
                                                 Agreement are not true and correct or the
                                                 Company materially breaches or fails to
                                                 perform any of its material obligations,
                                                 covenants or agreements under the Merger
                                                 Agreement; or
                                                 (vi)  the conditions to the obligations of
                                                 BRW summarized above (under "SUMMARY --
                                                 Conditions to Consummation of the Merger")
                                                 have not been satisfied by January 31,
                                                 1996;
                                         (c)  By the Company:
                                                 (i)  if the Closing does not take place by
                                                 January 31, 1996; or
                                                 (ii)  if (a) a Qualified Bidder (which is
                                                 defined as a bidder whose proposal is only
                                                 subject to ordinary and customary
                                                 conditions for consummation and is not
                                                 subject to any
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                                                 condition as to financing and is submitted
                                                 in writing no later than November 3, 1995)
                                                 makes a bona fide offer (the only bidder
                                                 that submitted a proposal by November 3,
                                                 1995 issued a press release on November 30,
                                                 1995 stating that it would not further
                                                 pursue the acquisition of the Company at
                                                 this time), (b) the Company's Board of
                                                 Directors determines in its good faith
                                                 judgment and in the exercise of its
                                                 fiduciary duties that such offer is more
                                                 favorable to the Company's stockholders
                                                 than the Merger, and (c) the Company gives
                                                 BRW at least five calendar days prior
                                                 written notice of its intent to terminate
                                                 the Merger Agreement. This termination
                                                 right is conditioned upon the Company's
                                                 payment to BRW of the Cancellation Fee
                                                 described below, and will terminate as to
                                                 such offer if, within such five-day period,
                                                 BRW notifies the Company that it will
                                                 match, in all material respects, the terms
                                                 and provisions of such other offer; or
                                                 (iii)  subject to payment of the
                                                 Cancellation Fee, if the Company elects not
                                                 to close due to its failure to receive
                                                 re-confirmation, as of the Effective Time,
                                                 of the fairness opinion of TCC;
                                                 (iv)  if the other conditions to the
                                                 obligations of the Company summarized above
                                                 (under "SUMMARY -- Conditions to
                                                 Consummation of the Merger") have not been
                                                 satisfied by January 31, 1996; or
                                                 (v)  if at any time prior to the
                                                 consummation of the Merger or any amendment
                                                 or extension thereof, the representations
                                                 and warranties of BRW and Merger Sub are
                                                 not true and correct which materially
                                                 impairs BRW's or Merger Sub's ability to
                                                 perform the Merger Agreement, or BRW and
                                                 Merger Sub breach in any material respect
                                                 or fail to perform in any material respect
                                                 any of their obligations, covenants or
                                                 agreements under the Merger Agreement which
                                                 materially impairs BRW's or Merger Sub's
                                                 ability to perform the Merger Agreement;
                                         (d)  By either BRW or the Company:
                                                 (i)  if a court of competent jurisdiction
                                                 or a governmental, regulatory or
                                                 administrative agency or commission issues
                                                 an order, decree or ruling or takes any
                                                 other action, in
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                                                 each case restraining, enjoining or
                                                 otherwise prohibiting the Merger which is
                                                 still in effect on January 31, 1996; or
                                                 (ii)  if Stelco exercises all of its rights
                                                 of first refusal or matching rights
                                                 contained in that certain Right of First
                                                 Refusal and Standstill Agreement dated May
                                                 11, 1990 (the "First Refusal Agreement")
                                                 with respect to all shares of Common Stock
                                                 of the Option Agreement Stockholders.
                                         See "THE MERGER AGREEMENT -- Termination" and "THE
                                         FIRST REFUSAL AGREEMENT."
Termination Fees.......................  If the Merger Agreement is terminated by the
                                         Company as a result of a Qualified Bidder making a
                                         bona fide competing bid on or before November 3,
                                         1995 or due to the non-receipt, as of the Effective
                                         Time, of the reconfirmed fairness opinion of TCC,
                                         or if the Merger Agreement is terminated by BRW as
                                         a result of (i) except for claims alleged as of
                                         October 4, 1995 in the Stelco Lawsuit (which
                                         lawsuit was dismissed without prejudice on December
                                         6, 1995), any legal action or other actions or
                                         transactions taken by Stelco which, in the
                                         reasonable judgment of BRW will have the effect of
                                         preventing the Merger or the transactions
                                         contemplated by the Merger Agreement from being
                                         consummated on or before January 31, 1996, other
                                         than failing to vote to approve and adopt the
                                         Merger Agreement and the transactions contemplated
                                         thereby, or (ii) a tender offer or exchange offer
                                         commenced by any third party to acquire 20% or more
                                         of the shares of Common Stock at a price in excess
                                         of $9.50 per share, then the Company has agreed to
                                         pay BRW a cancellation fee of $3,000,000 plus an
                                         amount, not to exceed $400,000, for costs and
                                         expenses (such aggregate amount, the "Cancellation
                                         Fee"). If the Board of Directors of the Company
                                         terminates the Merger Agreement on account of BRW's
                                         failure to consummate the Merger by January 31,
                                         1996 (other than on account of termination by BRW
                                         prior to such date pursuant to BRW's rights of
                                         termination as described above) and all other
                                         conditions to BRW's obligation to consummate the
                                         Merger have been satisfied, then BRW has agreed to
                                         pay to the Company a cancellation fee of $2,000,000
                                         (the "Company Damages Amount"). See "THE MERGER
                                         AGREEMENT -- Termination Fees." See "SUMMARY -- The
                                         Option Agreement" for information regarding another
                                         cancellation fee and reimbursement of expenses
                                         payable by the Option Agreement Stockholders to
                                         Merger Sub under certain circumstances pursuant to
                                         the Option Agreement.

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
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Tender Offer...........................  Under the Merger Agreement, BRW has the right to commence a cash tender offer (the "Tender Offer")
                                         to purchase any and all of the outstanding shares
                                         of Common Stock at a price equal to or in excess of
                                         $9.50 per share on terms and conditions no less
                                         favorable to tendering stockholders than those
                                         provided in the Merger Agreement to close the
                                         Merger. The terms of the Merger Agreement would
                                         remain in full force and effect to the extent
                                         applicable to such Tender Offer. See "THE MERGER
                                         AGREEMENT -- Tender Offer."
                          CERTAIN FEDERAL INCOME TAX CONSEQUENCES
Certain Federal Income Tax
  Consequences.........................  The receipt of cash by a Stockholder pursuant to the Merger or pursuant to the exercise of appraisal
                                         rights under Delaware law generally will be a
                                         taxable transaction for federal income tax purposes
                                         and may also be taxable under applicable state,
                                         local and foreign tax laws and/or be subject to
                                         backup withholding. In general, a Stockholder will
                                         recognize a gain or loss equal to the difference,
                                         if any, between the Stockholder's adjusted tax
                                         basis in the Stockholder's shares of Common Stock
                                         and the amount of cash received therefor. A
                                         Stockholder who is not exercising the Stockholder's
                                         appraisal rights generally will recognize such gain
                                         or loss at the Effective Time. Such gain or loss
                                         generally will be a capital gain or loss if the
                                         shares of Common Stock are held as capital assets
                                         and will be long-term capital gain or loss if the
                                         shares of Common Stock are held as capital assets
                                         and if, on the date of the Merger, the
                                         Stockholder's holding period for such shares
                                         exceeds one year. Any cash realized by holders of
                                         stock options and by holders of stock equivalency
                                         accounts in exchange for the cancellation thereof
                                         will be taxed to them as ordinary income. All
                                         Stockholders are urged to consult their own tax
                                         advisors. See "THE MERGER -- Certain Federal Income
                                         Tax Consequences."
                                    THE OPTION AGREEMENT
General................................  BRW, Merger Sub and the Option Agreement
                                         Stockholders have entered into the Option Agreement
                                         pursuant to which the Option Agreement Stockholders
                                         agreed, among other things, to grant Merger Sub an
                                         option to purchase an aggregate of 774,059 shares
                                         of Common Stock (representing 19.5% of the
                                         outstanding shares of Common Stock as of the Record
                                         Date) for the same price per share payable to the
                                         Stockholders pursuant to the Merger and to vote all
                                         of the 774,059 shares of Common Stock that are
                                         subject to the Option Agreement in favor of the
                                         Merger. The Option Agreement provides, among other
                                         things, for the

                                         Option Agreement Stockholders to pay to Merger Sub,
                                         under certain circumstances, an aggregate
                                         cancellation fee of $1,250,000 and to reimburse
                                         Merger Sub for expenses of up to $250,000 incurred
                                         by BRW, Merger Sub and their affiliates in
                                         connection with the Merger and the transactions
                                         contemplated thereby (such aggregate amount, the
                                         "Option Cancellation Fee"). The Option Agreement
                                         also contains certain resale provisions. A copy of
                                         the full text of the Option Agreement is attached
                                         to this Proxy Statement as Annex D. See "THE OPTION
                                         AGREEMENT."
                         INTERESTS OF CERTAIN PERSONS IN THE MERGER
General Statement......................  In considering the recommendation of the Board of
                                         Directors with respect to the Merger Agreement,
                                         Stockholders should be aware that certain members
                                         of the Board of Directors and the Company's
                                         management may have certain interests in the Merger
                                         that are in addition to or different from the
                                         interests of Stockholders generally, including
                                         severance and employment agreements and the Option
                                         Agreement. See "THE OPTION AGREEMENT" and
                                         "INTERESTS OF CERTAIN PERSONS IN THE MERGER." The
                                         Board of Directors was aware of these interests and
                                         considered them, among other matters, in approving
                                         and adopting the Merger Agreement.
                                     LITIGATION MATTERS
Stelco Lawsuit.........................  The First Refusal Agreement provides, among other things, that any Option Agreement Stockholder who
                                         desires to transfer his shares of Common Stock to
                                         another person must first give notice to Stelco of
                                         the proposed transfer and must give Stelco the
                                         right to purchase, within five business days of
                                         such notice, his shares of Common Stock at the same
                                         price as in the proposed transfer. See "THE FIRST
                                         REFUSAL AGREEMENT." In accordance with the First
                                         Refusal Agreement, on September 16, 1995, the
                                         Option Agreement Stockholders gave notice jointly
                                         to Stelco of their desire to transfer all their
                                         shares of Common Stock to Merger Sub pursuant to
                                         the First Option Agreement and the First Merger
                                         Agreement. On September 22, 1995, Stelco filed the
                                         Stelco Lawsuit against the Option Agreement
                                         Stockholders in connection with such notice. The
                                         Company was not named as a defendant in the Stelco
                                         Lawsuit. The Stelco Lawsuit was dismissed without
                                         prejudice and with the consent of the Option
                                         Agreement Stockholders on December 6, 1995. On
                                         November 30, 1995, the Option Agreement
                                         Stockholders gave a new notice jointly to Stelco of
                                         their desire to transfer all their shares of Common
                                         Stock to Merger Sub pursuant to the Option
                                         Agreement and the Merger Agreement.

                                         Stelco did not exercise its right to purchase such
                                         shares within the time period specified in the
                                         First Refusal Agreement. See "LITIGATION MATTERS --
                                         Stelco Lawsuit."
Delaware Lawsuit.......................  On September 29, 1995, Robert Strougo, an alleged stockholder of the Company, filed a complaint,
                                         purportedly on behalf of himself and all other
                                         stockholders of the Company, in the Court of
                                         Chancery of the State of Delaware in and for New
                                         Castle County, Civil Action No. 14587 (the
                                         "Delaware Lawsuit") against the Company and each
                                         member of the Company's Board of Directors. The
                                         Delaware Lawsuit claims that the transaction is
                                         unfair and that the Company's directors breached
                                         their fiduciary duties by approving the Merger
                                         Agreement. The plaintiff seeks an injunction
                                         against the Merger (which, if granted, could delay
                                         or prevent the consummation of the Merger) and
                                         unspecified damages. See "LITIGATION MATTERS --
                                         Delaware Lawsuit" and "THE MERGER AGREEMENT --
                                         Termination" and "-- Termination Fees."
Other..................................  A bidder and BRW have made allegations which might result in legal action. See "LITIGATION MATTERS --
                                         Other."
                                    FINANCING THE MERGER
Financing the Merger...................  BRW proposes to finance the acquisition of the
                                         Company, among other things, through the sale of
                                         $115 million of new senior secured notes of BRW
                                         (the "Notes") and warrants to purchase shares of
                                         Common Stock of a holding company being
                                         contemplated by BRW, if formed. The Notes are to be
                                         guaranteed on a senior basis by substantially all
                                         wholly owned subsidiaries of BRW (including the
                                         Company after consummation of the Merger) and are
                                         to be secured initially by liens on certain of the
                                         personal property and certain real property of BRW
                                         and certain of its subsidiaries (including the
                                         Company after consummation of the Merger). BRW's
                                         ability to obtain financing for the Merger is not a
                                         condition to BRW's and Merger Sub's obligations to
                                         consummate the Merger; however, if BRW lacks
                                         adequate cash to pay the Merger Consideration by
                                         the Closing, the Merger cannot be consummated. In
                                         such event, BRW is obligated to pay the Company the
                                         $2,000,000 Company Damages Amount, provided that
                                         all other conditions to BRW's obligation to close
                                         have been satisfied and BRW has not terminated the
                                         Merger Agreement pursuant to its rights of
                                         termination as described above. BRW has not yet
                                         consummated its proposed financing for the Merger
                                         as of the date of this Proxy Statement. See
                                         "SUMMARY -- BRW Steel Corporation and B&L
                                         Acquisition Corporation,"

                                         "INFORMATION REGARDING BRW AND MERGER SUB" and "THE
                                         MERGER AGREEMENT -- Termination" and "--
                                         Termination Fees."
                                      APPRAISAL RIGHTS
Appraisal Rights.......................  Pursuant to the DGCL, holders of shares of Common
                                         Stock will be entitled to appraisal rights in
                                         connection with the Merger. Any holder of shares of
                                         Common Stock who does not wish to accept the Merger
                                         Consideration may dissent from the Merger and elect
                                         to have the fair value of the Stockholder's shares
                                         of Common Stock judicially determined and paid to
                                         the Stockholder in cash, provided that such person
                                         fully complies with the provisions of the DGCL
                                         relating to dissenting from the Merger and to
                                         perfecting the foregoing appraisal rights. See
                                         "APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS" and
                                         Annex B hereto. To dissent from the Merger and to
                                         demand appraisal of the Stockholder's shares, a
                                         Stockholder must satisfy each of the following
                                         conditions and take the following actions: (a)
                                         before the vote is taken on the Merger, the
                                         Stockholder must deliver a written demand for
                                         appraisal, executed by or on behalf of the holder
                                         of record of such shares, to the Secretary of the
                                         Company, which written demand for appraisal must be
                                         in addition to and separate from abstaining from
                                         voting on or voting against the Merger, (b) such
                                         Stockholder must not vote in favor of the Merger
                                         (if the Stockholder returns a signed proxy but does
                                         not specify a vote against the Merger or an
                                         abstention from voting, the proxy will be voted in
                                         favor of the Merger and this will cause the
                                         Stockholder's appraisal rights to be waived) and
                                         (c) within 120 days after the Effective Time, but
                                         not thereafter, such Stockholder must file a
                                         petition in the Delaware Court of Chancery (the
                                         "Court"), demanding a determination of the fair
                                         value of the shares of Common Stock held by all
                                         Stockholders who are entitled to appraisal (if no
                                         Stockholder files such a petition within the
                                         requisite time period, all Stockholders' previous
                                         written demands for appraisal will be nullified).
                                         If a Stockholder files such a petition within the
                                         requisite time period, the Court is empowered to
                                         conduct a hearing upon the petition to determine
                                         those Stockholders who have become entitled to
                                         appraisal rights and to conduct an appraisal of the
                                         shares of Common Stock to determine their value.
                                         When the value is so determined, the Court will
                                         direct that payment be made to the Stockholders
                                         entitled to receive the same, upon surrender to the
                                         Company of the certificates representing such
                                         shares of Common Stock. A Stockholder who has
                                         demanded appraisal rights will not, after the
                                         Effective Time of the Merger, be entitled to vote
                                         the shares of Common Stock that are subject to such
                                         demand for any purpose or to receive payment of

                                         dividends or any other distribution with respect to
                                         such shares of Common Stock (other than dividends
                                         or distributions, if any, payable as of a record
                                         date prior to the Effective Time) or to receive the
                                         Merger Consideration. A Stockholder who has
                                         demanded appraisal may, at any time within 60 days
                                         after the Effective Time (or at any time thereafter
                                         with the written consent of the Company) withdraw
                                         such demand and accept payment of the Merger
                                         Consideration without interest, whereupon the right
                                         of such Stockholder to appraisal shall cease.
                                    ACCOUNTING TREATMENT
Accounting Treatment...................  It is expected that the Merger will be treated as a purchase for financial accounting purposes in
                                         accordance with generally accepted accounting
                                         principles. See "THE MERGER -- Accounting
                                         Treatment."

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
THE SPECIAL MEETING

DATE, PLACE AND TIME

The Special Meeting will be held at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois on January 18, 1996 at 10:00 A.M., local time.

MATTERS TO BE CONSIDERED AT THE MEETING

At the Special Meeting, holders of shares of Common Stock as of the Record Date will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby.

RECORD DATE; VOTING AT THE MEETING

The Board of Directors has fixed December 19, 1995 as the Record Date for the determination of the Stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. On the Record Date, 3,969,518 shares of Common Stock were outstanding, which shares were held by approximately 100 holders of record and, the Company estimates, by approximately 500 beneficial owners. Shares of Common Stock are the only outstanding voting securities of the Company. Each holder of record of shares of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, upon each matter properly submitted for the vote of the Stockholders at the Special Meeting. The presence, in person or by properly executed proxy, of holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

THE BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND THE STOCKHOLDERS, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

Holders of shares of Common Stock on the Record Date will be entitled to appraisal rights under the DGCL in connection with the Merger. Stockholders of the Company who vote in favor of the Merger, however, will waive their appraisal rights. See "APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS."

This Proxy Statement is being furnished to Stockholders in connection with the solicitation of proxies by and on behalf of the Board of Directors for use at the Special Meeting. All shares of Common Stock which are entitled to vote and are represented at the Special Meeting by properly executed proxies received and not duly and timely revoked will be voted at the Special Meeting in accordance with the instructions contained therein. In the absence of contrary instructions, such shares will be voted FOR the approval and adoption of the Merger Agreement.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required under applicable law to approve and adopt the Merger Agreement. The Option Agreement Stockholders collectively own 1,520,759 shares of Common Stock (approximately 38.3% of the outstanding shares of Common Stock as of the Record Date) and have entered into the Option Agreement with BRW and Merger Sub with respect to an aggregate of 774,059 shares of Common Stock (approximately 19.5% of the outstanding shares of Common Stock as of the Record
Date), pursuant to which they have, among other things, granted to Merger Sub an option to purchase the 774,059 shares of Common Stock covered by the Option Agreement and agreed to vote the 774,059 shares of Common Stock covered by the Option Agreement in favor of the Merger Agreement and the transactions contemplated thereby; provided that the Merger Agreement has not been terminated. The Option Agreement Stockholders have advised the Company that they intend to vote all their 1,520,759 shares for the approval and adoption of the Merger Agreement and the transactions contemplated thereby. The Option Agreement Stockholders, however, do not have sufficient voting power by themselves to approve and adopt the Merger Agreement. Stelco, which owns 1,598,759 shares of Common Stock (approximately 40.3% of the outstanding shares of Common Stock), has not advised the Company how it intends to vote its shares of Common Stock. If Stelco votes in favor of the Merger, its vote, together with the vote of the Option Agreement Stockholders, would assure approval of the Merger and the transactions contemplated thereby by the requisite number of votes.

SOLICITATION, REVOCATION AND USE OF PROXIES

The Company will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, facsimile or by other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to the beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

A Stockholder may revoke any proxy given pursuant to this solicitation at any time prior to its exercise by the execution of a proxy signed at a later date or by the giving of written notice of revocation to the Secretary of the Company at any time before the taking of the vote at the Special Meeting. Any written notice of revocation should be delivered to Bliss & Laughlin Industries Inc., 281 East 155th Street, Harvey, Illinois 60426, Attention: Secretary, before the taking of the vote at the Special Meeting. Furthermore, a Stockholder giving a proxy may revoke such proxy by attending the Special Meeting and voting the Stockholder's shares in person.

INDEPENDENT PUBLIC ACCOUNTANTS

A representative of Arthur Andersen LLP, independent public accountants to the Company, is expected to be present at the Special Meeting, to respond to appropriate questions of Stockholders and to make a statement if he desires to do so.

STOCKHOLDER PROPOSALS

If the Merger is consummated, there will be no 1996 annual meeting of stockholders, previously scheduled to be held on February 7, 1996. If the Merger is not consummated, the 1996 annual meeting will be held as scheduled or at a later date in accordance with the Company's By-Laws. The deadline for stockholder proposals to be presented at the 1996 annual meeting of stockholders was September 1, 1995, as previously announced in the Company's proxy statement dated December 30, 1994. No stockholder proposals have been submitted with respect to the 1996 annual meeting of stockholders.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to bring any other business before the Special Meeting of Stockholders and, so far as is known to the Board of Directors, no matters are to be brought before the Special Meeting except as specified in the Notice of Special Meeting of Stockholders. However, as to any other business that may properly come before the meeting, the proxy holders intend to vote the proxies in respect thereof in accordance with the recommendation of the Company's Board of Directors, or if no recommendation is made by the Board of Directors, then in accordance with their judgment and discretion; except that any postponement or adjournment to solicit additional votes will be voted as indicated in the proxy, and if no indication is made, in accordance with the recommendation of the Company's Board of Directors.

STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY. IF THE MERGER IS CONSUMMATED, STOCKHOLDERS WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF THEIR STOCK CERTIFICATES.

THE MERGER

BACKGROUND AND REASONS FOR THE MERGER

The anticipated business combination of the Company with BRW in the Merger is a strategic response to current market conditions and possible future developments in the cold finished steel bar industry. Prior to the decision to explore business combination alternatives, the Company considered a variety of strategic alternatives, some of which contemplated remaining as an independent entity. The Company's Board of Directors had been advised that Stelco desired to receive maximum value for its interest in the Company. Once the decision to pursue a business combination was selected as the most desirable alternative to the Stockholders, the Company conducted a comprehensive solicitation and marketing process through The Chicago Corporation ("TCC") over a 15 month period that included contacting over 80 potential acquirors. The following summary describes the strategic and historical factors that led to the proposed Merger.

STEEL BAR INDUSTRY DYNAMICS. The domestic market for cold finished steel bar products is dominated by four primary competitors: Republic Engineered Steel, Inc. ("Republic"), Nucor Corporation ("Nucor"), LaSalle Steel Co., a subsidiary of Quanex Corp. ("LaSalle") and the Company. These four competitors produce approximately 55% of the total U.S. market while the balance is supplied by a large group of smaller competitors. The industry has historically been characterized by over-capacity and significant cyclical swings in demand which have resulted in volatile profitability for all competitors and the forced exit of several prior competitors. Low cost production is paramount in the undifferentiated, commodity product lines which comprise the majority of industry volume. Significant vertical integration through the production of both hot-rolled steel bar and cold finished steel bar products, possessed by some of the large competitors but not by the Company, can be an important factor for controlling cost in an industry in which raw materials constitute approximately 80% of cost of goods sold.

STRATEGIC ALTERNATIVES CONSIDERED. Accordingly, in early 1994 the Company began to review a number of strategic alternatives. These alternatives included, among others, (i) the construction or acquisition of bar production facilities in an effort to gain control over raw material cost, and (ii) repositioning the Company into more profitable steel processing niches consistent with the Company's sales and distribution capabilities where the Company could effect greater control over the cost and price of its products. After careful review, the Company concluded that these alternatives involved a higher degree of risk and required capital resources which were either inaccessible or cost prohibitive to the Company. Stelco's expressed desire to receive maximum value for its 40% interest in the Company was considered to the extent it was relevant to the alternatives considered by the Board of Directors. Stelco was not consulted regarding the alternatives considered, except through the involvement of its designated directors on the Company's Board of Directors.

CHRONOLOGY OF EVENTS LEADING UP TO THE MERGER. In January 1994, the Company received a letter from a group of privately-held companies (the "First Offering Party") proposing to purchase substantially all the assets of the Company for a price amounting to $4.25 per share in cash, contingent upon financing. In February 1994, TCC was retained as the Company's financial advisor for a fee of $25,000 plus expenses. Upon TCC's recommendation, the Board did not pursue the proposed transaction with the First Offering Party due to price and financing considerations.

In May 1994, TCC made a formal presentation to the Board of Directors. This presentation reviewed strategic financial alternatives to maximize stockholder value, including the following:

        (1) Remain focused on the steel bar industry and make strategic investments in an effort to improve market position or reduce the Company's cost structure;

        (2) Reposition the Company into more profitable steel processing niches;

        (3) Merge or enter into a joint venture with a strategic partner;

        (4) Re-leverage the Company and make a cash distribution to the Stockholders or acquire Stelco's shares of Common Stock, as Stelco had expressed its desire to receive maximum value for its interest in the Company;

        (5) Sell CDSC and make a cash distribution to the Stockholders; or

        (6) Sell the Company.

In June 1994, the Company signed a new engagement letter with TCC. See "OPINION OF THE COMPANY'S FINANCIAL ADVISOR -- Fees Payable to TCC" for a description of the fee agreement between the Company and TCC. The Board initially authorized TCC to contact a select group of potential acquirors to assess their possible interest in purchasing the Stelco shares or the Company. Between August and December of 1994, the Company and TCC contacted approximately 20 potential acquirors which resulted in ongoing discussions with four potential acquirors. This group included BRW and the First Offering Party.

By January 1995, each of the four interested parties with which the Company had conducted ongoing discussions declined to pursue a transaction with the Company. BRW expressed a continued interest in the Company, but was deeply involved in its recent acquisition of steelmaking and engineered bar products finishing facilities from Bethlehem Steel Corporation, including its plan to modernize the facilities and restart production. BRW expressed a desire to be kept abreast of any transaction involving the Company. The First Offering Party also continued to express an interest in the Company, but was unable to demonstrate an acceptable plan for financing such an acquisition.

Between February and April of 1995, TCC was authorized by the Board to contact approximately 25 additional potential acquirors which included a group of foreign steel producers. The Company retained Core Consulting Associates to work with TCC to develop a selected list of potentially interested foreign acquirors and to review the list of possible domestic acquirors, since Core Consulting had specific expertise and knowledge regarding steel producers and processors, both nationally and internationally. One foreign company had an interest level strong enough to warrant a plant tour which occurred in April 1995. This company subsequently decided not to pursue a transaction with the Company.

In May 1995, the Board authorized TCC to prepare a confidential marketing memorandum ("the Memorandum") and to distribute it to an expanded list of approximately 35 additional potential interested acquirors. All parties who received the Memorandum executed in advance a Confidentiality Agreement which included, among other things, standstill provisions. Beginning in May 1995, TCC engaged in numerous discussions regarding a possible transaction with most of the parties who received the Memorandum. All interested parties were requested to submit a written proposal describing a possible acquisition of the Company for consideration at a July 24 Board meeting.

On July 7, 1995, TCC received a written letter from a recipient of the Memorandum (the "Second Offering Party"). This letter indicated an interest in acquiring the Company for a total consideration of $40 to $48 million expressed as an assumption of Company debt equal to $23.5 million as of March 31, 1995, plus $7-$11 million in notes payable to Stockholders over five years, with the balance of consideration paid in cash to the Stockholders. This offer was valued at between $4.16 and $6.17 per share. The offer was not contingent upon financing, but was subject to due diligence visits to the Company's facilities.

On July 11, 1995, TCC initiated contact with International Metals Acquisition Corporation ("IMAC"), a Specified Purpose Acquisition
Company-Registered Trademark-, which had announced its plan to acquire Niagara Cold Drawn Corp. ("Niagara"). IMAC informed TCC it would be unable to submit any proposal to acquire the Company prior to closing its acquisition of Niagara on August 16.

On July 12, 1995, TCC reopened discussions with BRW in response to their request in January to contact them in the event the Company was moving close to a transaction. On July 19, 1995, BRW delivered a written proposal offering $6.50 per share subject to a financing contingency.

Since the first quarter of 1994, TCC had engaged in ongoing discussions with the First Offering Party and on July 21, 1995, the First Offering Party delivered a written proposal for a merger transaction. This proposal provided that 3,000,000 new shares of Common Stock and stock options to purchase 1,000,000 shares of Common Stock at an exercise price of $6.00 per share be issued to the stockholders of the First Offering Party in exchange for all of the First Offering Party's common stock. In addition, it was proposed that the combined entity would repurchase all of the shares of Common Stock held by Stelco for $6.00 per share for a total purchase price of approximately $9.6 million to Stelco. All other stockholders of the Company were to receive a special dividend of $1.00 per share. It was contemplated that this share repurchase and special dividend would be financed with bank debt.

On July 24, 1995, TCC made a presentation to the Company's Board of Directors which described the results of their efforts to date and summarized the terms and conditions of the three pending proposals submitted by the Second Offering Party, BRW and the First Offering Party, analyzed historical trading in the Company's shares of Common Stock and reviewed valuations using several different methods. TCC was advised to continue to engage in discussions with all interested parties in order to negotiate the best offer for the Stockholders. At the conclusion of the meeting, the Board set an August 28 meeting date to review revised proposals.

Between July 24, 1995 and August 28, 1995 TCC, and in certain cases including Gregory H. Parker (Chairman, President and Chief Executive Officer of the Company), conducted discussions and negotiations with BRW, IMAC, the First Offering Party and the Second Offering Party. The First Offering Party was requested to make a cash offer, but it did not respond with any counterproposal. By August 21, 1995, BRW was the only bidder prepared to make a definitive proposal at over $7.00 per share.

During the week of August 21, 1995, BRW submitted a proposed merger agreement at $7.75 per share subject to obtaining financing. The BRW proposal requested that all parties to the Right of First Refusal and Standstill Agreement (the "First Refusal Agreement"), which includes Stelco and the Option Agreement Stockholders, grant to BRW an option to acquire all of the shares of Common Stock owned by them (which aggregated approximately 78.6% of the outstanding shares of Common Stock) for a price of $7.75 per share.

On August 28, 1995, the Board of Directors met with legal counsel and TCC to discuss the BRW proposal. TCC advised the Board of Directors of its discussions and negotiations during the prior month and its financial and valuation analysis of the BRW proposal. The Company's legal counsel, Wildman, Harrold, Allen & Dixon, discussed the terms of the proposed agreements with the Board of Directors. The Board of Directors agreed to enter into more detailed negotiations with BRW regarding the terms and conditions of the proposed merger agreement while at the same time continuing the negotiations with other interested parties. Also, the proposed merger and stock option agreements were forwarded to Stelco with a request that Stelco consider its willingness to enter into the stock option agreement and support the proposed transaction.

TCC contacted IMAC on August 17, 1995 to solicit its continued interest, and was informed that IMAC would be unable to submit a proposal by August 28 as had been requested. IMAC requested that it be kept apprised of developments. On or about September 6, IMAC contacted TCC to express its possible interest in the Company. IMAC was informed by TCC that it still had an opportunity to submit a proposal but that any proposal should be equal to or greater than the current market price. TCC further informed IMAC that the Company was far along in the sale process, and time was of the essence.

Following meetings on August 2 and 10, 1995, TCC and Mr. Parker again met with the Second Offering Party on September 7, 1995 in Chicago. During this visit, the Second Offering Party conducted interviews with management, visited the Harvey and Batavia facilities and discussed the terms of their proposal relative to the Company's expectations. On September 11, 1995, the Second Offering Party delivered a verbal proposal which proposed treating each of the Company's stockholder groups differently. Under the terms of this proposal, the public stockholders would receive $7.00 per share in cash, Stelco would receive $5.00 per share in cash, and the Option Agreement Stockholders would receive $4.00 per share in cash plus $3.00 per share in notes. An additional condition of this proposal was that the Option Agreement Stockholders guarantee the Company's representations and warranties after closing in an amount not to exceed the aggregate value of the notes (approximately $4.0 million) which would be received by them. The average consideration of this proposal to all Stockholders, including notes and cash, was approximately $6.20 per share.

On September 12, 1995, Stelco informed the Company that it would not enter into the proposed stock option agreement with BRW. Following communication of this information to BRW, the Company commenced renegotiation of an agreement with BRW. Several important elements of a possible agreement remained outstanding prior to the Board meeting scheduled for September 13, 1995.

The Board of Directors met on September 13, 1995 with the Company's legal counsel and TCC and carefully considered the pending proposals, the presentations of management regarding the status of the industry and the outlook for the Company's business, financial projections prepared by the Company and reviewed by TCC, the written fairness opinion that TCC was prepared to issue and the results of TCC's solicitation and marketing process to obtain bids for the Company. The Board of Directors voted 4 to 3 in favor of accepting the BRW proposal (with the three outside independent, non-Stelco affiliated directors voting against approval), subject to successfully negotiating certain items that remained outstanding. These negotiations were completed and a definitive Agreement and Plan of Merger among the Company, BRW and Merger Sub (the "First Merger Agreement") providing that the Company be sold to BRW at a price of $7.75 per share was executed on September 16, 1995. The First Merger Agreement was subject to BRW obtaining financing.

BRW conditioned its entering into the First Merger Agreement upon obtaining an agreement from the Option Agreement Stockholders providing for, among other things, such Stockholders' grant to Merger Sub of an option to purchase certain outstanding shares of Common Stock, a commitment of those Stockholders to vote in favor of the merger contemplated by the First Merger Agreement, and payment to Merger Sub by such Stockholders of a cancellation fee and reimbursement of expenses under certain circumstances (in addition to the termination fee and reimbursement of expenses payable by the Company to BRW under certain other circumstances pursuant to the First Merger Agreement). Accordingly, to induce BRW to enter into the First Merger Agreement, the Option Agreement Stockholders entered into an option agreement dated as of September 16, 1995 (the "First Option Agreement") with BRW and Merger Sub, providing for, among other things, the granting to Merger Sub of an option to acquire 774,059 of their shares of Common Stock at a price of $7.75 per share, requiring the Option Agreement Stockholders to vote their 774,059 shares of Common Stock that were subject to the First Option Agreement for the approval and adoption of the First Merger Agreement and the transactions contemplated thereby, and providing for the Option Agreement Stockholders to pay to Merger Sub, under certain circumstances (including Stelco's exercise of its right of first refusal under the First Refusal Agreement), an aggregate cancellation fee of $1,250,000 and to reimburse Merger Sub for the expenses of up to $250,000 incurred by BRW, Merger Sub and their affiliates in connection with the proposed merger and the transactions contemplated thereby. On September 16, 1995, the Option Agreement Stockholders delivered a joint notice of proposed transfer to Stelco pursuant to the First Refusal Agreement. See "THE FIRST REFUSAL AGREEMENT." The Stelco affiliated directors advised the Board of Directors that in connection with the BRW proposal they were acting on behalf of themselves, individually, as directors for all the Company's stockholders and were not espousing Stelco's views.

On September 14, 1995, IMAC contacted TCC and indicated that it was still interested in considering a proposal to acquire the Company. IMAC was informed that the Company was very close to announcing a transaction and that any proposal must be at a price per share of $7.75 or higher. IMAC reiterated its position that this price was greater than it expected to pay and would reevaluate its consideration of a bid for the Company. On September 18, 1995, following the public announcement of the First Merger Agreement, IMAC contacted TCC to express its continued interest in the Company. On September 19, 1995, IMAC delivered a letter to TCC proposing to acquire the Company for cash, at a price of $8.25 per share, subject to financing and to conducting due diligence. A revision to this proposal, still subject to financing, was received on September 22, 1995 and included a request for IMAC to address the Company's Board of Directors.

Also on September 22, 1995, Stelco filed a complaint in U.S. District Court for the Northern District of Illinois against the Option Agreement Stockholders. The complaint requested a temporary restraining order, declaratory judgment and other equitable relief to construe Stelco's rights of first refusal under the First Refusal Agreement on the shares of Common Stock held by the Option Agreement Stockholders. Stelco's motion for a temporary restraining order was denied on September 22, 1995. The Stelco Lawsuit was dismissed without prejudice on December 6, 1995. See "LITIGATION MATTERS -- Stelco Lawsuit" for a more complete description of this lawsuit.

On September 24, 1995, TCC invited representatives of BRW and IMAC to address a meeting of the Company's Board of Directors to be held on September 27, 1995. The Board of Directors met on September 27, 1995 with legal counsel and TCC for the purpose of reviewing the alternatives before the Company. BRW declined to attend. IMAC accepted the Board of Directors' invitation to this meeting and delivered a presentation which provided background on its Chairman, Mr. Michael Scharf, reviewed the terms of its proposal, reviewed its plan for financing the transaction and outlined its thoughts on the benefits of combining the Niagara operations with the Company. The Board of Directors reviewed with legal counsel and TCC the terms of the IMAC proposal and a BRW proposal to amend the First Merger Agreement. The Board of Directors agreed to continue negotiations with both parties and recessed the meeting to October 2, 1995.

Negotiations continued with IMAC over the weekend, but did not result in a more definitive proposal. In response to IMAC's request, the Company submitted a proposed reimbursement agreement to compensate IMAC for delivering an approved merger agreement at a price of $9.00 per share. On October 2, 1995, IMAC declined to enter into a reimbursement agreement and indicated it would not increase its bid at that time from $8.25 per share. IMAC subsequently undertook due diligence activities at its sole expense.

On October 2, 1995, BRW presented the Company with a proposed amended merger agreement, which increased the purchase price to $9.50 per share and eliminated the financing condition to close. The proposed amended merger agreement also included provisions which, among other things, (i) provided for an immediate payment of $1 million to BRW upon signing the amended merger agreement, and provided for a $3 million cancellation fee due to BRW if the Board terminated the amended merger agreement to accept a higher offer, (ii) required the Company to cease negotiations with any party who had an opportunity to bid on the Company, which would have included IMAC, and (iii) limited the ability of the Board of Directors to consider higher offers from certain other bidders. The Board of Directors met with legal counsel and TCC to consider BRW's proposal, including the amended merger agreement. The Board of Directors subsequently directed the Company's legal counsel and TCC to undertake negotiations to modify certain portions of the proposed amended merger agreement to which the Board of Directors had objected.

On October 3, 1995, the Board of Directors reconvened to further consider the proposed amended merger agreement. BRW had agreed that the proposed amended merger agreement would be revised principally to allow the Board of Directors to negotiate with and provide information to any potential bidder that the Board of Directors determines, in its good faith judgment, may submit an offer not subject to any condition as to financing during the 30 days following the date of the amended merger agreement. At this meeting, Mr. Robert McKeon, President of Veritas Capital Inc. and a director of BRW, addressed the Board of Directors and reviewed past discussions and negotiations, as well as the terms of the amended merger agreement. After discussion with legal counsel and TCC and receipt of TCC's oral opinion that the revised price was fair from a financial point of view to the Company's Stockholders, considering both the components of the proposed amendments to the First Merger Agreement and IMAC's unwillingness to increase its proposal from $8.25 per share, the Board approved by a 6 to 0 vote (with all of the directors, except for one who was absent, voting for approval) the amended merger agreement (the "Merger Agreement") which was executed on October 4, 1995. In addition, the Option Agreement Stockholders and Merger Sub and BRW entered into an amended stock option agreement (the "Option Agreement") as of October 4, 1995 to reflect the new $9.50 price per share.

On October 18, 1995, the Merger Agreement was amended to, among other things, extend the date by which conditions must be satisfied and the Closing shall have occurred from January 15 to January 31, 1995, and to select United States Trust Company of New York as the Disbursing Agent for payment of the Merger Consideration to the Stockholders. Also, as of October 18, 1995, the Option Agreement was amended to change January 15, 1995 references therein to January 31, 1995.

After execution of each of the First Merger Agreement and the Merger Agreement, the Company received an unsolicited inquiry for information about the Company, for purposes of evaluating whether an acquisition offer was desirable, from, in each case, a corporation that the Company's Board of Directors had determined may become a "Qualified Bidder" (as defined in the Merger Agreement) and had determined that all other conditions to providing information and access to such corporations have been met. These two corporations executed a confidentiality agreement and received the Memorandum. Each of these corporations have since advised TCC that it will not pursue the matter further.

On November 3, 1995, the Company received a letter from IMAC stating that IMAC's Board of Directors "has considered, and is favorably disposed to, making a new offer to acquire all of the outstanding common stock of [the Company] for $9.75 cash per share" if the Company confirmed by 5:00 p.m., November 7, 1995 "that it would be disposed to accept IMAC's offer." The letter was accompanied by copies of financing commitment letters and a draft merger agreement. On November 4 and 5, 1995, the Company, TCC and the Company's legal counsel reviewed the documents sent by IMAC, and TCC sent IMAC certain updated financial information relating to the Company prepared by management of the Company. TCC also sent IMAC's financial advisor a letter which raised questions regarding whether the amounts and terms of such commitment letters were adequate to finance a closing of the proposed transaction. In addition, the Company's legal counsel discussed with IMAC's legal counsel changes the Company proposed be made in IMAC's draft merger agreement and questions concerning such commitment letters. Immediately prior to the Company's Board of Directors meeting held at noon on November 6, 1995, the Board of Directors received a letter from IMAC advising that IMAC's offer would be subject to its "evaluation" of the updated financial information provided to IMAC. Answers to most of the questions raised by TCC and the Company's counsel were never provided. On November 29, 1995, IMAC's legal counsel contacted the Company's legal counsel and advised that IMAC was still considering its alternatives and "evaluating" the situation, and stated that IMAC's options could include the filing of a lawsuit to have the cancellation fee provision in the Merger Agreement declared illegal and unenforceable, enjoining the transactions contemplated by the Merger Agreement, and/or seeking damages. On November 30, 1995, IMAC issued a press release stating that it would not further pursue the acquisition of the Company at this time.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS REGARDING THE MERGER

Following the Merger, the Stockholders will no longer have an equity interest in the Company and will no longer share in the future earnings and growth of the Company, the risks associated with achieving such earnings and growth, or the potential to realize greater value for their shares of Common Stock through divestitures, strategic acquisitions or other corporate opportunities that may be pursued in the future. Nevertheless, the Company's Board of Directors believes that the proposed Merger between the Company and BRW is fair and in the best interest of the Company and its Stockholders. In approving the Merger Agreement, the Board of Directors considered a variety of factors, although it did not assign any relative or specific weight to any factor. Among the factors considered were:

    (1) The Company is at a competitive disadvantage relative to its largest primary competitors who enjoy cost advantages due to integration with hot rolled steel bar production facilities. The cold finished steel bar industry has historically been characterized by over-capacity which has created pricing pressure on producers. This pricing pressure is exacerbated by the fact that cold finished bar is a commodity product with little opportunity for differentiation. From a competitive standpoint, these market dynamics place a premium on a competitors ability to produce at a low cost. A low cost producer can achieve strong profits in a market where demand and pricing are high, and can withstand the pricing pressures in a down cycle. Approximately 80% of the cost of goods sold for a producer is material cost. Therefore, to be a low cost producer in this industry, a competitor must be in a position to produce and/or buy raw materials at a price lower than its competitors. Certain low cost competitors of the Company have either made significant investments in production technologies and/or possess integrated bar production capability affording them lower raw material costs. The Company has not made these investments and management believes that such investments might be necessary for the Company to remain a long-term competitor in this industry.

    (2) Absent the significant strategic investments deemed necessary to remain competitive in the cold finished steel bar industry as described in paragraph (1) above, management's view is that the Company's strong recent operating performance may be reflective of the industry being at or near the peak in the current business cycle and, therefore, the Company's stock price may not reach levels much beyond the current level for some time. Downturns in industries comprising the end user markets for the Company's products could have a material adverse effect on the Company's financial condition and results of operations.

    (3) The Merger offers the stockholders of the Company a cash price that represents a premium of approximately 51.5% over the average price range for shares of the Common Stock over the 12 months ended September 30, 1995. Prior to August 11, 1995, shares of Common Stock had not traded above $6.75 per share since October 1989, except for the day of November 14, 1994 when shares of Common Stock traded at $7.25 per share. Based on the Company's current and prospective financial condition, the opportunity to obtain a higher value based on growth in future earnings does not appear to compensate Stockholders for the risk of remaining an independent company.

    (4) A share of Common Stock has historically had a $0.75 to $1.00 "spread" between the bid and the ask price which is reflective of the low trading volume and lack of liquidity in the market for the shares of Common Stock. The average daily trading volume over the 12 months ending August 30, 1995 was 3,128 shares and it was not uncommon for several days to pass without any trading activity whatsoever. The lack of liquidity suggests that a current selling Stockholder would incur at least a $0.75 to $1.00 per share discount to the price buyers would pay. Further, it is likely that selling Stockholders would incur an additional discount if they were to sell shares in an amount exceeding historical trading volume levels.

    (5) The solicitation and marketing process utilized by TCC in its 15 month endeavor to identify the highest bidder for the Company was comprehensive and thorough and, the Board believes, provides a reasonable basis to conclude that the Merger Consideration represents fair value to the Stockholders. Such an endeavor involved preparing a detailed Memorandum on the Company, contacting over 80 potential acquirors, distributing the Memorandum to all potential acquirors who requested it and signed a Confidentiality Agreement, and conducting extensive negotiations with at least four interested parties.

    (6) The Company received a written opinion dated October 4, 1995 from TCC, the financial advisor to the Company, stating that, subject to the matters set forth therein, the consideration to be received by Stockholders in the Merger is fair to the Stockholders from a financial point of view. See "THE MERGER -- Opinion of the Company's Financial Advisor." TCC has reaffirmed its opinion as of the date of this Proxy Statement.

    (7) The Merger Agreement permits the Board of Directors in the exercise of its fiduciary duties to provide information to and negotiate with other third-party bidders and to terminate the Merger Agreement upon payment by the Company of the Cancellation Fee if the Company were to accept a more favorable offer submitted by another party by November 3, 1995 which was not conditioned on obtaining financing.

    (8) The Board of Directors believes that BRW is highly committed to completing the proposed Merger, as evidenced by the structure of a cash offer and the absence of a financing contingency, supported by a "highly confident" letter from Merrill Lynch, Pierce, Fenner & Smith Incorporated. In addition, BRW has a strong strategic interest in acquiring the Company, based upon the fact that the Company was a former major customer of the BRW mills and upon BRW's desire to integrate forward into cold finished steel bar production.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

TCC is an investment banking firm which provides financial services in connection with a wide range of business transactions. As part of its business, it provides investment banking and financial advisory (including valuation) services in various transactions, including mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, and private placements.

The Company retained TCC to render an opinion to the Board of Directors of the Company evaluating the fairness, from a financial point of view, of the aggregate consideration to be paid to the Stockholders pursuant to the Merger Agreement. TCC was selected based upon the Company's past experience with TCC, as described above, and upon the recommendation of the Chairman of the Board. In connection with the review by the Company's Board of Directors of the Merger Agreement, and the consideration to be paid to the Stockholders pursuant thereto, TCC rendered a written opinion on September 13, 1995 in connection with the First Merger Agreement and a subsequent written opinion on October 4, 1995 (the "Opinion"), to the effect that as of the date of such opinions, based on TCC's review and assumptions and subject to the limitations described therein, the consideration to be paid to the Stockholders pursuant to the Merger Agreement was fair from a financial point of view to the Stockholders. The full text of the Opinion is attached to this Proxy Statement as Annex C. The Stockholders are urged to read the Opinion carefully and in its entirety for a description of the procedures followed and the factors considered by TCC. TCC has reconfirmed its Opinion as of the date of this Proxy Statement. A condition to the Company's obligation to close the Merger is that TCC reconfirm its Opinion as of the Effective Time.

In arriving at the Opinion, TCC: (i) reviewed the terms and conditions of the Merger Agreement; (ii) reviewed audited and unaudited historical and projected financial and other information about the Company which was provided to TCC by the Company; (iii) reviewed assumptions as to the Company's prospective financial results, which management of the Company had represented to TCC as being reasonable; (iv) interviewed senior management of the Company and discussed with them their estimates of the Company's existing business prospects and their outlook as to the future of the Company's business and the industry in which the Company participates; (v) reviewed certain financial, stock market and other information of publicly-traded companies TCC considered similar to the Company; (vi) reviewed information on certain recent merger and acquisition transactions that TCC considered relevant; and (vii) made such other financial analyses and investigations as TCC deemed necessary. In addition to the foregoing, TCC considered such other financial, economic and market criteria as TCC deemed necessary in arriving at its Opinion.

In rendering the Opinion, TCC advised the Company that it did not assume any responsibility for independent verification of any of the foregoing information and relied on its being complete and accurate in all material respects. With respect to the financial forecasts, TCC assumed that they were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. TCC also assumed, without accepting responsibility for independent verification, that the statements made to it by management of the Company were true and correct. TCC also stated that the Opinion is based on circumstances existing and disclosed as of the date of the Opinion. In addition, TCC did not make an independent valuation or appraisal of the assets of the Company, nor was it furnished with any such evaluations or appraisals.

In presenting its Opinion, TCC advised the Company that it conducted an extensive solicitation and marketing process whereby a comprehensive Memorandum describing the Company and the investment highlights of the Company was distributed to a targeted group of potential acquirors approved by the Board. Over 80 potential acquirors were contacted over the course of 15 months prior to entering into the Merger Agreement and the price reflected in the Merger Agreement was the highest price and considered to be the best offer among all those received.

In addition, TCC advised the Company that it performed a variety of financial and comparative analyses, including a discounted cash flow analysis, an analysis of comparable publicly-traded companies and recent sale of control transactions. The valuation analyses summarized below indicated an implied range of equity values from $5.36 to $8.25 per share which is lower than the $9.50 price per share provided for in the Merger Agreement. The summary of such analyses below does not purport to be a complete description of such analyses underlying the Opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the applications of those methods to the particular circumstances, and therefore such an opinion is not readily susceptible to summary description. In arriving at its Opinion, TCC has advised the Company that it believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinions. In its analyses, TCC made numerous assumptions with respect to the Company, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

DISCOUNTED CASH FLOW ANALYSIS. TCC performed a discounted cash flow analysis ("DCF") whereby the projected future cash flows of the Company's business were discounted back to the present at an estimate of the Company's weighted average cost of capital in order to arrive at an estimate of a "controlling interest" value. The projections were prepared by management of the Company and reflected management's best estimate of the future cash flows of the Company's business. They reflected a moderate amount of cyclicality in the cold finished steel market but did not project the severe downturns characteristic of the steel bar industry and the Company during the past several cycles. The discount rates used in this analysis were an estimate of the Company's weighted average cost of capital, ranging from 10.2% to 12.4%. In deriving the Company's weighted average cost of capital, TCC assumed that the Company would maintain the expected capital structure at the end of its last fiscal year (September 30, 1995) of approximately 40% debt and 60% equity. The cost-of-debt assumptions were based on the Company's current borrowing cost of approximately 8%. The Company's cost of equity was estimated between 13.8% and 17.5% based on various assumptions including a measurement of business specific risk relative to the market as a whole (Beta). An additional assumption made in this analysis is the calculation of a terminal value which reflects the present value of the expected future cash flows beyond the last projected year. In deriving the terminal value, TCC used a value which represented approximately 4.3 to 5.2 times EBITDA (earnings before interest, taxes, depreciation and amortization). This multiple was based on an examination of the range of valuation multiples for comparable public companies. See "THE MERGER -- Opinion of the Company's Financial Advisor -- Analysis of Comparable Publicly Traded Companies." The results of this analysis implied an equity value of approximately $5.36 to $7.61 per share.

ANALYSIS OF RECENT CONTROL TRANSACTIONS. TCC reviewed recent transactions within the steel industry in which a majority ownership position was purchased. TCC analyzed those transactions involving businesses related to the Company's business. These "control transactions" were analyzed to provide a reference point as to the total enterprise value multiples for the Company. The most comparable recent transaction was the sale of Niagara to IMAC which closed on August 16, 1995. This transaction yielded an enterprise value multiple of EBITDA and EBIT for the twelve months ended March 31, 1995 of 5.4x and 6.7x respectively. Based on the Company's EBITDA and EBIT for the same 12-month period of approximately $9.9 million and $8.0 million, respectively, the foregoing multiples suggest an implied enterprise value (which includes equity value plus outstanding debt assumed) for the Company of approximately $53.5 million (5.4 X $9.9 million) and $53.6 million (6.7 X $8.0 million), respectively, and an implied equity value of approximately $7.55 to $7.60 per share.

ANALYSIS OF COMPARABLE PUBLICLY TRADED COMPANIES. TCC examined companies that possessed general business operations and financial characteristics comparable to the Company and concluded that there were no public companies directly comparable to the Company. The publicly-traded companies which compared most similarly included: Birmingham Steel, Kentucky Electric Steel, National-Standard, Northwestern Steel & Wire, Quanex, Republic Engineered Steels, Shiloh Industries, Steel Technologies and UNR Industries. With respect to these companies, TCC compared common stock price per share as a multiple of projected fiscal 1996 earnings per share ("EPS"). These multiples ranged between 3.4x and 11.7x (with a median of 7.0x). Based on the Company's estimated EPS for the same period of $1.27 per share, the median of the foregoing multiples suggest an implied equity value for the Company of approximately $8.90 per share (7.0 X$1.27 million). It was the opinion of TCC that due to reasons relating to size, historical operating performance, competitive positioning in the industry and lack of liquidity in the stock, the

Company would be valued at a multiple below the median of the comparable group. With this in mind, TCC believed that an EPS multiple of 6.0x to 6.5x was more appropriate for the Company. Using these multiples suggests an implied equity value of approximately $7.60 to $8.25 per share.

FEES PAYABLE TO TCC. Pursuant to an engagement letter entered into in June 1994, as amended in September 1995, between the Company and TCC (the "Engagement Letter"), the Company agreed to pay TCC, upon delivery of the Opinion, a non-refundable fee of $75,000 which will be credited against any other fees payable pursuant to the Engagement Letter. In addition, if a sale transaction is consummated, the Company has agreed to pay TCC a completion fee equal to 1% of the transaction value (which includes the Merger Consideration payable for outstanding shares of Common Stock, the amounts payable for outstanding stock options and stock equivalency units, and the interest-bearing debt of the Company) less the $75,000 fee already paid. Based on the Merger Consideration being payable for 3,969,518 outstanding shares of Common Stock, the amounts payable for outstanding options to purchase shares of Common Stock which are exercisable at a price per share less than $9.50, the number of stock equivalency units as of September 30, 1995, and the Company's $17,500,000 of debt as of September 30, 1995, that completion fee is expected to be $554,660 (before deduction of the $75,000 already paid).

In addition, pursuant to the Engagement Letter, whether or not a transaction is consummated, the Company will pay TCC's reasonable out-of-pocket expenses, including reasonable fees and disbursements of its legal counsel, up to $25,000. The Company also agreed to indemnify TCC, its agents, employees, officers, directors and control persons against losses, claims, damages, liabilities and expenses arising out of or based upon its engagement under the Engagement Letter.

In the past, TCC has separately performed certain investment banking services for the Company and received customary fees for such services. In the ordinary course of its business, TCC and its affiliates may actively trade securities of the Company for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

See also "THE MERGER -- Background and Reasons for the Merger" regarding TCC's prior engagement with the Company for which it was paid a fee of $25,000.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain federal income tax consequences of the Merger to Stockholders. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated and proposed thereunder, judicial authority and administrative rulings and practice as in effect on the date hereof, all of which are subject to change, possibly on a retroactive basis.

The federal income tax consequences of the Merger to any particular Stockholder may be affected by such Stockholder's personal investment circumstances or by matters not addressed in this discussion. For example, certain Stockholders may be subject to special treatment under the federal income tax laws (for example, life insurance companies, tax-exempt organizations, foreign corporations and nonresident alien individuals) or may have acquired their shares through the exercise of employee stock options or other compensation arrangements. Moreover, this discussion does not address any aspect of foreign, state, local or estate and gift taxation which may be applicable to a Stockholder.

The receipt of cash by a Stockholder pursuant to the Merger or pursuant to the exercise of appraisal rights (see "APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS") will be a taxable event for federal income tax purposes (and may also be taxable under applicable state, local, foreign or other tax laws). In general, a Stockholder will recognize a gain or loss equal to the difference, if any, between the Stockholder's adjusted tax basis in his or her shares of Common Stock, and the amount of cash received in exchange therefor. Gain or loss ordinarily will be calculated separately for each block of shares. A Stockholder who is not exercising his or her appraisal rights generally will recognize such gain or loss at the Effective Time. Such gain or loss generally will be capital gain or loss if such shares of Common Stock are held as capital assets and will be long-term capital gain or loss if such shares of Common Stock are held as capital assets and if, on the date of the Merger, the Stockholder's holding period for such shares exceeds one year.

Pursuant to the Merger Agreement, all options will be cancelled and the Company will pay to each holder thereof, net of any withholding taxes, an amount in respect of each such option equal to the product of (a) the excess, if any, of the Merger Consideration over the exercise price of such option and (b) the number of shares of Common Stock subject to such option. The cash realized by holders of options will be taxed to them as ordinary income.

Pursuant to the Merger Agreement, each outstanding stock equivalency account of the Company under the Directors' Deferred Compensation Plan will be cancelled in exchange for the right to receive from the Company a cash payment, net of any withholding taxes, equal to the product of (a) the Merger Consideration multiplied by (b) the number of units (including fractional units) equivalent to shares of Common Stock in such stock equivalency account. The cash realized by holders of stock equivalency accounts will be taxed to them as ordinary income.

The receipt of cash pursuant to the Merger (or exercise of appraisal rights) also may be subject, under certain circumstances, to "backup withholding" at a 31% rate. Backup withholding generally applies if the taxpayer (i) fails to furnish a social security or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) fails to report properly interest or dividends, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is such taxpayer's correct number and that the taxpayer is not subject to backup withholding. Backup withholding is not an additional tax; rather, any amounts so withheld may be credited against the federal income tax liability of the Stockholder subject to the withholding or may be refunded by the Internal Revenue Service.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY. IT IS NOT A SUBSTITUTE FOR INDEPENDENT TAX ADVICE BASED UPON A STOCKHOLDER'S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, STOCKHOLDERS OF THE COMPANY ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM.

ACCOUNTING TREATMENT

It is expected that the Merger will be accounted for as a purchase in accordance with generally accepted accounting principles.

FEES AND EXPENSES

The Company has paid BRW $1,000,000 as consideration for entering into the Merger Agreement. The Merger Agreement provides that, except with respect to the payment of BRW's and Merger Sub's expenses if the Merger Agreement is terminated under certain circumstances, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses. The Merger Agreement also provides, under certain circumstances, for the payment of a termination fee by either the Company or BRW. See "THE MERGER AGREEMENT -- Termination Fees." The Company has paid certain fees to TCC and will be obligated to pay additional fees to TCC if the Merger is consummated. See "THE MERGER -- Opinion of the Company's Financial Advisor -- Fees Payable to TCC." See "THE OPTION AGREEMENT -- Cancellation Fee" with respect to a cancellation fee and expenses payable to Merger Sub by the Option Agreement Stockholders under certain circumstances.

REGULATORY APPROVAL

Under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act") and the rules promulgated thereunder by the Federal Trade Commission ("FTC"), the Merger may not be consummated until notification has been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and certain waiting period requirements have been satisfied. Pursuant to the HSR Act, the Company and BRW filed notification and report forms with the FTC and the Antitrust Division on November 8, 1995, and requested early termination of the waiting period. On November 17, 1995, the Company and BRW were advised by the FTC that such request was granted.

At any time before or after the consummation of the Merger, federal and state antitrust and other governmental authorities may take such action under the antitrust laws as they deem necessary or desirable in the public interest. Such action might include seeking to enjoin the consummation of the Merger. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

THE MERGER AGREEMENT

THE FOLLOWING IS A SUMMARY OF THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SUCH SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT. STOCKHOLDERS ARE URGED TO REVIEW THE MERGER AGREEMENT CAREFULLY AND IN ITS ENTIRETY. CAPITALIZED TERMS WHICH ARE NOT OTHERWISE DEFINED IN THIS SUMMARY HAVE THE MEANINGS SET FORTH IN THE MERGER AGREEMENT.

GENERAL

The Merger Agreement provides for the merger of Merger Sub with and into the Company. The Company will be the "Surviving Corporation" of the Merger and shall succeed to and assume all rights and obligations of Merger Sub. As a result of the Merger, the Company will become a wholly owned subsidiary of BRW. In connection with the Merger, the Stockholders, other than BRW, Merger Sub, and those Stockholders who perfect dissenters' rights in accordance with the DGCL, will receive the Merger Consideration described below. See "APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS."

CLOSING; EFFECTIVE TIME

The closing of the Merger will take place as soon as practicable after the day upon which all conditions to consummation of the Merger are satisfied or waived. See "THE MERGER AGREEMENT -- Conditions to Consummation of the Merger." The Effective Time of the Merger will occur upon the filing of a Certificate of Merger with the Office of the Secretary of State of the State of Delaware and acceptance thereof by the Secretary of State as required by the DGCL or at such later date as may be specified in the Certificate of Merger. It is anticipated that such Certificate will be filed as soon as practicable after the approval and adoption of the Merger Agreement by the Stockholders at the Special Meeting and the fulfillment or, where applicable, waiver of all conditions to the Merger. If, among other things, the Merger is not consummated on or prior to January 31, 1996, the Merger Agreement may be terminated in accordance with its terms. No waiver of a condition or termination of the Merger Agreement will require the vote or consent of the holders of shares of Common Stock. Such a waiver will require the vote or consent of the Company's Board of Directors. The Merger Agreement provides that the stock transfer books of the Company shall be closed at the Effective Time and no transfer of shares of Common Stock shall thereafter be made.

MERGER CONSIDERATION

In connection with the Merger, each outstanding share of Common Stock at the Effective Time (except those shares held by the Company as treasury shares or by BRW, Merger Sub or any direct or indirect subsidiary of BRW, and shares for which appraisal rights have been perfected in accordance with the DGCL) will be converted into the right to receive $9.50 in cash, without interest. Each share of Common Stock owned by BRW, Merger Sub or any direct or indirect subsidiary of BRW or held by the Company as treasury shares shall be cancelled without consideration.

Each issued and outstanding share of Merger Sub will automatically be converted into one share of common stock, $.01 par value per share, of the Surviving Corporation.

Promptly after the Effective Time, the Surviving Corporation shall cause letters of transmittal to be mailed by United States Trust Company of New York (the "Disbursing Agent") to each holder of record of a stock certificate (a "Certificate") which immediately prior to the Effective Time represented issued and outstanding shares of Common Stock, accompanied by instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. After receipt of such transmittal form, each holder of Certificates should surrender such Certificates together with a duly executed letter of transmittal, completed in accordance with the instructions thereto, to the Disbursing Agent. Each such holder will receive in exchange for the Certificates surrendered, in cash, the product of the Merger Consideration and the number of shares of Common Stock represented by the Certificates so surrendered by such holder. The Certificates so surrendered will forthwith be cancelled. STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

When Certificates and a validly completed and duly executed letter of transmittal and any other required documents are received and confirmed by the Disbursing Agent prior to 12:00 noon on a business day, the Disbursing Agent is to mail a check to the Stockholder for the Merger Consideration with respect to the shares of Common Stock represented by such Certificates not later than the next business day (or within 72 hours if more than 100 Stockholders of record tender their Certificates on the same day). If the person surrendering such Certificates and documents shall request that the check for the Merger Consideration be made available for delivery at the Disbursing Agent's office, the Disbursing Agent is to make such check available for delivery at its office not later than 12:00 noon on the next business day (or within 72 hours if more than 100 Stockholders of record tender their Certificates on the same day). Certificates and documents received by the Disbursing Agent after 12:00 noon on a business day shall be deemed received by the Disbursing Agent prior to 12:00 noon on the following business day.

After the Effective Time, the holder of a Certificate formerly representing shares of Common Stock will cease to have any rights as a Stockholder of the Company, and such Stockholder's sole right will be to receive the Merger Consideration with respect to such shares. No transfer of shares outstanding immediately prior to the Effective Time will be made on the stock transfer books of the Surviving Corporation after the Effective Time.

In no event will holders of shares of Common Stock be entitled to receive any interest on the aggregate Merger Consideration to be distributed to them in connection with the Merger.

TREATMENT OF STOCK OPTIONS AND STOCK EQUIVALENCY UNITS

At the Effective Time, each option to purchase shares of Common Stock that is outstanding immediately prior to the Effective Time shall be cancelled in exchange for the right to receive from the Company a cash payment equal to the product of (a) the positive difference (if any) between the Merger Consideration and the per share exercise price for such option, multiplied by (b) the number of shares of Common Stock issuable upon exercise of such option. As of the date hereof, there are outstanding options entitling the holders thereof to purchase 52,500 shares of Common Stock at an exercise price of $5.50 per share. As of the date hereof, there are also outstanding options entitling the holders thereof to purchase an additional 85,000 shares of Common Stock at an exercise price exceeding $9.50 per share. Holders of options with an exercise price in excess of

$9.50 per share will not be entitled to any payments for such options in the Merger. At the Effective Time, all rights of any option holder to purchase shares of Common Stock will cease except the right, if any, to receive the payment described above.

At the Effective Time, each outstanding stock equivalency account of the Company under the Directors' Deferred Compensation Plan will be cancelled in exchange for the right to receive from the Company a cash payment equal to the product of
(a) the Merger Consideration multiplied by (b) the number of units (including fractional units) equivalent to shares of Common Stock in such stock equivalency account. The number of units in the one outstanding stock equivalency account as of September 30, 1995 is 4,790.466. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER -- Stock Options and Stock Equivalency Units."

See "THE MERGER AGREEMENT -- Resale Provisions" for an explanation of the potential right of holders of stock options and stock equivalency accounts to receive additional consideration in the event of certain resales prior to October 4, 1996.

REPRESENTATIONS AND WARRANTIES

The Merger Agreement contains various customary representations and warranties of the Company relating to, among other things: (i) the Company's organization and similar corporate matters; (ii) the capitalization of the Company; (iii) the subsidiaries of the Company; (iv) the execution, delivery and performance of the Merger Agreement by the Company, the legality, validity and enforceability thereof against the Company, and the non-contravention of, and lack of conflict with, the Certificate of Incorporation or By-Laws of the Company or its subsidiaries, the terms of any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment of the Company, or any order, judgment or decree to which the Company or any of its subsidiaries is a party or by which any of them or any of their assets or properties is bound or encumbered, which in any of the foregoing cases would have a material adverse effect on the Company and its subsidiaries taken as a whole or would prohibit or materially interfere with the consummation of the Merger by the Company; (v) the absence of undisclosed litigation and other legal proceedings; (vi) documents filed by the Company with the SEC and the accuracy of the information contained therein; (vii) the absence of undisclosed liabilities or other obligations; (viii) subject to certain exceptions, absence of certain specified material changes or events; (ix) certain matters regarding patents, licenses, trademarks, copyrights and other intellectual property used by the Company or any of its subsidiaries; (x) certain tax matters; (xi) maintenance of adequate insurance policies for the assets and operations of the Company and its subsidiaries; (xii) certain employment matters; (xiii) certain environmental matters; (xiv) the receipt by the Company of a fairness opinion from TCC, its financial advisor, with respect to the Merger (see Annex C attached to this Proxy Statement), and (xv) entitlement to broker's and finder's fees.

The Merger Agreement also contains certain representations and warranties of BRW and Merger Sub relating to, among other things: (i) their organization and similar corporate matters; (ii) the execution, delivery and performance of the Merger Agreement by BRW and Merger Sub, the legality, validity and enforceability thereof against BRW and Merger Sub, and the non-contravention of, and lack of conflict with, the organizational documents of BRW and Merger Sub, the terms of any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment of BRW or Merger Sub, or any order, judgment or decree to which BRW or Merger Sub or any of BRW's other subsidiaries is a party or by which it or any of its assets or properties is bound or encumbered, which in any of the foregoing cases would have a material adverse effect on BRW and its subsidiaries taken as a whole or would prohibit or interfere with the consummation of the Merger by BRW or Merger Sub; and (iii) entitlement to brokers and finders fees.

None of the representations and warranties described above or contained in the Merger Agreement will survive the Effective Time of the Merger.

BRW fully and unconditionally guarantees the performance by Merger Sub and by any assignee of Merger Sub of all of Merger Sub's representations, warranties, covenants and undertakings set forth in the Merger Agreement.

CONDUCT OF BUSINESS OF THE COMPANY PRIOR TO THE EFFECTIVE TIME

Pursuant to the Merger Agreement, the Company has agreed that, among other things, prior to the Effective Time, it will conduct its business in the ordinary course consistent with past practice and it will not, without the prior written consent of BRW: (i) amend its Certificate of Incorporation or By-Laws;
(ii) issue or otherwise dispose of any debt or equity securities of the Company, except pursuant to existing obligations; (iii) split, combine, reclassify or otherwise modify the terms and provisions of any of its debt or equity securities, declare, set aside or pay any dividend or other distribution in respect of its debt or equity securities or redeem or otherwise acquire any of its debt or equity securities except as contemplated by the Merger Agreement;
(iv) acquire or dispose of any material properties or assets other than in the ordinary course of business; (v) except for the negotiation and execution of the renewal of the union contract or contracts at the Company's facility in Harvey, Illinois, enter into or amend any consulting agreement or other agreements with employees, increase the compensation payable or to become payable by the Company to any of its officers, employees or agents over the amount payable as of the date of the Merger Agreement, adopt or amend any employee benefit plan or arrangement, or make any advances to employees (other than for reimbursable expenses), except as generally consistent with the Company's existing guidelines and in the ordinary course of business; (vi) except for borrowings under the Company's current lines of credit and guarantees of indebtedness of subsidiaries of the Company, incur any indebtedness or guarantee or agree to guarantee the obligations of others; (vii) fail to pay or otherwise satisfy its monetary obligations as they become due, except where the consequences of failure to pay are not material to the Company and its subsidiaries taken as a whole; or (viii) cancel, materially amend or fail to renew any insurance policy.

ACQUISITION PROPOSALS

From the date of the Merger Agreement until the Effective Time, the Company has agreed, and has agreed to cause its subsidiaries, officers, directors, employees, agents, advisors or other representatives or consultants not to, directly or indirectly, take any action to encourage, solicit, initiate, engage or participate in discussions or negotiations with or provide information to any person or entity (other than BRW or Merger Sub) in connection with any Alternative Proposal. An "Alternative Proposal" is defined as any offer, proposal or other transaction involving a tender offer, exchange offer, merger, consolidation, business combination, sale of substantial assets, sale of securities, liquidation, dissolution, or similar transaction involving the Company or any of its subsidiaries.

Notwithstanding the above, neither the Company nor its Board of Directors is prohibited from (i) taking and disclosing a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated by the SEC under the Exchange Act, or (ii) furnishing information or access to any person or entity that the Board determines in good faith may become a Qualified Bidder (as hereinafter defined) making an unsolicited request therefor, or engaging in discussions and negotiations with any such person or entity if the Board determines in its good faith judgment that such action is required for the Board to comply with its fiduciary duties to shareholders imposed by law. The Company is required to notify BRW immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company. A "Qualified

Bidder" is defined as a person or entity (A) whose Alternative Proposal is only subject to ordinary and customary conditions for consummation and is not subject to any condition as to financing and (B) who submits an Alternative Proposal in writing no later than November 3, 1995.

RESALE PROVISIONS

Merger Sub has agreed that if, prior to October 4, 1996, Merger Sub or any assignee of Merger Sub, the Company or the Surviving Corporation enters into an agreement to (i) sell or exchange all or substantially all of the Common Stock of the Company or the Surviving Corporation to or with, (ii) merge or consolidate the Company or the Surviving Corporation with, or (iii) sell substantially all the assets of the Company or the Surviving Corporation to, an unaffiliated third party, Merger Sub or any assignee of Merger Sub, the Company or the Surviving Corporation will jointly promptly use their commercially reasonable efforts to pay each Stockholder whose shares of Common Stock were converted to the right to receive the Merger Consideration (including any Option Agreement Stockholder), each option holder and each owner of a stock equivalency account entitled to payment pursuant to the Merger Agreement, an amount equal to fifty percent (50%) of such person's pro rata share of the difference between
(a) the Aggregate Transaction Value (as defined in Section 4.11 of the Merger Agreement) received by the seller in such transaction and (b) $62,000,000.

CONDITIONS TO CONSUMMATION OF THE MERGER

The respective obligations of the Company, BRW and Merger Sub to consummate the Merger are subject to the satisfaction or, where applicable, waiver, at or prior to the Effective Time of the following conditions: (i) the approval by the Stockholders of the Company of the Merger Agreement and the transactions contemplated thereby; (ii) the absence of any statute, rule, regulation, executive order, decree, ruling or preliminary or permanent injunction enacted, entered or promulgated by any court or governmental authority preventing the consummation of the Merger; and (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (early termination of the waiting period was granted on November 17, 1995).

The obligation of the Company to consummate the Merger is further subject to the satisfaction or waiver of the following conditions: (i) the reconfirmation, as of the Effective Time, of the fairness opinion issued by TCC, the Company's financial advisor; and (ii) receipt by the Company of a letter or letters from a valuation firm acceptable to the Company as to the solvency of the Company and its subsidiaries and the Surviving Corporation on a consolidated basis after giving effect to BRW's proposed financing of the Merger and the transactions contemplated by the Merger Agreement.

TERMINATION

The Merger Agreement may be terminated at any time prior to the Effective Time, whether or not it has been approved by the Stockholders of the Company:

        (i)  by mutual consent of the parties;

        (ii) by BRW if: (a) the Company withdraws or modifies publicly its approval or recommendation of the Merger Agreement, including by the approval of any offer by any other person, or takes any public position inconsistent with such approval or recommendation or fails to reconfirm publicly such approval or recommendation within 10 business days of a request for such reconfirmation by BRW or Merger Sub, or if the Board of Directors resolves to do any of the foregoing, (b) any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) other than BRW, Merger Sub or any of their respective subsidiaries becomes the beneficial owner of 45% or more of the shares of Common Stock, (c) except for the claims alleged in the Stelco Lawsuit as of October 4, 1995 (see "LITIGATION MATTERS -- Stelco Lawsuit"), Stelco takes any legal action or engages in transactions which, in the reasonable judgment of BRW, will have the effect of preventing the Merger or the transactions contemplated by the Merger Agreement from being consummated on or before January 31, 1996, other than failing to vote for the Merger Agreement and the transactions contemplated thereby,
        (d) a tender or exchange offer is commenced by any third party to acquire 20% or more of the capital stock of the Company at a price in excess of $9.50 per share, or (e) there has been a breach in any material respect by the Company of any representation or warranty contained in the Merger Agreement;

        (iii) by the Company if: (w) the closing shall not have taken place by January 31, 1996, (x) the representations and warranties of BRW and Merger Sub contained in the Merger Agreement shall not be true and correct which shall materially impair BRW's or Merger Sub's ability to perform under the Merger Agreement, or BRW or Merger Sub shall have breached in any material respect any of their obligations, covenants or agreements under the Merger Agreement which shall materially impair their ability to perform under the Merger Agreement, (y) subject to the payment of the Cancellation Fee (as defined below), a Qualified Bidder makes a bona fide offer on or before November 3, 1995, which offer the Company's Board determines in good faith and in the exercise of its fiduciary duties is more favorable to the Stockholders than the Merger, provided that the Company shall have given BRW at least five calendar days' prior written notice of its intent to terminate the Merger Agreement as a result of such offer and BRW shall not have, within such five-day period, notified the Company that it will match such other offer, or (z) subject to the payment of the Cancellation Fee, the Company elects not to close due to its failure to receive the reconfirmation of the fairness opinion of TCC, its financial advisor; or

        (iv) by either BRW or the Company if: (aa) the conditions to the obligations of the other party to consummate the Merger have not been satisfied by January 31, 1996, (bb) if a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, which is still in effect on January 31, 1996, or (cc) if Stelco shall have exercised all of its rights of first refusal or matching rights under the First Refusal Agreement (see "THE FIRST REFUSAL AGREEMENT") with respect to all shares of Common Stock held by the Option Agreement Stockholders.

TERMINATION FEES

The Company will pay to BRW a fee equal to $3,000,000 plus the amount, not to exceed $400,000, of all costs and expenses incurred by BRW and Merger Sub relating to the Merger Agreement and the transactions contemplated thereby (such aggregate amount is the "Cancellation Fee"), in the event that (i) the Company terminates the Merger Agreement because (a) a Qualified Bidder makes a bona fide offer on or before November 3, 1995, which offer the Company's Board determines in good faith and in the exercise of its fiduciary duties is more favorable to the Stockholders than the Merger, provided that the Company has given BRW at least five calendar days' prior written notice of its intent to terminate the Merger Agreement as a result of such offer and BRW has not, within such five-day period, notified the Company that it will match such other offer, or (b) the Company elects not to close due to the non-receipt, as of the Effective Time, of the reconfirmed fairness opinion of TCC, its financial advisor, that is required as a condition to closing; or (ii) BRW or Merger Sub terminates the Merger Agreement because (x) except for the claims alleged as of October 4, 1995 in the Stelco Lawsuit, Stelco takes any legal action or engages in transactions which, in the reasonable judgment of BRW, will have the effect of preventing the Merger or the transactions contemplated by the Merger Agreement from being consummated on or before January 31, 1996, or (y) any third party commences a tender or exchange offer to acquire 20% or more of the capital stock of the Company at a price greater than $9.50 per share. Such Cancellation Fee constitutes liquidated damages for any breach, other than an intentional breach, of the Merger Agreement by the Company.

BRW will pay to the Company a fee equal to $2,000,000 (the "Company Damages Amount") in the event that, unless BRW shall have previously terminated the Merger Agreement pursuant to its termination rights, the Company terminates the Merger Agreement on account of the failure of BRW to consummate the Merger by January 31, 1996 when the conditions to BRW's obligation to close have otherwise been satisfied by such date. See "THE MERGER AGREEMENT -- Conditions to Consummation of the Merger" and "-- Termination." Such Company Damages Amount constitutes liquidated damages for any breach, other than an intentional breach, of the Merger Agreement by BRW. Any failure by BRW to obtain financing for the Merger will not be deemed to be an intentional breach of the Merger Agreement.

TENDER OFFER

Under the Merger Agreement, BRW has the right to commence a cash tender offer (the "Tender Offer") to purchase any and all of the outstanding shares of Common Stock at a price equal to or in excess of $9.50 per share on terms and conditions no less favorable to tendering stockholders than those provided in the Merger Agreement to close the Merger. The terms of the Merger Agreement would remain in full force and effect to the extent applicable to such Tender Offer.

AMENDMENTS AND WAIVERS

Any provision of the Merger Agreement may be waived at any time by the party which is, or whose stockholders are, entitled to the benefits thereof, and the Merger Agreement may be amended or supplemented at any time by an instrument in writing signed on behalf of the parties thereto, provided that (a) any such waiver or amendment shall be effective as against the Company only if approved by a majority of the Board of Directors of the Company, and (b) after the Merger Agreement has been approved by the Stockholders, no such amendment shall reduce the amount or change the consideration to be paid to the Stockholders or alter or change any of the terms or conditions of the Merger Agreement if such alteration or change would adversely affect the Stockholders.

EXPENSES

The Company has paid BRW $1,000,000 as consideration for entering into the Merger Agreement. In addition, the Merger Agreement provides that, except with respect to the payment of BRW's and Merger Sub's expenses of up to $400,000 if the Merger Agreement is terminated under certain circumstances, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses. See "THE MERGER AGREEMENT -- Termination Fees." However, the Option Agreement Stockholders have agreed to pay up to $250,000 of the expenses of Merger Sub, BRW or their affiliates incurred in connection with the Merger and the Option Agreement if the Option Agreement is terminated under certain circumstances. See "THE OPTION AGREEMENT -- Cancellation Fee."

THE OPTION AGREEMENT

THE FOLLOWING IS A SUMMARY OF THE OPTION AGREEMENT, A COPY OF WHICH IS ATTACHED AS ANNEX D TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SUCH SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPTION AGREEMENT. STOCKHOLDERS ARE URGED TO REVIEW THE OPTION AGREEMENT CAREFULLY AND IN ITS ENTIRETY. CAPITALIZED TERMS WHICH ARE NOT OTHERWISE DEFINED IN THIS SUMMARY HAVE THE MEANINGS SET FORTH IN THE OPTION AGREEMENT.

GENERAL

As stated above, BRW conditioned its entering into the First Merger Agreement upon obtaining an agreement from the Option Agreement Stockholders providing for, among other things, such Stockholders' grant to Merger Sub of an option to purchase certain outstanding shares of Common Stock, a commitment of those Stockholders to vote in favor of the merger contemplated by the First Merger Agreement, and payment to Merger Sub by such Stockholders of a cancellation fee and reimbursement of expenses under certain circumstances (in addition to the termination fee and reimbursement of expenses payable by the Company to BRW under certain other circumstances pursuant to the First Merger Agreement). Accordingly, to induce BRW to enter into the First Merger Agreement, certain present and former officers and key employees of the Company, certain of their spouses and trustees of certain trusts established for the benefit of their families (the "Option Agreement Stockholders"), who collectively own 1,520,759 shares of Common Stock (approximately 38.3% of the outstanding shares of Common Stock), entered into a stock option agreement dated as of September 16, 1995 (the "First Option Agreement") with BRW and Merger Sub, providing for, among other things, the granting to Merger Sub of an option to purchase 774,059 of their shares of Common Stock for $7.75 per share, the same price per share that would have been payable to all Stockholders pursuant to the First Merger Agreement. The First Option Agreement also required the Option Agreement Stockholders to vote their 774,059 shares of Common Stock that were subject to the First Option Agreement for the approval and adoption of the First Merger Agreement and the transactions contemplated thereby, and to pay Merger Sub, under certain circumstances, an aggregate cancellation fee of $1,250,000 and to reimburse Merger Sub for the expenses of up to $250,000 incurred by BRW, Merger Sub and their affiliates in connection with the proposed merger and the transactions contemplated thereby.

In connection with the entering into of the Merger Agreement, BRW, Merger Sub and the Option Agreement Stockholders entered into an Amended Stock Option Agreement dated as of October 4, 1995, as amended (the "Option Agreement") to reflect the new $9.50 price per share payable to all Stockholders pursuant to the Merger Agreement. The Option Agreement, which superseded the First Option Agreement, generally includes the same provisions (other than the price per share) as were contained in the First Option Agreement, including the Option Agreement Stockholders' agreement to vote 774,059 of their shares of Common Stock for the Merger Agreement and to pay a cancellation fee and reimbursement of expenses under certain circumstances.

The Option Agreement Stockholders are the 10 original Stockholders of the Company and certain of their spouses and trustees of certain trusts established for the benefit of their families. Those persons are also parties to the First Refusal Agreement entered into among such persons, the Company and Stelco. The names of, and other information regarding, the Option Agreement Stockholders are set forth in Note (6) to the table under "INFORMATION REGARDING THE COMPANY -- Security Ownership of Principal Stockholders." See also "THE FIRST REFUSAL AGREEMENT," "INTERESTS OF CERTAIN PERSONS IN THE MERGER -- Holdings of Company Common Stock" and "INFORMATION REGARDING THE COMPANY -- Security Ownership of Management" and "-- Security Ownership of Principal Stockholders."

Subject to certain conditions described below, each Option Agreement Stockholder granted to Merger Sub an irrevocable option (the "Option") to purchase certain shares of Common Stock beneficially owned by such Option Agreement Stockholder for a price per share equal to the Merger Consideration ($9.50 per share), or any higher price paid for a share of Common Stock in the Merger or in any other merger with the Company and BRW or Merger Sub or pursuant to a tender offer by BRW or Merger Sub. The number of shares of Common Stock of each Option Agreement Stockholder that is governed by the Option Agreement is set forth in the Option Agreement opposite the name of the Option Agreement Stockholder on Schedule A to the Option Agreement. In the aggregate, 774,059 shares of Common Stock (approximately 19.5% of the outstanding shares of Common Stock) are subject to the Option Agreement (such shares are hereinafter referred to as the "Optioned Shares"). Each Option Agreement Stockholder has delivered his or her Optioned Shares to LaSalle National Trust, N.A., as escrow agent (the "Escrow Agent") pursuant to a Stockholder Escrow Agreement dated as of September 19, 1995, as amended as of October 4, 1995, among such Option Agreement Stockholder, Merger Sub and the Escrow Agent.

EXERCISE OF OPTION; RESALE BY STOCKHOLDERS

Merger Sub may exercise the Option with respect to all of the Optioned Shares at any time from the date of the Option Agreement until the earlier of January 31, 1996 or the termination of the Merger Agreement due to a material breach by Merger Sub of its obligations under the Merger Agreement, provided that: (a) Stelco has not purchased the Optioned Shares pursuant to the exercise of Stelco's right of first refusal under the First Refusal Agreement, (b) no preliminary or permanent injunction or other order issued by any court of competent jurisdiction shall be in effect which would prohibit the purchase or delivery of the Optioned Shares, and (c) the waiting period under the HSR Act shall have expired with respect to such purchase and delivery. If, prior to October 4, 1996, any Option Agreement Stockholder (or his or her assignee) or the Company enters into an agreement to sell or exchange all or substantially all of the shares of Common Stock of the Company (including any such sale or exchange pursuant to a merger, tender or exchange offer) held by such Option Agreement Stockholder to or with a third party, such Option Agreement Stockholder shall pay to Merger Sub an amount equal to 50% of (a) the difference between the aggregate consideration received by such Option Agreement Stockholder (net of expenses) with respect to his Optioned Shares in such transaction and (b) the product of $7.75 multiplied by the number of Optioned Shares sold or exchanged by such Option Agreement Stockholder.

VOTING OF SHARES

The Option Agreement Stockholders have agreed to vote all of their 774,059 Optioned Shares on matters as to which each such Option Agreement Stockholder is entitled to vote at a meeting of the Stockholders of the Company, as follows:
(i) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby, (ii) not in favor of any action or agreement which would result in a material breach of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement, and
(iii) against any action or agreement which would impede, interfere with, or attempt to discourage, the Merger.

COVENANTS OF STOCKHOLDERS

During the term of the Option Agreement, each Option Agreement Stockholder has agreed not to (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other transfer, pledge, assignment or other disposition of, any Optioned Shares, except that (a) if required by the terms of the First Refusal Agreement, such Option Agreement Stockholder may sell the Optioned Shares to Stelco pursuant to Stelco's exercise of its rights under the First Refusal Agreement, or (b) the Option Agreement Stockholder, upon at least three days prior written notice to Merger Sub and upon expiration of any rights Stelco may have to purchase the Optioned Shares under the First Refusal Agreement, may sell or transfer the Optioned Shares to a purchaser or transferee that is a citizen of the United States of America or Canada, who does not intend to engage in a change of control transaction with the Company, and who executes with Merger Sub an agreement containing the same terms as the Option Agreement;
(ii) acquire any additional shares of Common Stock of the Company without the prior consent of Merger Sub, other than pursuant to the exercise of existing stock options or similar rights; (iii) enter into a voting agreement with respect to any Optioned Shares; or (iv) initiate discussions or engage in negotiations with any person or entity (other than Merger Sub) concerning any possible acquisition of the Optioned Shares or any possible merger, purchase of assets, purchase of stock or similar transactions involving the Company or any major asset of the Company.

The Option Agreement Stockholders agreed to use their best efforts to cause the restrictions on transfer and the rights of first refusal applicable to the Optioned Shares to terminate, so as to cause such Option Agreement Stockholder's obligations under the Option Agreement to become unconditional and to permit the sale to Merger Sub of the Optioned Shares. On November 30, 1995, the Option Agreement Stockholders gave a notice jointly to Stelco of their desire to transfer all their shares of Common Stock to Merger Sub pursuant to the Option Agreement and the Merger Agreement. Stelco did not exercise its right to purchase such shares within the time period specified in the First Refusal Agreement. The Option Agreement Stockholders also agreed to furnish Merger Sub with copies of all information, correspondence and other documents furnished to or by Stelco or its counsel by or to the Option Agreement Stockholders, the Company or their counsel (as the case may be), and to promptly inform Merger Sub of all actions taken by the Option Agreement Stockholders or Stelco with respect to compliance with the First Refusal Agreement, including efforts to dispose of or settle the Stelco Lawsuit.

RESALE PROVISIONS

Under certain circumstances, Merger Sub, the Company and the Surviving Corporation may have monetary obligations to the Option Agreement Stockholders in the event of a resale of the Optioned Shares or certain transactions involving the Company or the Surviving Corporation. If, before the earlier of the Effective Time or October 4, 1996, Merger Sub enters into an agreement to sell or exchange all or substantially all of the shares of Common Stock of the Company held by Merger Sub or an affiliate of Merger Sub to or with an unaffiliated third party, Merger Sub will pay to each Option Agreement Stockholder an amount equal to 50% of the difference between (a) the aggregate consideration (net of expenses) received by Merger Sub in the transaction with respect to the Optioned Shares and (b) the product of $9.50 multiplied by the number of such Option Agreement Stockholder's Optioned Shares. If, after the Effective Time and prior to October 4, 1996, Merger Sub, the Company or the Surviving Corporation enters into an agreement to (i) sell or exchange all or substantially all of the shares of Common Stock of the Company or the Surviving Corporation to or with, or (ii) merge or consolidate the Company or the Surviving Corporation with, or (iii) sell substantially all of the assets of the Company or the Surviving Corporation to, an unaffiliated third party, then Merger Sub, the Company and the Surviving Corporation will jointly pay to each Option Agreement Stockholder an amount equal to 50% of such Option Agreement Stockholder's pro rata share of the difference between (y) the Aggregate Transaction Value (as defined in Section 5(e) of the Option Agreement) received from such transaction and (z) $62,000,000.

CANCELLATION FEE

In the event that (a) Stelco exercised its rights under the First Refusal Agreement to purchase all of the Optioned Shares (See "THE OPTION AGREEMENT -- Covenants of Stockholders"), or (b) before January 31, 1996 the Board of Directors of the Company terminates the Merger Agreement pursuant to the exercise of its fiduciary duties relating to an offer from a Qualified Bidder and a transaction is subsequently consummated, or (c) before January 31, 1996 a tender or exchange offer shall have been commenced to acquire 20% or more of the shares of Common Stock at a price in excess of $9.50, which tender or exchange offer is subsequently consummated, then each Option Agreement Stockholder must pay to Merger Sub a cash cancellation fee equal to such Option Agreement Stockholder's pro rata share of the sum of (x) $1,250,000 plus (y) all out-of-pocket fees and expenses (not to exceed $250,000) incurred by Merger Sub, BRW or their affiliates in connection with the Merger and the Option Agreement (the "Option Cancellation Fee"). The Option Agreement does not provide for Merger Sub to pay any cancellation fee to the Option Agreement Stockholders under any circumstances.

THE FIRST REFUSAL AGREEMENT

GENERAL

The Option Agreement Stockholders are parties to the First Refusal Agreement dated May 11, 1990, by and among the Option Agreement Stockholders, the Company and Stelco. The First Refusal Agreement was entered into in connection with certain transactions pursuant to which (i) Stelco acquired from the Company what was then 39.3% of the issued and outstanding shares of Common Stock of the Company for $12 per share or $18,717,108; and (ii) CDSC purchased from Stelco its Canadian Drawn Steel Company business unit for $12,393,048.

As of the effective date of the First Refusal Agreement, Stelco and the Option Agreement Stockholders as a group each owned 1,559,759 shares of Common Stock or approximately 39.3% of the then issued and outstanding shares of Common Stock. Stelco currently owns 1,598,759 shares of Common Stock and the Option Agreement Stockholders as a group currently own 1,520,759 shares of Common Stock, or approximately 40.3% and 38.3%, respectively, of the issued and outstanding shares of Common Stock.

As discussed below, the First Refusal Agreement contains provisions (i) relating to the control of the Company and the voting of the shares of Common Stock of the Company owned by Stelco and each Option Agreement Stockholder; and (ii) restricting, by way of rights of first refusal and co-sale rights, the transferability of shares of Common Stock of the Company owned by Stelco and each Option Agreement Stockholder.

The exercise by Stelco of its first refusal rights would have permitted BRW or the Company to terminate the Merger Agreement; however Stelco did not exercise its right to purchase the shares of the Option Agreement Stockholders within the time period specified in the First Refusal Agreement. See "THE MERGER AGREEMENT -- Termination." Such exercise by Stelco would also have obligated the Option Agreement Stockholders to pay to BRW the Option Cancellation Fee. See "THE OPTION AGREEMENT -- Cancellation Fee."

The First Refusal Agreement was intended, in part, to maintain the balance between Stelco and the Option Agreement Stockholders in the management and control of the Company for the periods provided therein. The principal terms of the First Refusal Agreement which are still in effect are summarized below.

DESIGNATION OF DIRECTORS

The First Refusal Agreement provides that the Board of Directors of the Company shall consist of either seven or nine directors. The initial number of directors was set at seven, and such number has not changed to date. While the number of directors was set at seven, and until May 11, 1995, Stelco had the right to designate two directors to be elected to the Board of Directors of the Company, BLSC and CDSC. Until such date, the Option Agreement Stockholders collectively had the right to designate at least the same number of directors as designated by Stelco.

The parties to the First Refusal Agreement also agreed to the election of at least two and not more than three independent directors to the Board of Directors of the Company. The term "independent director" is defined as a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The parties agreed that the following directors of the Company were deemed to be as of the date of the First Refusal Agreement independent directors for purposes of the First Refusal Agreement: Roger G. Fein, Charles P. McLarnon and Dennis W. Sheehan. Those individuals were directors of the Company prior to May 11, 1990 and are presently directors of the Company.

Subsequent to May 11, 1995, (i) the Option Agreement Stockholders collectively have the right to designate at least one director to the Board of Directors of the Company, BLSC and CDSC (the

"Boards") for as long as the Option Agreement Stockholders collectively own at least 15% of the Company's outstanding Shares (as defined below) and (ii) Stelco has the right to designate at least one director to each of the Boards for as long as Stelco owns at least 15% of the Company's outstanding Shares. "Shares" is defined for purposes of the First Refusal Agreement to include the outstanding shares of the Common Stock of the Company directly or indirectly then owned or held or thereafter acquired, whether by purchase, subscription, gift, stock dividends or otherwise, by Stelco or any of the Option Agreement Stockholders, or by certain permitted assignees or by any other person who takes subject to the First Refusal Agreement, and all options, interests, participations or other equivalents of or in a corporation, whether voting or non-voting, including common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more of all of the foregoing.

Pursuant to the First Refusal Agreement, Stelco has designated George Binnie and Karl H. Reitz as its choices for directors of the Company and BLSC. Messrs. Binnie and Reitz are Class I and Class II directors, respectively, whose terms expire at the time of the Company's 1996 and 1997 annual meeting of stockholders, respectively, or when their successors shall have been duly elected and qualified.

PERMITTED TRANSFERS; RIGHTS OF FIRST REFUSAL; CO-SALE AND MATCHING RIGHTS

The First Refusal Agreement prohibits an Option Agreement Stockholder during his lifetime from transferring more than 50% of his shares of Common Stock to a permitted assignee without complying with the right of first refusal provisions.

Following May 11, 1995, Shares may be transferred by an Option Agreement Stockholder or his personal representative or by Stelco during the next five years of the term of the First Refusal Agreement only to certain permitted assignees or in compliance with the following right of first refusal provisions. In the case of a proposed transfer by an Option Agreement Stockholder or his personal representative, Stelco shall have the right to purchase all, but not less than all, of the Shares offered at the same price offered by the prospective purchaser or, if none, at the "Market Price" as defined in the First Refusal Agreement. In the case of a proposed transfer by Stelco, the Option Agreement Stockholders together shall have the right to (i) purchase all, but not less than all, of the Shares offered at the same price offered by the prospective purchaser or, if none, at the "Market Price" (as such term is defined in the First Refusal Agreement), or (ii) agree to sell their Shares to the prospective purchaser on the same terms and conditions, whereupon Stelco shall cause the prospective purchaser to make a written irrevocable offer to purchase the Shares owned by the Option Agreement Stockholders electing such co-sale rights on similar terms and conditions as the proposed purchaser of the Shares owned by Stelco. Option Agreement Stockholders who exercise their co-sale rights shall, together with Stelco, exercise such rights pro rata in accordance with the number of Shares owned by them. The preceding restrictions shall terminate on May 11, 2000.

For purposes of the rights of first refusal and co-sale rights, in the event the prospective purchaser offers consideration other than cash, the amount of such consideration other than cash will be the fair value thereof. If such other consideration consists of securities, the fair value thereof shall be their "Market Price" (as such term is defined in the First Refusal Agreement), if applicable. The fair value of any other consideration will be determined by a qualified independent third party to be chosen jointly by the Option Agreement Stockholders and Stelco.

Notwithstanding anything in the First Refusal Agreement to the contrary, if a bona fide tender offer or other offer pursuant to a similar transaction (with satisfactory evidence of substantially all cash financing) is made by any corporation, entity, person or group (other than a party to the First Refusal Agreement or its affiliates) to all Stockholders of the Company for securities of the Company which, if successful, would result in such offeror holding a majority or more (on a fully diluted basis) of the total combined voting power of securities of the Company then outstanding having power to vote for the election of directors (the only securities of the Company currently outstanding having such voting power are the shares of Common Stock), then the right of first refusal and co-sale provisions of the First Refusal Agreement shall not be applicable and any party to the First Refusal Agreement may sell his, her or its Shares in such transaction without complying with such right of first refusal or co-sale provisions, except that the Option Agreement Stockholders shall give Stelco, and as applicable, Stelco shall give the Option Agreement Stockholders, a right of first refusal to match such third party tender offer for a period of five business days following the commencement of such third party tender offer.

TENDER OFFER BY STELCO PRIOR TO MAY 11, 2000

In the event that Stelco, prior to May 11, 2000, makes a bona fide tender offer (with satisfactory evidence of substantially all cash financing) to all Stockholders of the Company for securities of the Company which, if successful, would result in Stelco owning a majority (on a fully diluted basis) of the total combined voting power of securities of the Company then outstanding having power to vote for the election of directors, then the Option Agreement Stockholders have agreed, on a pro rata basis in accordance with their then shareholdings, to sell (at the same price and on the same general terms and conditions and subject to the succeeding sentence) to Stelco on an aggregate basis during the pendency of the first such tender offer (i) the same number of shares of Common Stock tendered by Stockholders whose shares of Common Stock are not subject to the First Refusal Agreement, provided the tender offer price is at least the then "Market Price" (as such term is defined in the First Refusal Agreement), or (ii) such number of shares of Common Stock which would permit Stelco to achieve such majority ownership pursuant to the tender offer regardless of the number of shares of Common Stock tendered by Stockholders whose shares of Common Stock are not subject to the First Refusal Agreement, provided the tender offer price is at least 130% of the then "Market Price." The Option Agreement Stockholders are not obligated to sell to Stelco more than the number of Shares necessary to permit Stelco to achieve such majority ownership, taking into account the number of shares of Common Stock of the Company tendered by Stockholders whose shares of Common Stock are not subject to the First Refusal Agreement. The Option Agreement Stockholders may, however, at their option, sell any number of Shares to Stelco up to the amount solicited by Stelco in such tender offer. Further, the Option Agreement Stockholders are not obligated to tender any of their Shares in any such tender offer if during the pendency of Stelco's tender offer another bona fide offer is made by any other corporation, entity, person or group (other than any party to the First Refusal Agreement) to all Stockholders of the Company for their Shares for consideration in excess of the amount offered by Stelco and Stelco declines to meet such higher tender offer. In such event, the Option Agreement Stockholders may tender their Shares to such other offeror free of the right of first refusal and standstill provisions of the First Refusal Agreement.

TERMINATION

The First Refusal Agreement shall terminate upon the happening of any of the following events: (a) the execution of an agreement among the Company and stockholders owning at least 90% of the Shares subject to the First Refusal Agreement providing for such termination, (b) the substantial permanent cessation of the business of the Company, (c) the arrival of May 11, 2000, and
(d) the date Stelco and its affiliates own less than 15% of the outstanding Shares.

AMENDMENTS

The First Refusal Agreement may be amended or altered by agreement of the Company and stockholders owning more than 85% of the Shares subject to the First Refusal Agreement, and any such amendment or alteration shall become effective upon its being reduced to writing and executed by the Company and stockholders owning more than 85% of the Shares subject to the First Refusal Agreement.

LITIGATION AND NOTICES

On September 16, 1995, notice was given to Stelco by the Option Agreement Stockholders of their desire to transfer all of their shares of Common Stock to Merger Sub pursuant to the First Option Agreement and the merger contemplated by the First Merger Agreement, but that notice was subsequently withdrawn after legal action (the "Stelco Lawsuit") was commenced by Stelco against the Option Agreement Stockholders. On December 6, 1995, the Stelco Lawsuit was dismissed without prejudice. See "LITIGATION MATTERS -- Stelco Lawsuit." On November 30, 1995, a new notice was given to Stelco by the Option Agreement Stockholders of their desire to transfer all of their shares of Common Stock to Merger Sub pursuant to the Option Agreement and the Merger Agreement. Stelco did not exercise its right to purchase all the shares of Common Stock of the Option Agreement Stockholders within the time period specified in the First Refusal Agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

In considering the recommendation of the Board of Directors with respect to the Merger Agreement, Stockholders should be aware that certain of the officers and directors of the Company have interests in the Merger that are in addition to or different from the interests of Stockholders of the Company generally, as described below.

EMPLOYMENT AGREEMENTS

If the Merger is consummated, Messrs. Gregory H. Parker (Chairman, President and Chief Executive Officer and a Director of the Company and BLSC), Anthony J. Romanovich (Senior Vice President and a Director of the Company and BLSC), Gerald E. Brady (Vice President of BLSC), Michael A. DeBias (Vice President of Purchasing of BLSC), Chester J. Pucilowski (Vice President, Medina Operations of
BLSC), and R. James Barnett (President of CDSC) (each an "Executive") are entitled to certain rights under change of control provisions (collectively, the "Change of Control Provisions") in their Employment Agreements (collectively, the "Employment Agreements") if their employment with the Company is terminated by them or by the Company, as described below. The Change of Control Provisions were designed, among other things, to provide the Executive with protection against the involuntary termination of his employment by Stelco if Stelco obtained control of the Company, unless the Executive voluntarily elected to terminate his employment. Although Richard M. Bogdon (Vice President of Human Resources of BLSC) is a party to an Employment Agreement, he has entered into a termination agreement with the Company pursuant to which his employment will terminate on December 31, 1995, and the Change of Control Provisions will not apply to him with regard to the Merger. George W. Fleck, formerly Vice President, Finance, Secretary and Treasurer of the Company, was a party to an Employment Agreement. However, Mr. Fleck retired effective as of the close of business on September 30, 1995.

GENERAL. The Employment Agreements were entered into on May 11, 1990 in connection with the entering into of the First Refusal Agreement. See "FIRST REFUSAL AGREEMENT --General." The term of each Executive's employment under his Employment Agreement commenced on May 11, 1990 and continued until December 31, 1994. Thereafter, each Executive's employment automatically continues unless such employment is terminated in accordance with the terms of the Employment Agreement. The Employment Agreements include, among other things, customary confidentiality and non-compete provisions, and certain severance payment provisions that are discussed in detail below and which become applicable upon, among other things, termination of employment under certain circumstances, including following a "Change in Control."

TERMINATION. The Executive's employment under the Employment Agreement may be terminated without any breach of the Employment Agreement under the following circumstances:

        (a) automatically upon the Executive's death;

        (b) by the Company in the case of permanent disability, which is defined as being absent for more than five-sixths of any consecutive six-month period and thereafter failure, within 30 days after written notice of termination, to return to work;

        (c) by the Company, after notice and an opportunity to be heard, for "Cause," as defined in the Employment Agreement;

        (d) by the Executive if as a result of the Executive's proven incapacity due to physical or mental illness, the Executive shall have been absent for more than five-sixths of any consecutive six-month period so that he is unable to perform substantially all of his duties;

        (e) by the Executive for "Good Reason," which is defined to include the exercise by the Executive of his right to terminate his employment within 180 days following a "Change in Control," the material breach of the Employment Agreement by the Company and its failure to cure after notice, any purported termination of the Executive's employment which does not comply with any required notice provisions, and, in the case of each of the Executives (except for R. James Barnett), any material breach by Stelco or its affiliates of the First Refusal Agreement which breach is not cured after notice by the Executive to Stelco;

        (f) by the Company (i) after giving the Executive at least 24 months prior written notice of its intent to terminate the Employment Agreement, or (ii) in the event the Executive's (except for R. James Barnett) ownership of shares of Common Stock of the Company is reduced by 25% or more from the amount owned by such Executive when the Employment Agreement was entered into, then after giving the Executive at least 18 months prior written notice of its intent to terminate the Employment Agreement; and

        (g) by the Executive after giving the Company at least six months prior written notice of his intent to terminate the Employment Agreement.

R. James Barnett is not a party to the First Refusal Agreement and did not own any shares of Common Stock when his Employment Agreement was entered into.

For purposes of the Employment Agreements, a "Change in Control" shall be deemed to have occurred if (i) any Stockholder or group of Stockholders acting in concert (within the meaning of Section 13(d) of the Exchange Act), or any of their respective affiliates and associates, elects or are elected a majority of the Board of Directors of the Company, (ii) any third party or third parties acting in concert (within the meaning of Section 13(d) of the Exchange Act), or any of their respective affiliates and associates, become the owner of a majority of any outstanding class of securities entitled to vote for the election of directors, (iii) any cessation of the majority of the Company's business or sale of all or substantially all the assets of the Company, on a consolidated basis, or (iv) any merger in which the Company is not the survivor or any consolidation or share exchange or similar transaction. Notwithstanding clauses (i) and (ii) of the preceding sentence, a Change in Control does not include, for purposes of the Employment Agreements, any vote for a majority of directors by, or majority stock ownership by, Stelco or any group of which the Executive is then a member.

COMPENSATION AND SEVERANCE PAY IN CERTAIN SITUATIONS. The Executive shall receive full compensation (less disability benefits for the first six months) during periods of disability until his employment is terminated. If his employment is properly terminated as a result of permanent disability, the Executive shall receive an amount equal to three times his then annual compensation in one lump sum. Further, on a pro rata basis, accrued benefits under the Company's Supplemental Incentive Compensation Program (the "Incentive Program") are also payable.

If the Executive's employment is terminated by death, the Company shall pay the Executive's beneficiary an amount equal to three times the Executive's then annual compensation in one lump sum plus the pro rata accrued benefits under the Incentive Program. The Company has purchased key man life insurance to fund this obligation.

If the Executive's employment is terminated by the Company for "Cause" or if the Executive resigns voluntarily (other than for "Good Reason" as explained below), the Executive shall only receive full compensation to the date of termination and no severance pay or benefits under the Incentive Program.

If: (i) the Executive's employment is terminated by the Company in breach of the Employment Agreement, (ii) the Executive terminates his employment for "Good Reason," (iii) the Company terminates the Executive's employment pursuant to certain notice provisions, or (iv) the Company terminates the Executive's employment pursuant to Stelco's request under certain circumstances, then in each such event the Executive shall receive full compensation through the date of termination and either (a) severance pay in an amount equal to three times the Executive's then annual salary in one lump sum or (b) if the Executive's employment is terminated by the Company pursuant to certain notice provisions, then the Executive shall be paid semi-monthly installments of compensation (of the same amount of compensation in effect immediately prior to termination) for a period of three years (one year in the case of R. James Barnett). If the Executive's employment is terminated by the Company in breach of the Employment Agreement, or if the Executive terminates his employment for "Good Reason," then in each such event the Company shall also pay all other damages, legal fees and expenses resulting from such breach. In addition, the Executive shall receive any earned performance bonus under the Incentive Program. Finally, notwithstanding any provisions of the Employment Agreement to the contrary, in no event shall the Executive as the consequence of termination upon a "Change in Control" be entitled to receive amounts of compensation in excess of three times the "base amount" of his compensation if such excess severance pay would constitute a "parachute payment" as the terms "base amount" and "parachute payment" are defined in Section 280G of the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time (the "Code").

The consummation of the Merger would be a "Change in Control" under the Employment Agreements. Accordingly, each Executive may voluntarily terminate his Employment Agreement for "Good Reason", at his election within 180 days following the Change in Control, whereupon severance payments would be due to such Executive in an amount equal to three times (one time in the case of R. James Barnett) his then annual compensation in one lump sum. Based on the current annual base salaries of such Executives, the aggregate amount of such payments currently is estimated (without giving effect to any reduction pursuant to Section 280G of the Code) to be approximately $2,019,000 plus $125,000 (Canadian), of which the estimated amounts payable to Messrs. Parker, Romanovich, Brady, DeBias, Pucilowski and Barnett upon termination are $705,000, $435,000, $330,000, $300,000, $249,000 and $125,000 (Canadian), respectively. No member of the Board of Directors will receive any severance compensation as result of the Merger, except for the severance, if any, payable to Messrs. Parker and Romanovich pursuant to their Employment Agreements.

No arrangement has been made between BRW or Merger Sub and the executive officers of the Company and its subsidiaries with respect to continued employment as officers or employees of the Surviving Corporation in the Merger following completion of the Merger or with respect to purchase of stock in BRW or its affiliates or future benefits (other than those provided for in the Employment Agreements), although some informal discussions have been held with regard to certain of these matters.

STOCK OPTIONS AND STOCK EQUIVALENCY UNITS

All outstanding stock options granted to directors, officers and employees under either the Company's Directors' Stock Option Plan or the Company's Employees' Incentive Stock Option Plan that are outstanding immediately prior to the Effective Time shall be cancelled in exchange for the right to receive from the Company a cash payment equal to the product of (a) the positive difference (if any) between $9.50 and the per share exercise price for such option, multiplied by (b) the number of shares of Common Stock issuable upon exercise of such option. As of the date hereof, there are outstanding options to purchase 37,500 shares of Common Stock under the Employees' Incentive Stock Option Plan, and 15,000 shares of Common Stock under the Directors' Stock Option Plan, which are exercisable at a price per share less than $9.50 and, thus entitling the holders thereof to such payment. All of such outstanding options entitling holders to such cancellation payment have an exercise price of $5.50 per share, have been outstanding for more than five years, and are fully vested. See "THE MERGER AGREEMENT -- Treatment of Stock Options and Stock Equivalency Units." None of the Executives who have Employment Agreements hold any stock options, except for Mr. Barnett, who holds options to purchase 5,000 shares of Common Stock. Accordingly, all such officers and employees as a group (including Mr. Barnett), and Mr. Barnett, individually, will have the right to receive $150,000 and $20,000, respectively, for cancellation of those stock options if the Merger is consummated. Messrs. Roger G. Fein, Charles P. McLarnon and Dennis W. Sheehan, the outside independent, non-Stelco affiliated directors of the Company, each hold options to purchase 5,000 shares of Common Stock exercisable at $5.50 per share under the Directors' Stock Option Plan. Accordingly, if the Merger is consummated, each of Messrs. Fein, McLarnon and Sheehan will have the right to receive $20,000 for cancellation of those stock options.

There are outstanding options to purchase an additional 55,000 shares of Common Stock under the Employees' Incentive Stock Option Plan and an additional 30,000 shares of Common Stock under the Directors' Stock Option Plan. However, the exercise price of those options exceeds $9.50 per share and, therefore, the holders of such options will not be entitled to any cancellation payment therefor.

At the Effective Time, each outstanding stock equivalency account of the Company under the Directors' Deferred Compensation Plan shall be cancelled in exchange for the right to receive from the Company a cash payment equal to the product of
(a) $9.50 multiplied by (b) the number of units (including fractional units) equivalent to shares of Common Stock in such stock equivalency account. Charles
P. McLarnon is the only director who has a stock equivalency account. As of September 30, 1995, the number of units in his stock equivalency account is 4,790.466. Therefore, if the Merger is consummated, Mr. McLarnon will be entitled to receive a payment of $45,510 for those units.

HOLDINGS OF COMPANY COMMON STOCK

Certain officers and directors of the Company, the Option Agreement Stockholders, individually and as a group (which includes certain officers and directors of the Company and certain of their spouses and the trustee of a trust for the benefit of the family of one officer), and Stelco have significant holdings of shares of Common Stock. The Option Agreement Stockholders as a group collectively own 1,520,759 shares of Common Stock, or approximately 38.3% of the issued and outstanding shares of Common Stock. In addition, the Bliss & Laughlin Steel Company Pension Plans Stock Investment Trust ("Pension Trust") owns 187,000 shares of Common Stock, or approximately 4.7% of the issued and outstanding shares of Common Stock. The beneficiaries of the Pension Trust are certain BLSC employees. The Option Agreement Stockholders and the Pension Trust acquired all of their shares of Common Stock, and Stelco acquired 39,000 of its 1,598,759 shares of Common Stock, at a cost substantially below $9.50 per share. In connection with the Merger, the holders of these shares of Common Stock, as all other Stockholders, will have their shares of Common Stock cancelled and converted into the right to receive $9.50 per share. See "INFORMATION REGARDING THE COMPANY -- Security Ownership of Management," "-- Security Ownership of Principal Stockholders" and "THE MERGER AGREEMENT -- General" and "-- Merger Consideration."

INDEMNIFICATION AND INSURANCE

Pursuant to the Merger Agreement, BRW has agreed that it shall, and shall cause Merger Sub, the Company and the Surviving Corporation to, jointly and severally, indemnify, defend and hold harmless the Indemnified Parties (as defined below), to the full extent permitted under and in accordance with Delaware law or the laws of the jurisdictions under which the Company's subsidiaries are incorporated, the Certificate of Incorporation or By-Laws of the Company or its subsidiaries, as applicable, or applicable indemnification agreements in effect at the date of the Merger Agreement (to the extent consistent with applicable law), against (a) all losses, claims, damages or liabilities arising out of actions or omissions occurring at or prior to the Effective Time ("Losses") arising under Environmental Laws (as defined in the Merger Agreement), until the death of all Indemnified Parties, and (b) all other Losses, until the later of
(i) five years after the Effective Time or (ii) the final resolution of all Losses and payment of all expenses incurred in the defense of any action or suit. "Indemnified Parties" means the present and former officers and directors of the Company and present and former officers and directors of the subsidiaries of the Company who, at the date of the Merger Agreement, would be indemnified under the By-Laws of the Company or its subsidiaries or who have indemnity agreements with the Company and the estates, descendants, heirs and beneficiaries of the estates of all such officers and directors. BRW has also agreed to use its best efforts to include the Indemnified Parties in any directors' and officers' insurance policy BRW may obtain, provided that the additional cost of adding the Indemnified Parties does not equal or exceed the cost of such insurance policy without the Indemnified Parties.

The Company's Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, a director of the Company shall not be liable to the Company or the Stockholders for monetary damages for breach of fiduciary duty as a director. This provision in the Certificate of Incorporation does not eliminate or limit the liability of a director for (a) any breach of the director's duty of loyalty to the Company or the Stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) payment of dividends or purchases or redemptions of the Company's stock that are unlawful under the DGCL, or (d) any transaction from which the director derived an improper personal benefit.

The Company's By-Laws provide that the Company shall, to the fullest extent permitted by law, indemnify any present or former director or key officer (as defined below) of the Company and pay or reimburse litigation expenses incurred by any such person, against an undertaking by such person to repay such expenses if it is ultimately determined that such person is not entitled to indemnification. A "key officer" means the Chairman of the Board of Directors, the President and any Vice President of the Company.

The Company also entered into indemnification agreements, effective as of November 1, 1988, with the following persons who are present or former directors of the Company: Messrs. Gregory H. Parker, Anthony J. Romanovich, Roger G. Fein, Charles P. McLarnon, Dennis W. Sheehan, and George W. Fleck. These indemnification agreements provide for the indemnification of the aforementioned individuals and their respective heirs, executors and administrators against certain liabilities and for the advancement of expenses to them in connection with indemnifiable events, to the fullest extent permitted by Delaware law.

See "LITIGATION MATTERS" for information concerning litigation and other matters involving the Company and its directors.

OPTION CANCELLATION FEE; RESALE BY OPTION AGREEMENT STOCKHOLDERS AND OTHER RESALE PROVISIONS

In the event that (a) Stelco exercises its rights under the First Refusal Agreement to purchase all of the Optioned Shares, or (b) before January 31, 1996 the Board of Directors of the Company terminates the Merger Agreement pursuant to the exercise of its fiduciary duties relating to an offer from a Qualified Bidder and a transaction is subsequently consummated, or (c) before January 31, 1996 a tender or exchange offer shall have been commenced to acquire 20% or more of the shares of Common Stock at a price in excess of $9.50, which tender or exchange offer is subsequently consummated, then each Option Agreement Stockholder must pay to Merger Sub a cash cancellation fee equal to such Option Agreement Stockholder's pro rata share of the sum of (x) $1,250,000 plus (y) all out-of-pocket fees and expenses (not to exceed $250,000) incurred by Merger Sub, BRW or their affiliates in connection with the Merger and the Option Agreement. The Option Agreement does not provide for Merger Sub to pay any cancellation fee to the Option Agreement Stockholders under any circumstances.

If, prior to October 4, 1996, any Option Agreement Stockholder (or his or her assignee) or the Company enters into an agreement to sell or exchange all or substantially all of the shares of Common Stock of the Company (including any such sale or exchange pursuant to a merger, tender or exchange offer) held by such Option Agreement Stockholder to or with a third party, such Option Agreement Stockholder shall pay to Merger Sub an amount equal to 50% of (a) the difference between the aggregate consideration received by such Option Agreement Stockholder (net of expenses) with respect to his Optioned Shares in such transaction and (b) the product of $7.75 multiplied by the number of Optioned Shares sold or exchanged by such Option Agreement Stockholder.

If, before the earlier of the Effective Time or October 4, 1996, Merger Sub enters into an agreement to sell or exchange all or substantially all of the Common Stock of the Company held by Merger Sub or an affiliate of Merger Sub to or with an unaffiliated third party, Merger Sub will pay to each Option Agreement Stockholder an amount equal to 50% of the difference between (a) the aggregate consideration (net of expenses) received by Merger Sub in the transaction with respect to the Optioned Shares and (b) the product of $9.50 multiplied by the number of such Option Agreement Stockholder's Optioned Shares. If, after the Effective Time and prior to October 4, 1996, Merger Sub, the Company or the Surviving Corporation enters into an agreement to (i) sell or exchange all or substantially all of the shares of Common Stock of the Company or the Surviving Corporation to or with, or (ii) merge or consolidate the Company or the Surviving Corporation with, or (iii) sell substantially all of the assets of the Company or the Surviving Corporation to, an unaffiliated third party, then Merger Sub, the Company and the Surviving Corporation will jointly pay to each Option Agreement Stockholder an amount equal to 50% of such Option Agreement Stockholder's pro rata share of the difference between (y) the Aggregate Transaction Value (as defined in Section 5(e) of the Option Agreement) received from such transaction and (z) $62,000,000.

Messrs. Parker, Romanovich, Brady, DeBias and Pucilowski, who are officers of the Company, and certain of their spouses and the trustee of a trust for the benefit of one of their families, are among those who are Option Agreement Stockholders and parties to the Option Agreement and the First Refusal Agreement.

PURCHASES FROM STELCO

During the Company's fiscal year ended September 30, 1995, Stelco provided certain raw materials to the Company for an aggregate purchase price of $14,560,000. The Company's purchases of materials from Stelco amounted to an aggregate of $76,300,000 for fiscal years 1990 through 1995. The Company believes that such purchases were on terms at least as favorable to the Company as those it would have received from unaffiliated suppliers of such raw materials.

LEGAL COUNSEL

The Company has retained Wildman, Harrold, Allen & Dixon as its legal counsel. Roger G. Fein, a member of the Company's Board of Directors, is a partner of Wildman, Harrold, Allen & Dixon. With the consent of the Company's Board of Directors, such law firm represented the Option Agreement Stockholders in the Stelco Lawsuit described in the following section, "LITIGATION MATTERS." See "INFORMATION REGARDING THE COMPANY -- Security Ownership of Management" and "Security Ownership of Principal Stockholders" for information regarding Mr. Fein's shareholdings.

LITIGATION MATTERS

The following matters have arisen out of or in connection with the Merger Agreement and the bidding process relating thereto.

STELCO LAWSUIT

On September 22, 1995, Stelco filed a lawsuit in the United States District Court for the Northern District of Illinois, No. 95 C 5426 (the "Stelco Lawsuit"), against the Option Agreement Stockholders claiming, among other things, that the Option Agreement Stockholders' joint notice (of their desire to transfer all their shares of Common Stock to Merger Sub pursuant to the First Option Agreement and the First Merger Agreement) was ineffective under the First Refusal Agreement, that Stelco is entitled to severally exercise its right of first refusal with respect to individual Option Agreement Stockholders, and that the Option Agreement Stockholders have unfairly withheld information necessary for Stelco to assess whether to exercise its rights under the First Refusal Agreement. The Company was not named as a defendant in the Stelco Lawsuit. Stelco's motion for a temporary restraining order was denied on September 22, 1995. Thereafter, the Option Agreement Stockholders withdrew the notice that they had previously given and provided the information that Stelco had requested. The Stelco Lawsuit was dismissed without prejudice on December 6, 1995, with the consent of the Option Agreement Stockholders. On November 30, 1995, the Option Agreement Stockholders gave a new notice jointly to Stelco of their desire to transfer all their shares of Common Stock to Merger Sub pursuant to the Option Agreement and the Merger Agreement. Stelco did not exercise its right to purchase such shares of Common Stock within the time period specified in the First Refusal Agreement. Stelco has not advised the Company how it intends to vote its shares of Common Stock in connection with the Merger.

DELAWARE LAWSUIT

On September 29, 1995, before the Company announced that it had reached agreement with BRW on the Merger at $9.50 per share, Robert Strougo, an alleged stockholder, filed a complaint purportedly on behalf of himself and all other stockholders of the Company, in the Court of Chancery of the State of Delaware in and for New Castle County, Civil Action No. 14587 (the "Delaware Lawsuit"), against the Company and each member of the Company's Board of Directors. The Delaware Lawsuit originally claimed, among other things, that the First Merger Agreement at $7.75 per share, which was publicly announced on September 18, 1995, was unfair to the Company's stockholders, that the First Merger Agreement was being advanced through unfair procedures, and that the individual directors had not sought to maximize stockholder value, thus breaching their fiduciary duties to the Company's stockholders, in approving the First Merger Agreement. The complaint also suggested that an $8.25 offer received by the Company from International Metals Acquisition Corporation was inadequate. On October 20, 1995, the plaintiff amended the complaint to attack the Merger as currently structured on the same grounds as alleged in the original complaint, and on the additional ground that the directors had breached their fiduciary duty by agreeing to the termination fee provision in the Merger Agreement. The plaintiff seeks injunctive relief against the Merger and unspecified damages.

The directors of the Company believe they have meritorious defenses to the lawsuit and intend to defend the lawsuit vigorously. While the Company and its directors believe strongly that the plaintiff will be unsuccessful in gaining any form of relief, there can be no assurance that the court will not grant relief, including damages. Moreover, it is currently not possible to estimate reasonably the amount of any such damages.

OTHER

A bidder for the Company stated through its legal counsel that it may consider filing suit to enjoin the Merger and/or to seek damages on account of certain provisions of the Merger Agreement and the Company's actions during the bidding process. This bidder since has stated that it does not intend to pursue an acquisiton of the Company at this time. See the last paragraph under "THE MERGER -- Background and Reasons for the Merger."

In addition, BRW has alleged that the Company has breached certain provisions of the Merger Agreement and that it is reserving its rights with respect thereto. The Company and its directors deny that they have done or have failed to do anything to breach the Merger Agreement or which could be actionable by such bidder, but there can be no assurance that, in the event such bidder or BRW were to pursue legal action with respect to their allegations, a court would not grant relief, including damages. It is currently not possible to estimate reasonably the amount of any such damages.

The absence of certain litigation is a condition to BRW's and the Company's obligations under the Merger Agreement, and the entry of certain court orders give each of the parties the right to terminate the Merger Agreement. See "THE MERGER AGREEMENT -- Conditions to Consummation of the Merger" and "-- Termination."

INFORMATION REGARDING THE COMPANY

BUSINESS

GENERAL. The Company, through its subsidiaries BLSC and CDSC, manufactures and markets cold finished steel bars used by various manufacturers for shafting requirements or parts that will be machined for electrical, industrial, automotive, and agricultural equipment, machinery and appliances. More than 60% of the Company's net sales in its fiscal year ended on September 30, 1995 ("fiscal 1995") were related to products with an end use in the machinery industry. Unless otherwise indicated, as used herein, the term "machinery industry" includes industrial equipment and tools.

The Company offers the widest range of grades, sizes and shapes of cold finished steel bars in the industry, and believes it is one of the largest producers of these products in the United States. CDSC is one of Canada's largest producers of cold finished steel bars. The Company sells its products to approximately 800 primary customers. The total market for cold finished steel bars is characterized by many very small manufacturers (E.G., screw machine shops) which cannot be directly serviced by the Company due to their small unit requirements. To serve this market the Company has concentrated on serving the steel service center industry which warehouses steel and sells in smaller quantities than the Company. Approximately 50% of the Company's net sales in fiscal 1995 were to steel service centers.

Based upon fiscal 1995's results, BLSC's share of the United States domestic shipments for cold finished steel bars was approximately 11%. According to the Company's marketing information, the four largest United States producers -- Republic Engineered Steels, Inc. (formerly LTV Steel) ("Republic"), Nucor Cold Finish, a division of Nucor Corporation ("Nucor"), BLSC, and LaSalle Steel Company, a subsidiary of Quanex Corporation ("LaSalle") -- comprise approximately 50% of the total United States market. Based upon fiscal 1995's results, CDSC's share of the Canadian market is in excess of 34%. Historically, CDSC and Union Drawn Steel Company have shared approximately 70% of the Canadian market.

The Company's claim of offering the widest range of grades, sizes and shapes of cold finished steel bars in the industry is based on the Company's knowledge of the marketplace and the competitors operating within this market. A comparison of BLSC's product range to that of its competitors shows that the Company offers the widest range of cold finished steel bars in the industry, as follows:

              REPUBLIC                                    NUCOR
              ----------------------------------------    ----------------------------------------
Rounds:       1/4" through 9"                             3/8" through 3 1/2"
Hexagons:     1/4" through 2 1/2"                         7/16" through 1 7/16"
Squares:      1/4" through 4"                             7/16" through 2"
Flats:        Through 3" thick, through 14" wide          Through 1" thick, through 6" wide
Thermal:      Anneal, Stress Relieve, Normalize           None
Processes:    Drawing, Turning, Grinding                  Drawing, Turning, Grinding


              BLSC                                        LASALLE
              ----------------------------------------    ----------------------------------------
Rounds:       3/16" through 9 1/4"                        1/4" through 7"
Hexagons:     1/4" through 4"                             1/4" through 4"
Squares:      1/4" through 6"                             1/4" through 4"
Flats:        Through 4" thick, through 14 5/8" wide      Through 3" thick, through 12" wide
Thermal:      Anneal, Stress Relieve, Normalize           Anneal, Stress Relieve
Processes:    Drawing, Turning, Grinding                  Drawing, Turning, Grinding

The Company's manufacturing facilities are located in Harvey and Batavia, Illinois; Medina, Ohio; Cartersville, Georgia and Hamilton, Ontario, Canada. The Company has manufacturing operations located in each of the principal regional markets for cold finished steel bars in the United States.

The name "Bliss & Laughlin" has been associated with the production of high quality cold finished steel bars for over 100 years. Organized as a partnership in 1891, the Company's operations were reorganized in 1919 as a corporation known as "Bliss & Laughlin, Incorporated." That corporation changed its name several times and after 1982 was known as "AXIA Incorporated" ("AXIA"). Prior to October 1984, AXIA manufactured and sold cold finished steel bars through its Bliss & Laughlin Steel division.

In October 1984, substantially all the assets and certain liabilities of the Bliss & Laughlin Steel division of AXIA were transferred to BLSC, then a wholly-owned subsidiary of AXIA, and 81% of BLSC's common stock was purchased by the senior management of that division in a leveraged acquisition. In October 1987, AXIA's remaining debt and equity interests in BLSC were redeemed in full by BLSC.

The Company is a holding company incorporated in Delaware in November 1988 in connection with a 400-for-1 share exchange (the "Share Exchange") with the former shareholders of its subsidiary, BLSC. In December 1988, 850,000 shares of the Company's Common Stock were publicly sold at $10.50 per share. Of these shares, 145,441 shares were sold by current stockholders and 704,559 shares were sold by the Company. Net proceeds realized from the sale by the Company were approximately $6,500,000. These proceeds were used to retire a portion of the Company's then bank revolving line of credit.

In May 1990, the Company sold 1,559,759 newly issued shares of its Common Stock at a price of $12 per share for a total purchase price of $18,717,108 to Stelco Inc. ("Stelco"), a major Canadian steel company. The Company, through a subsidiary, simultaneously purchased substantially all the assets (except accounts receivable) of Stelco's Canadian Drawn Steel Company business unit ("Canadian Drawn") for an aggregate purchase price of $12,393,048. The remaining $6,324,060 of proceeds from the transaction was utilized by the Company to reduce its bank debt. The Company has conducted the business of Canadian Drawn, through its Canadian subsidiary, in substantially the same manner as it was conducted by Canadian Drawn prior to the consummation of the above transactions.

BUSINESS STRATEGY. The Company follows a long established business strategy that seeks to capitalize on the Company's competitive strengths: production and distribution of the widest range of products in the cold finished steel bar industry; emphasis on sales of higher-margin specialty products; continued penetration of the steel service center market; geographic proximity of plants to customers and suppliers; efficiency gains through increased productivity and the use of technologically advanced equipment; and the development of a world class quality standard of performance based on a system of continuous improvement. The Company is not able to quantify costs which result from its business strategy because it is fundamental to all aspects of the Company's business.

RANGE OF PRODUCTS. The Company offers the widest range of grades, sizes and shapes of cold finished steel bars in the industry, including higher-margin specialty products, such as thermally-treated steel products. Production of large cold finished steel bars requires greater technical skill and more sophisticated and costly manufacturing equipment than production of standard size bars. For most of these specialty products, the Company has only two or three domestic competitors, and in some instances the Company is the sole domestic producer of such specialty products. The Company believes that its specialty products permit increased access to the steel service center market.

STEEL SERVICE CENTER MARKET. The Company intends to continue emphasizing sales to steel service centers, which represent a growing market for cold finished steel bars in both Canada and the United States. Steel service centers are wholesalers of steel products which resell such products to various end users. The Company currently maintains the most commonly used cold finished steel bar items in its inventory. This inventory, together with the Company's ability to produce the widest range of grades, sizes and shapes of cold finished steel bars in the industry, enables the Company to fill almost any order. This capability in both the United States and Canadian plants has enabled the Company to increase its sales of both standard and specialty products and to attain significant market share in the steel service center market in the United States and Canada. Steel service centers accounted for a substantial portion of the Company's shipments: approximately 50% in the United States and 47% in Canada. See "INFORMATION REGARDING THE COMPANY -- Business -- Marketing and Distribution."

GEOGRAPHIC MARKETS. Although the Company ships its products throughout the United States and Canada, the Company believes that proximity of plants to customers and suppliers is a key competitive factor in the industry. Close geographic proximity results in reduced shipping costs and quicker delivery of customer orders. The Company currently focuses its marketing efforts in regional markets which represent a substantial majority of the demand for cold finished steel bars in the United States and Canada. The Chicago area, where the Company maintains a supporting inventory of finished products and has two plants, has been for many years the center for the central warehouses of the major steel service companies. The Ohio plant is strategically located in the center of the machined parts industry and is a strong supplier to that industry. The Georgia facility is positioned in the center of a strong and growing southeastern service center and automotive parts market. The Hamilton, Ontario plant is positioned in the major steel consuming market of Canada. For information regarding export sales and amounts of net sales, and identifiable assets attributable to the Company's geographic areas, see Note 16 of Notes to Consolidated Financial Statements.

EFFICIENCY GAINS AND IMPROVED COSTING. The Company's capital equipment is among the most sophisticated in the industry and is continually being upgraded. Particular attention has been given to upgrading mechanical handling systems so that product is automatically conveyed on transfer tables from process to process rather than being transported by overhead cranes. During fiscal 1994 the Company started a number of capital projects in the Harvey, Illinois plant that upon completion in fiscal 1996 will reduce its manufacturing costs.

During fiscal 1993 the Company started two major projects to maximize the efficient use of its capital assets and to direct its efforts to the most favorable combination of products and customers. The first project is a new Business Operating System which will provide a state-of-the-art system for complete enterprise resource planning and control. The system uses the most modern technology available and tightly integrates most elements of business. In practice, the whole process from the quotation of an order to its final shipment can be handled with minimal paper and coordinated with thousands of other orders in process. Most other business functions such as accounting, human resources, engineering and distribution are overlaid and integrated with the system. The result is a complete system providing instant access to information, faster decision making, improved production control and efficiency, better inventory coverage and utilization and substantial improvement in responding to customers' needs and expectations.

In fiscal 1994 the Company completed several phases of the new Business Operating System including the corporate financials, general ledger and accounts payable systems. Also, portions of the purchasing system have been completed and integrated with accounts payable, resulting in better cost control and efficiencies. Other modules scheduled for completion in fiscal 1996 include order entry to manufacturing, completion of the purchasing system, an order entry/receivables system and a bar code data collection system. The projects completed in fiscal 1994, and those in progress in fiscal 1995 and planned for completion in fiscal 1996, have and will be mostly completed with Company personnel.

The second of these projects is an Activity-Based Costing ("ABC") system which will replace a standard cost system. The new system provides much more highly refined and pin-pointed cost data. It identifies activities to design, manufacture and deliver product and then applies costs to each activity through appropriate assignments. It measures resource consumption by tracking costs to products and customers and results in a powerful tool to isolate problems and opportunities within the product and customer mix. The ABC system will integrate with the Business Operating System.

In fiscal 1994 the ABC system modeling was completed for the Harvey, Illinois plant. During fiscal years 1994 and 1995, the ABC system pin-pointed and helped the Company achieve manufacturing cost reductions as well as increased margins. The model analysis resulted in the development of a comprehensive cost reduction program. Cost reductions have been achieved in fiscal 1995 through automation of material handling systems as well as process and tooling improvements. In addition, the ABC system generated modifications to the inventory control system which will generate an inventory reduction.

COLD FINISHED STEEL BARS. Cold finished steel bars are a high quality processed steel used in machined and shafting products that require superior straightness, tolerance, finish and mechanical properties. Cold finished steel bars are produced from hot rolled steel bars and steel coils by a process which cleans (descales), draws and straightens the raw material and cuts it to specific lengths.

There are four characteristics of cold finished steel bars which distinguish the product from other steel bars. These characteristics are (1) a smooth and shiny surface or finish; (2) uniform shape, with close size tolerance; (3) superior strength; and (4) machinability.

The primary end use market for the cold finished steel bars produced by the Company is the machinery industry. The end users of the Company's cold finished steel bars incorporate the bars in a wide range of products used in a broad spectrum of the economy. These products are found in electrical and non-electrical machinery of all types and are also used in automotive and agricultural markets. In the machinery industry, the Company's products are used in the manufacture of gears, power shafts, base plates, guides, jigs, fixtures and hydraulic cylinders. In the automobile, truck, tractor and off-road vehicle industries, the Company's products are used in spark plugs, steering gears, shock absorbers, starter motors and alternators, and a variety of other parts. In the agricultural market, products incorporating cold finished steel bars are used in power transmission shafts and fluid power mechanisms that control and drive equipment.

PRODUCTS. Cold finished steel bars are generally classified by finish, with subclassifications based on shape and size. The Company believes that it offers the widest range of sizes and shapes in the cold finished steel bar industry. The shapes and sizes of bars produced by the Company include round bars from 3/16 inch to 9 1/4 inches in diameter; square bars from 1/4 inch to 6 inches square; flat bars from 3/8 inch to 4 inches thick and from 1 inch to 14 5/8 inches wide; and hexagonal bars from 1/4 inch to 4 inches.

The four basic classes of cold finished steel bars are (1) cold drawn; (2) turned and polished; (3) turned, ground and polished; and (4) drawn, turned, ground and polished. The following is a description of the cold finished steel bar products produced by the Company, along with the typical uses of such products:

    COLD DRAWN steel bars are hot rolled bars which are descaled by bombarding the surface with hardened steel shot ("shot blasting"), drawn (pulled) through a tungsten carbide die (which compresses the surface, elongates the bar and renders it smooth and shiny), and straightened and cut to length. Typical uses of these bars include machining applications, automotive and appliance shafts, screw machine parts and machinery guides.

    TURNED AND POLISHED steel bars are produced by removing the surface of hot rolled steel bars with a revolving cutting tool (the turning process), then rotating the turned bar through rollers that straighten and polish the surface. These bars are typically used in induction hardened parts and spline shafts.

    TURNED, GROUND AND POLISHED steel bars are produced in the same manner as turned and polished steel bars, with the addition of a grinding process which improves the surface to very close tolerances. These bars are used principally in precision shafting.

    DRAWN, TURNED, GROUND AND POLISHED steel bars are produced in the same manner as turned, ground and polished steel bars, with the addition of a drawing process for physical strength and machinability. These bars are typically used in chrome plated hydraulic cylinder shafts.

The Company also thermally treats both cold finished steel bars and hot rolled steel bars. The Company's thermally treated steel products include stress relieved products such as FIRE-BAR-Registered Trademark-, a proprietary product offering high strength combined with machinability.

COMPETITION. The Company competes primarily on the basis of price, quality and customer service, including prompt shipment of orders. There is intense competition in the markets for most of the Company's products. The Company's United States competitors include Republic and diversified domestic corporations having substantially greater assets than the Company, some of which are a division or subsidiary of steel companies which also produce hot rolled products, including Nucor Corporation and Quanex Corporation. The Company's Canadian competitors include Union Drawn Steel Company and Laurel Steel Inc.

The Company also competes in the United States with foreign producers of cold finished steel bars who have generally been unable to establish a significant domestic market presence due to the increasing use in the United States of low cost continuous cast raw material in the production of commodity cold finished bars. This is demonstrated by the fact that, although in the United States cold finished steel bar imports constituted approximately 13% of domestic consumption during 1995 (a decrease from 22% in 1985), in Canada such imports constituted approximately 35% of domestic consumption (an increase from 15.8% in 1985). There can be no assurance, however, that economic changes will not result in increased foreign competition in the Company's United States and Canadian markets.

RAW MATERIALS AND SOURCES OF SUPPLY. The Company believes it is among the largest United States and Canadian purchasers of hot rolled steel bars (the principal raw material used in the manufacture of cold finished steel bars) for use in the manufacture of cold finished steel bars. Raw materials are currently available from a number of suppliers in North America. The Company has not experienced any shortages or significant delays in delivery of raw materials. Historically, hot rolled bars have been readily available in North America from a large number of suppliers, principally basic steel mills and mini-mills, and the Company believes that adequate supplies will continue to be available. During fiscal 1995, the Company purchased approximately 246,000 tons of hot rolled bars from approximately 52 suppliers. Imported steel bars accounted for approximately 18% of the Company's United States steel bar purchases in the past fiscal year. The price of most hot rolled bars is primarily dependent upon the price of scrap steel and alloy additives, which are subject to cyclical price fluctuations.

The Company's manufacturing processes are not energy intensive, and for fiscal 1995, total energy costs for the Company were less than 2% of its cost of sales.

MARKETING AND DISTRIBUTION. During fiscal 1995, the Company sold cold finished steel bars to approximately 800 primary customers in the United States and Canada. The Company's products are shipped to customers primarily by common carrier truck, with the customer paying shipping charges. Customer orders are directed to the Company's distribution facilities at its Harvey, Illinois; Medina, Ohio; Cartersville, Georgia; and Hamilton, Ontario locations. The Company's products are marketed by Company salespersons and independent sales agents. Sales of the Company's products are not seasonal.

The Company's customers include both manufacturers and steel service centers. Steel service centers are wholesalers of steel products that resell the products to various end users. Steel service centers represent a growing market in both the United States and Canada for cold finished steel bars, in large part because of the rising inventory costs experienced by the end users of these products. Between 1984 and 1995, the percentage of total tonnage of the Company's products shipped to steel service centers in the United States increased from approximately 32% to approximately 50%. Steel service centers are also the principal purchasers of the Company's higher-margin specialty products in both the United States and Canada.

The five largest customers of the Company accounted for less than 25% of the Company's total sales in fiscal 1995. The loss of any of these accounts could have an adverse effect on the Company's operations.

EMPLOYEES. As of September 30, 1995, the Company had 474 full-time employees, of whom 141 were salaried and 333 were hourly. All production employees at the Company's Harvey, Illinois facility are covered by a collective bargaining agreement expiring on November 30, 1998. All production employees at the Company's Medina, Ohio facility are covered by a separate collective bargaining agreement expiring in October 1997, and all hourly employees at the Company's Hamilton, Ontario facility are covered by a collective bargaining agreement that expires on July 31, 1996. The production employees at the Company's Batavia and Cartersville facilities are non-union. The Company believes that its employee relations are good.

PATENTS, TRADEMARKS AND TRADE NAMES. The Company maintains two patents and several trademarks and trade names, none of which are material to the Company's business. The loss of any or all of these patents, trademarks and trade names would not have a material adverse effect on the Company's business.

BACKLOG. The Company's backlog of orders scheduled for future delivery within six months was approximately $39,700,000 as of September 30, 1995, as compared to approximately $48,900,000 as of September 30, 1994. The Company believes that backlog is not a significant factor in its business. The Company estimates that substantially all of the September 30, 1995 backlog will be shipped by March 31, 1996.

ENVIRONMENTAL MATTERS. In August 1995, BLSC received a request for information from the U.S. Environmental Protection Agency ("EPA") pursuant to section 104(e) of CERCLA with respect to a federal investigation and potential remediation of two hazardous waste treatment sites in Kansas City, Kansas and Kansas City, Missouri. In 1985, BLSC shipped ten capacitors from its Harvey, Illinois facility to these sites for disposal. These capacitors held approximately 88 gallons of oil that may have contained polychlorinated biphenyls. At this time, BLSC has not received any further correspondence from the EPA and has not been named as a potentially responsible party under CERCLA at either of these sites; however, there can be no assurance at this time that further action by the EPA will not occur. The Company has not estimated the amount of liability it may incur in connection with this disposal. The Company understands that the EPA has identified approximately 1,300 customers of these treatment sites, which operated for several years. The Company does not believe that BLSC's exposure to material expenditures is substantial.

The domestic steel industry is subject to a broad range of Federal and State and local environmental laws and regulations, including those governing discharges into the air and water, the handling and disposal of solid and hazardous wastes, the remediation of soil and groundwater contaminated by petroleum products or hazardous substances or wastes, and the health and safety of employees. CDSC, the Company's Canadian subsidiary, is also subject to Canadian federal, provincial, regional and municipal environmental laws and regulations. The Company believes it is currently in substantial compliance with all applicable material envionmental laws and regulations and does not anticipate any substantial additional capital expenditures for environmental control facilities in the near future. However, there can be no assurance that the Company will not be required to incur significant costs related to environmental compliance that could have a material adverse effect on the Company's financial condition and results of operations.

Some of the steel processing operations presently conducted by BLSC commenced over 100 years ago by the predecessor of BLSC and included properties which over the years were sold by BLSC's predecessors. Given the nature and geographic diversity of its current and its predecessors' former operations, it is possible that claims could be asserted against BLSC or the Company in the future based upon current property ownership of BLSC or the Company and by historical operations by its predecessors. However, BLSC has received an indemnification from the former owner and operator of such properties for certain environmental claims or liabilities relating to activities at BLSC's Harvey and Batavia, Illinois, and Medina, Ohio properties prior to October 23, 1984, when BLSC succeeded to ownership of such properties, and for certain environmental claims or liabilities relating to such properties that were sold by BLSC's predecessors. There can be no assurance that such former owner and operator will meet its obligations under the indemnification arrangements or that there will not be future contamination for which the Company might be fully liable and that may require the Company to incur significant costs that could have a material adverse effect on the Company's financial condition and results of operations.

CREDIT AGREEMENTS. On January 28 and December 9, 1994, the Company entered into amendments to its Revolving Credit Agreement with The Northern Trust Company ("Northern") and LaSalle National Bank ("LaSalle Bank") (collectively the "Lenders") that provides the Company with up to $20,000,000 under a revolving credit facility. Under the Agreement, the Company may borrow an amount (subject to the lending limit) equal to the sum of 80 percent of eligible accounts receivable and 50 percent of eligible inventory. Advances of credit under this credit facility are payable on January 26, 1996.

While the Company believes that its future financing needs will be provided by BRW if the Merger is consummated, in the event the Merger is not consummated by January 26, 1996, or thereafter, the Company believes that it could continue or renew its existing revolving credit facilities, or replace them, on similar terms.

The interest on the revolving credit facility is computed at either Northern's prime rate and/or LIBOR based rates (the London interbank offering rate) at the option of the Company. Interest is payable monthly for advances at the prime rate, or at the end of a 30-, 60- or 90-day period for advances at LIBOR based rates. Funds available, but unused, bear interest at 1/2 percent per annum.

Debt outstanding under the credit facility is collateralized by accounts receivable, inventory and equipment of the Company, excluding the assets of CDSC, and a first mortgage on the Company's Batavia, Illinois property. The restrictive covenants imposed by the credit facility require, among other things, the Company, on a consolidated basis, to limit capital expenditures in any fiscal year to $3,500,000 and maintain at all times a ratio of total liabilities to tangible net worth not in excess of 1.8:1 from September 30, 1995 and at all times thereafter and a minimum tangible net worth (excluding cumulative translation adjustments) of at least $28,250,000 from September 30, 1995 and at all times thereafter. Under the terms of such financing agreements, the Company is prohibited from paying cash dividends in an amount that exceeds 25 percent of the Company's net income for the preceding fiscal year.

In December 1988, the Company secured $3,600,000 of borrowing by the issuance of tax exempt industrial revenue bonds through the Development Authority of Cartersville, Georgia. For information regarding the terms and maturity date of the bonds see Note 6 of Notes to Consolidated Financial Statements. The proceeds from the sale of these bonds have been used to partially fund the construction and equipping of the Company's manufacturing plant in Cartersville. In accordance with the loan agreement between BLSC and the Development Authority of Cartersville, Northern (which replaced Bayerische Vereinsbank A/G in December
1991) has issued an irrevocable letter of credit in the amount of $3,852,000. Of this total amount, $3,600,000 will be available to pay the principal on these bonds and $252,000 (210 days at a rate of 12 percent) is available to pay interest when it becomes due on these bonds. The Company and Northern have entered into a Letter of Credit Reimbursement Agreement. As a result, the full amount of $3,852,000 reduces the maximum amount currently available from the Lenders under the Company's revolving credit facility to $16,148,000. Pursuant to the Letter of Credit Reimbursement Agreement with Northern, the Company has agreed to pay Northern an amount equal to all amounts drawn under the letter of credit on the day on which a drawing is paid plus interest on all amounts owed by the Company from the date such amounts are due and payable until payment thereof in full, at a fluctuating interest rate per annum equal to Northern's reference rate (prime rate) plus 1.75 percent. There have been no amounts drawn under this letter of credit. The letter of credit must be renewed on an annual basis in December of each year and Northern charges an annual fee of 7/8 of 1 percent for the letter of credit payable quarterly in arrears.

The Company has a workers compensation insurance program based upon a deductible program. In accordance with the program, Northern issued an irrevocable letter of credit to the Hartford Fire Insurance Company in December 1993 for $666,000. In November 1994 this letter of credit was increased to $775,000. The full amount of all letters of credit issued by Northern, or $4,627,000, reduces the maximum amount available under the revolving credit line.

On April 28, 1994, the Company's CDSC subsidiary entered into an agreement with NBD Bank, Canada ("NBD"), which provided up to $5,800,000 (U.S.) under a revolving demand credit facility. On March 28, 1995, the agreement was renewed through April 30, 1996, and the available facility was increased to $7,000,000 (U.S.). The facility is unsecured; however, the agreement contains a negative pledge clause which prohibits CDSC from encumbering its assets to secure any other indebtedness, excepting specific liens that are limited to the property financed by the lienholder.

The restrictive covenants in the agreement include a CDSC minimum tangible net worth, computed based on Canadian GAAP, of $10,000,000 (Canadian), a maximum ratio of total liabilities to tangible net worth of 1.2 to 1, and a minimum working capital of $3,000,000 (Canadian). Also, under the agreement, NBD must approve all mergers, acquisitions or changes in ownership. Interest rates for Canadian dollars are at the Canadian prime rate or NBD's cost of funds plus 1%. Interest rates for U.S. dollars are at the U.S. prime rate or LIBOR based rates.

The Company is in full compliance with all covenants of each credit agreement.

During fiscal 1995, the Company's liquidity improved due to its profitability. The Company's capital expenditures were slightly higher than its depreciation in fiscal 1995, and this pattern is expected to continue in fiscal 1996. The Company believes that its existing credit facilities, as continued, renewed or replaced, will be more than adequate for fiscal 1996.

PROPERTIES

The Company's principal executive office, along with its largest manufacturing facility, is located in Harvey, Illinois, approximately 20 miles south of Chicago. The Harvey facility consists of 24,000 square feet of office space and 307,000 square feet of manufacturing and storage space on a 12 acre site. The Company operates four additional manufacturing facilities, one in each of the following locations: Medina, Ohio; Batavia, Illinois; Cartersville, Georgia; and Hamilton, Ontario, Canada. The Medina facility consists of 126,000 square feet of manufacturing, storage and office space on an 11 acre site approximately 30 miles south of Cleveland. The Batavia facility consists of 41,000 square feet of enclosed manufacturing and office space. The Batavia facility also includes an additional 20,000 square feet of roof-covered but unenclosed space which is used for storage of hot rolled steel coils. The Batavia facility is located on a five acre site approximately 45 miles west of Chicago.

During fiscal 1989, the Company completed the construction and equipping of a 92,000 square foot manufacturing facility on a 16 acre site in Cartersville, Georgia, approximately 40 miles north of Atlanta. Total capital expenditures for constructing and equipping the Cartersville facility were approximately $6,731,000.

Financing for the purchase, construction and equipping of the Cartersville facility was partially provided for by $3,600,000 from the issuance of tax exempt industrial revenue bonds through the Development Authority of Cartersville, Georgia and by the Company's line of credit.

The Hamilton, Ontario facility, which was purchased by the Company from Stelco in May 1990, consists of 135,000 square feet of manufacturing and office space on a five-acre site in southwest Hamilton.

The Company believes that its five operating facilities contain some of the most sophisticated equipment in the cold finished steel bar industry. The Company's equipment includes high capacity computer controlled machines that result in operating efficiencies, including what it believes to be the largest capacity straightener-polisher and one of the largest coil-to-bar machines (which draws bars from steel coil) in the industry, the latter of which is believed to produce the largest range of sizes of cold finished steel bars in the industry. The Company also has a 650,000 pound drawbench, believed to be the largest in the industry, which can draw round bars up to 6 inches in diameter. In addition, the Company's five operating facilities contain shipping, mobile and mill cranes, furnaces, blasters, drawbenches, automatic bar makers, turning mills, saws, shears, straighteners, grinders, polishers and other equipment used in the production of cold finished steel bars.

The Company believes that the production capacity of its five existing plants is approximately 360,000 tons per year, based upon the Company's current product mix. The Company believes that its facilities are generally sufficient to meet its present and foreseeable business needs.

All of the Company's real property and production facilities are owned by the Company. The Company's equipment is subject to a security agreement. See "INFORMATION REGARDING THE COMPANY --Business -- Credit Agreements" and Note 6 of Notes to Consolidated Financial Statements. The Cartersville real property is subject to a first mortgage that was granted by the Company in connection with borrowings made pursuant to the issuance of the tax exempt industrial revenue bonds.

SELECTED FINANCIAL DATA

The following table sets forth selected historical consolidated financial information of the Company for each of its last five fiscal years. The following financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company included elsewhere in this Proxy Statement and in conjunction with "INFORMATION REGARDING THE COMPANY -- Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                               YEAR ENDED SEPTEMBER 30,
                                                               ---------------------------------------------------------
                                                                 1995        1994         1993        1992       1991
                                                               ---------  -----------  -----------  ---------  ---------
Income Statement Data: (In thousands)
  Net Sales..................................................  $ 169,372  $ 152,435    $ 136,923    $ 121,677  $ 114,528
  Cost of Sales..............................................    148,093    136,173      127,923      111,507    107,545
  Gross profit...............................................     21,279     16,262        9,000       10,170      6,983
  Selling and administrative expenses........................     11,687     11,367        9,807        8,918      9,223
  Operating income (loss)....................................      9,592      4,895         (807)       1,252     (2,240)
  Interest expense, net......................................      1,508      1,266        1,035          814      1,422
  Income (loss) before provision of income taxes and
   cumulative effect of change in accounting principle.......      7,820      3,631       (1,836)         654     (3,662)
  Income tax (provision) benefit.............................     (2,608)      (866)        (594)        (357)     1,265
  Net Income (loss) before cumulative effect of change in
   accounting principle......................................      5,212      2,765       (2,430)         297     (2,397)
  Cumulative effect of change in accounting principle........     --            813(1)    (1,789)(1)    --        --
  Net income (loss)..........................................      5,212      3,578       (4,219  )       297     (2,397)
Share Data:
  Average shares outstanding (thousands).....................      3,970      3,970        3,970        3,970      3,970
  Net income (loss) per share................................       1.31        .90        (1.06  )       .07       (.60)
  Book value per common share................................       7.55       6.23         5.35         6.58       6.80
  Cash dividends per share                                        --          --           --          --         --
Financial Position at Year-end: (thousands)
  Working capital............................................  $  15,972  $  10,437    $   8,158    $  11,040  $  11,486
  Total assets...............................................     71,870     67,739       68,995       57,963     57,645
  Short-term debt............................................     13,900     16,550       19,000       10,000     10,000
  Long-term debt.............................................      3,600      3,600        3,600        3,600      3,600
  Stockholders' equity.......................................     29,968     24,722       21,219       26,115     27,003
Other Data:
  Addition to property, plant and equipment (thousands)......  $   2,144  $   1,949    $   1,612    $   1,238  $   1,215
  Employees at Year-end......................................        474        437          439          407        419
  Net sales per employee (thousands).........................        357        349          312          299        273
Financial Ratios:
  Total liabilities/equity...................................        1.4        1.7          2.3          1.2        1.1
  Total debt/equity..........................................         .6         .8          1.1           .5         .5
  Net sales/total assets.....................................        2.4        2.3          2.0          2.1        2.0

------------
(1) Consists of a cumulative effect of change in accounting principle related to the adoption of SFAS No. 109: Accounting for Income Taxes in 1994 and a cumulative effect of change in accounting principle related to the adoption of SFAS No. 106: Employers' Accounting for Post-Retirement Benefits Other than Pensions in 1993.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL. The cold-finished steel bar industry, like the rest of the steel industry as a whole, is highly cyclical, and is affected by production overcapacity and intense competition, as well as general economic conditions. The cold finished steel bar industry has historically been characterized by over-capacity which has created pricing pressure on producers. This pricing pressure is exacerbated by the fact that cold-finished bar is a commodity product with little opportunity for differentiation. From a competitive standpoint, these market dynamics place a premium on a competitors' ability to produce at a low cost. Many domestic steel producers and processors, including the Company, suffered losses during the recession that began in 1990 as a result of a downturn in industries upon which the steel industry is highly dependent, such as the automotive and machinery industries, which also are highly cyclical and directly affected by, among other things, the level of consumer confidence and general economic conditions. As the U.S. economy emerged from the most recent recession, the steel industry, including the cold-finished steel bar market, experienced a significant resurgence in demand. During the twelve months ended September 30, 1995, the Company was able to obtain several price increases for its products, without experiencing a commensurate increase in its cost of raw materials. As a result, the Company's gross margins improved throughout the year. Management does not expect this trend to higher gross margins to continue during fiscal 1996, and management's view is that the Company's strong recent operating performance may be reflective of the industry being at or near the peak in the current business cycle. Downturns in industries comprising the end user markets for the Company's products could have a material adverse effect on the Company's financial condition and results of operations.

During 1995, net sales increased by 11.1%. The gross profit as a percentage of revenues increased to 12.6% in 1995 from 10.7% in 1994. The increase was primarily attributable to improved pricing versus material costs, increased volume and internal manufacturing efficiencies.

In the fiscal year ended September 30, 1995, the Company was profitable in all four quarters with total net income for the fiscal year of $5,212,000 as compared to $3,578,000 in the prior year. The increase in net income is primarily attributable to improved margins, increased volumes and internal efficiencies.

RESULTS OF OPERATIONS: FISCAL 1995 COMPARED TO FISCAL 1994. Net sales for 1995 were $169,372,000, an increase of $16,937,000 or 11.1% from 1994. The increase in net sales is attributable to increased tonnage volume amounting to $10,562,000 ($3,878,000 Canadian Drawn Steel Company Inc. ("CDSC")) and increased sell prices generating an additional $6,375,000 ($2,269,000 CDSC).

Cost of sales for 1995 was $148,093,000, an increase of $11,920,000 or 8.8% over 1994. The increase is primarily attributable to increased volume. As a percentage of net sales, cost of sales decreased by 1.9%. Gross margin increased in 1995 primarily due to higher sell prices discussed above, and increased volume of $1,634,000 ($565,000 CDSC) offset in part by higher raw material cost of $3,969,000 ($1,527,000 CDSC).

Selling and administrative expenses for 1995 amounted to $11,687,000, an increase of $320,000 or 2.8% from 1994. The increase is primarily due to wages and benefits of $238,000. As a percentage of net sales, selling and administrative expenses decreased to 6.9% from 7.5% in 1994.

Interest expense, net, increased in 1995 by $242,000, or 19.1% from 1994. The increase was primarily attributable to increased interest rates. Interest expenses, net, as a percentage of net sales, was .9% compared to .8% in 1994.

Other income/expense amounted to $264,000 of expense in 1995 compared to $2,000 of income in 1994. Included in 1995 is $265,000 of legal expense and professional fees due to the proposed merger with BRW Steel Corporation ("BRW").

The tax provision in 1995 amounted to $2,608,000 compared to $866,000 in 1994. The 1995 provision includes a partial offset to the domestic tax provision due to the expected utilization of the remaining net operating loss carryforward. The 1994 tax provision consisted primarily of a provision for foreign taxes, while the domestic income tax provision was offset by the expected utilization of a net operating loss carryforward.

Net income of $5,212,000 in 1995 compares to net income of $3,578,000 in 1994. Included in the 1994 net income is a one-time credit of $813,000 for adoption of SFAS No. 109: Accounting for Income Taxes. The increase in net income is primarily attributable to a higher gross margin of $5,017,000 offset in part due to an increase in the tax provision of $1,742,000, increased selling and administrative expenses of $320,000, increased interest expense of $242,000 and other expenses of $265,000 related to the proposed merger with BRW.

RESULTS OF OPERATIONS: FISCAL 1994 COMPARED TO FISCAL 1993. Net sales for 1994 were $152,435,000, an increase of $15,512,000 or 11.3% from 1993. The increase in net sales is attributable to increased tonnage volume amounting to $8,831,000 ($3,040,000 CDSC) and increased prices generating an additional $6,681,000 ($858,000 CDSC).

Cost of sales for 1994 was $136,173,000, an increase of $8,250,000 or 6.4% over 1993. The increase is primarily attributable to increased volume. As a percentage of net sales, cost of sales decreased by 4.1%. Gross margin increased in 1994 primarily due to higher prices discussed above, increased volume contributing $984,000 ($481,000 CDSC), and lower labor and overhead costs of $534,000 ($442,000 CDSC), offset by higher raw material costs of $794,000 ($947,000 CDSC).

Selling and administrative expenses for 1994 amounted to $11,367,000, an increase of $1,560,000, or 15.9%, from 1993. The increase is primarily due to wages and benefits of $1,631,000, of which $1,030,000 was for profit sharing and management supplemental incentive compensation, higher depreciation and amortization of $123,000 due to the purchase of software and hardware for the new information system and $101,000 of higher agents commissions due to increased sales; these increases were offset in part by lower professional fees of $286,000.

Interest expense, net, increased in 1994 by $231,000, or 22.3%, from 1993. The increase was primarily attributable to increased average borrowings and higher interest rates. Interest expense, net, as a percentage of net sales, was .8% in 1994, unchanged from 1993.

The tax provision in 1994 was $866,000 compared to $594,000 in 1993. The 1994 amount consists primarily of a provision for foreign taxes, while the domestic income tax provision was offset by the expected utilization of a net operating loss carryforward.

The net income of $3,578,000 in 1994 compares to a net loss of $4,219,000 in 1993. Included in the 1994 net income is a one-time credit of $813,000 for adoption of SFAS No. 109: Accounting for Income Taxes; included in the 1993 loss is a one-time charge of $1,789,000 for adoption of SFAS No. 106: Employers' Accounting for Post-Retirement Benefits Other than Pensions. The increase in income is primarily attributable to accounting changes totalling $2,602,000, a higher gross margin of $7,262,000, offset in part due to higher selling and administrative costs of $1,560,000 and higher interest expense of $231,000.

RESULTS OF OPERATIONS: FISCAL 1993 COMPARED TO FISCAL 1992. Net sales for 1993 were $136,923,000 representing an increase of 12.5% from 1992. The increase in net sales is primarily attributable to volume amounting to $13,296,000 ($3,613,000 CDSC).

Cost of sales for 1993 was $127,923,000, an increase of $16,416,000 or 14.7%
over 1992 (compared to a 12.5% sales increase). The increase is primarily attributable to volume. As a percentage of net sales, cost of sales in 1993 was 93.4%, compared to 91.6% in 1992, or an increase of 1.8%. Gross margin decreased in 1993 from 1992 primarily due to higher material costs of $2,715,000 ($641,000 CDSC) offset in part by higher prices of $1,950,000 ($353,000 CDSC), a write down of slow moving inventory by BLSC of $680,000, and higher labor and overhead expenses of $1,063,000 ($494,000 favorable CDSC) offset by higher volume of $1,418,000 ($252,000 CDSC).

Selling and administrative expense for 1993 amounted to $9,807,000, an increase of $889,000 or 10% from 1992. The increase is primarily attributable to professional fees and employee training expenses of approximately $520,000 for installation of a new Business Operating System and an Activity-Based Costing System, wages and benefits of $273,000, and agents' commissions expense of $203,000. As a percentage of net sales, selling and administrative expenses decreased to 7.2% from 7.3% in 1992.

Interest expense, net, increased in 1993 by $221,000, or 27.0%, from 1992. The increase was primarily attributable to increased borrowings. Interest expense, net, as a percentage of net sales, increased to .8% from .7% in 1992.

The tax provision in 1993 amounted to $594,000 compared to $357,000 in 1992. The 1993 amount consisted of a provision for foreign taxes.

The net loss of $4,219,000 in 1993 compares to net income of $297,000 in 1992. Included in the net loss is a one-time charge of $1,789,000 resulting from the adoption of SFAS No. 106: Employers' Accounting for Post-Retirement Benefits Other than Pensions. Lower gross margin of $1,170,000 and higher interest cost of $221,000 also contributed to the loss. In 1992, other income (before taxes) included $70,000 from the sale of a small parcel of land and $146,000 from the sale of used machinery by BLSC compared to other income (before taxes) of $6,000 in 1993.

LIQUIDITY AND CAPITAL RESOURCES. Working capital at September 30, 1995, was $15,972,000 compared to $10,437,000 at September 30, 1994. The increase is primarily attributable to decreases in borrowing and an increase in inventory to support increased sales volume.

On January 28 and December 9, 1994, the Company entered into amendments to its revolving credit agreement with The Northern Trust Company ("Northern") and LaSalle National Bank ("LaSalle") which provides up to $20,000,000 under a revolving credit facility. The revolving credit facility is secured by the Company's accounts receivable, inventories and equipment, excluding CDSC's assets, and a first mortgage on the Company's Batavia, Illinois property. Among other things, the restrictive covenants include limits on capital expenditures, a minimum tangible net worth (excluding cumulative translation adjustments) of at least $28,250,000 at September 30, 1995 and at all times thereafter, a maximum ratio of total liabilities to tangible net worth is limited to at least
1.8 to 1 at September 30, 1995 and at all times thereafter, and prohibitions on paying cash dividends in an amount that exceeds 25 percent of the Company's net income for the preceding fiscal year. Interest on the revolving credit facility is computed at the prime rate and/or a LIBOR (London Interbank Offering Rate) based rate at the option of the Company. Funds available but unused bear interest at the rate of 1/2% per annum. Advances of credit under this credit facility are payable on January 26, 1996.

While the Company believes that its future financing needs will be provided by BRW if the Merger is consummated, in the event the Merger is not consummated by January 26, 1996, or thereafter, the Company believes that it could continue or renew its existing revolving credit facilities, or replace them, on similar terms.

On April 28, 1994 the Company's CDSC subsidiary entered into an agreement with NBD Bank, Canada ("NBD"), which provided up to $5,800,000 (U.S.) under a revolving demand credit facility. On March 28, 1995, the agreement was renewed through April 30, 1996, and the available facility was increased to $7,000,000 (U.S.). The facility is unsecured; however, the agreement contains a negative pledge clause which prohibits CDSC from encumbering its assets to secure any other indebtedness, excepting specific liens that are limited to the property financed by the lienholder.

The restrictive covenants in the agreement include a CDSC minimum tangible net worth, computed based on Canadian GAAP, of $10,000,000 (Canadian), a maximum ratio of total liabilities to tangible net worth of 1.2 to 1, and a minimum working capital of $3,000,000 (Canadian). Interest rates for Canadian dollars are at the Canadian prime rate or NBD's cost of funds plus 1%. Interest rates for U.S. dollars are at the U.S. Prime rate or LIBOR based rates. Also, under the agreement, NBD must approve all mergers, acquisitions or changes in ownership.

The interest rate on loans outstanding at September 30, 1995, ranged from 6.91% to 7.125% on loans based on LIBOR. Of the total loans outstanding at September 30, 1995 against the revolving credit agreements, $300,000 was borrowed at prime rate.

In December 1988, BLSC secured $3,600,000 of borrowing by the issuance of Tax Exempt Industrial Revenue Bonds through the Development Authority of Cartersville, Georgia, to partially finance the construction and equipping of the Cartersville plant. The interest rate on the bonds is a weekly interest rate representing the minimum rate of interest which, in the opinion of the Remarketing Agent, would be necessary to sell the bonds in a secondary market. The interest rates paid on these bonds varied from 3.15% to 5.85% during fiscal year 1995 and was 4.65% at September 30, 1995. The Company must fund a bond sinking fund for purposes of retiring the bonds. Principal payments of $300,000 are due on each December 1 beginning in the year 2009 and continuing through 2012. Payments of $400,000 are then due on each December 1 through the year 2018.

In accordance with the loan agreement between BLSC and the Development Authority of Cartersville, Georgia, Northern has issued an irrevocable letter of credit in the amount of $3,852,000. Of this total amount, $3,600,000 is available to pay principal on the Bonds and $252,000 is available to pay interest when it becomes due. Northern has also issued a $666,000 irrevocable letter of credit to support workers compensation insurance reserves in 1994. In 1995, Northern increased the letter of credit to $775,000.

At September 30, 1995, the available portion of all revolving credit facilities after adjusting for outstanding letters of credit amounted to $8,473,000. In the aggregate, $58,686,000 of assets are utilized to secure all borrowings.

During the year ended September 30, 1995, capital expenditures were approximately $2,144,000. During the fiscal years ending September 30, 1994 and 1993, capital expenditures were approximately $1,949,000 and $1,612,000, respectively. The Company expects to invest approximately $2,500,000 in capital equipment during fiscal year 1996 and an amount in future years similar to that in recent years. The Company believes that existing working capital, funds from operations, and current and future borrowings will be adequate to meet its anticipated capital requirements.

INFLATION. The Company believes that inflation has not had a material adverse effect on its results of operations. The Company has experienced increased costs of hot rolled steel, energy, salaries and benefits and general and administrative expenses, but, for the most part, has been able to either offset such increases through productivity and efficiency gains or pass them through to its customers by increasing sales prices of its products.

MARKET FOR AND DIVIDENDS ON THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's shares of Common Stock trade on The Nasdaq Stock Market ("NASDAQ") under the symbol "BLIS." The following table presents quarterly high and low sales prices for a share of Common Stock as reported by NASDAQ.

                                            HIGH        LOW
                                           -------    -------
Fiscal year ended September 30, 1993
  First Quarter.........................   $ 3 1/2    $ 2 5/8
  Second Quarter........................     3 3/4      2 3/4
  Third Quarter.........................     3 1/2      3
  Fourth Quarter........................     3 1/2      2 3/4

Fiscal year ended September 30, 1994
  First Quarter.........................     3 3/4      2 1/2
  Second Quarter........................     4 1/4      2 3/4
  Third Quarter.........................     6 1/4      3 3/4
  Fourth Quarter........................     6          5

Fiscal year ended September 30, 1995
  First Quarter.........................     7 1/4      4 3/4
  Second Quarter........................     6 1/2      4 7/8
  Third Quarter.........................     6 3/4      5
  Fourth Quarter........................     8 5/8      5 1/2

Fiscal year ended September 30, 1996
  First Quarter through December 14,
   1995.................................     9 3/4      7 3/4

On September 15, 1995, the last trading day prior to the public announcement of the First Merger Agreement, the high and low sales prices for a share of Common Stock were $7.75 and $7.00, respectively. On October 4, 1995, the last trading day prior to the public announcement of the Merger Agreement, the only sales price for a share of Common Stock was $8.00. On December 14, 1995, the high and low sales prices for a share of Common Stock were both $8.50.

As of September 30, 1995 there were approximately 100 holders of record, and the Company estimates approximately 500 beneficial owners, of the Company's shares of Common Stock.

The Company has not paid cash dividends on its shares of Common Stock and currently intends to retain all earnings to support the development of its business. Under the terms of its loan agreement with Northern and LaSalle Bank, the Company is currently restricted from paying cash dividends in an amount that exceeds, during any fiscal year, 25% of the Company's net income for the immediately preceding fiscal year. See Notes 2 and 6 of Notes to Consolidated Financial Statements.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Common Stock of the Company as of September 30, 1995, by (i) each of the executive officers and directors of the Company and (ii) all executive officers and directors of the Company as a group. Information with respect to beneficial ownership is based upon information furnished by such persons or contained in filings made with the Securities and Exchange Commission.

                                               NUMBER OF SHARES
                                                OF COMMON STOCK
                                                OF THE COMPANY         PERCENT OF
NAME                                       BENEFICIALLY OWNED (1)(2)   CLASS (2)
-----------------------------------------  -------------------------   ----------
Gregory H. Parker(1)(3)(6)(8)(10)........            479,729              12.1%
Anthony J. Romanovich(1)(4)(10)..........            210,532               5.3
George W. Fleck(1)(10)...................            191,892               4.8
Gerald E. Brady(1)(10)...................            115,281               2.9
Michael A. DeBias(10)....................            115,281               2.9
R. James Barnett(2)......................              5,442              *
Roger G. Fein(2)(5)(7)(8)(10)............             20,000              *
Charles P. McLarnon(2)(5)(8)(11).........             21,390              *
Dennis W. Sheehan(2)(5)..................             35,000              *
George Binnie(9).........................               None             -0-
Karl H. Reitz(9).........................               None             -0-
All directors and executive officers of
 the Company as a group including the
 persons named above (14
 persons)(1)(2)(10)(11)..................          1,378,028              34.2

---------
*    Less than 1% of the outstanding shares of Common Stock.

(1) Ownership of shares of Common Stock shown for Messrs. Parker, Romanovich, Fleck and Brady, and for all directors and executive officers of the Company as a group, includes shares of Common Stock of the Company not held directly by them but held by or for the benefit of (i) their spouses or
     (ii) a trust, the beneficiaries of which are members of Mr. Parker's family, as to which they have neither investment power nor voting power. See notes (3) and (4) to the table under "INFORMATION REGARDING THE COMPANY -- Security Ownership of Principal Stockholders" for an explanation of shares of Common Stock included that are not held directly by Messrs. Parker and Romanovich. In addition, shares of Common Stock were held by or for the benefit of such spouses and trust of the following persons and the directors and executive officers as a group in the amounts indicated: Mr. Fleck -- 50,000 shares (held by spouse); Mr. Brady -- 45,000 shares (held by spouse); and all directors and executive officers as a group (including all of such individuals named) -- 425,000 shares.

(2) The numbers of shares of Common Stock shown in the above table for Messrs. Barnett, Fein, McLarnon and Sheehan, and for all directors and executive officers of the Company as a group, and the percentages of shares of Common Stock shown for them in the above table, are based on the assumption that currently outstanding stock options covering shares of Common Stock which were exercisable within 60 days of September 30, 1995 had been exercised as follows: Mr. Barnett -- 5,000 shares (granted pursuant to the Company's Employees' Incentive Stock Option Plan); and as explained in note (5) below, Mr. Fein -- 15,000 shares, Mr. McLarnon -- 15,000 shares and Mr. Sheehan -- 15,000 shares; and all directors and executive officers as a group (including all of such named individuals) -- 56,000 shares. The persons named and the members of such group disclaim any beneficial ownership of the shares of Common Stock subject to those options.
(3)  See notes (3) and (5) to the table under "INFORMATION REGARDING THE COMPANY
     -- Security Ownership of Principal Stockholders."
(4)  See notes (4) and (5) to the table under "INFORMATION REGARDING THE COMPANY
     -- Security Ownership of Principal Stockholders."
(5) Includes 15,000 shares of Common Stock that may be purchased by each of Messrs. Fein, McLarnon and Sheehan upon the exercise of presently exercisable options granted pursuant to the Company's Directors' Stock
     Option Plan.
(6)  See note (3) to the table under "INFORMATION REGARDING THE COMPANY --
     Security Ownership of Principal Stockholders."
(7) Includes 5,000 shares of Common Stock held in a self-directed individual retirement account, the beneficiary of which is Mr. Fein, who has the power of investment direction over such retirement trust; but does not include the 150,000 shares of Common Stock beneficially owned by the trust described in note (3) to the table under "INFORMATION REGARDING THE COMPANY
     -- Security Ownership of Principal Stockholders."
(8) Does not include any of the 187,000 shares of Common Stock beneficially owned by the Bliss & Laughlin Steel Company Pension Plans Stock Investment
     Trust, the beneficiaries of which are certain BLSC employees. Messrs.
     Gregory H. Parker, Roger G. Fein and Charles P. McLarnon, directors of the
     Company, are the trustees of this trust and have sole voting and investment power with respect to these shares of Common Stock, subject to direction from the Board of Directors of BLSC. Messrs. Parker, Fein and McLarnon disclaim any beneficial ownership of such shares of Common Stock .
(9) Messrs. Binnie and Reitz, directors of the Company and BLSC, are, pursuant to an agreement with the Company, designees of Stelco to serve as directors of the Company and BLSC. See "THE FIRST REFUSAL AGREEMENT -- Designation of
     Directors". See also notes (1) and (5) to the table under "INFORMATION
     REGARDING THE COMPANY -- Security Ownership of Principal Stockholders" for information regarding the ownership by Stelco of shares of Common Stock of the Company.
(10) See note (6) to the table under "INFORMATION REGARDING THE COMPANY --
     Security Ownership of Principal Stockholders." Each Option Agreement
     Stockholder named therein is deemed, pursuant to Rule 13d-5(b)(1) under the Exchange Act, to have acquired beneficial ownership as of September 16, 1995 (the date of the original stock option agreement among the Option
     Agreement Stockholders, BRW and Merger Sub) of all shares of Common Stock beneficially owned by the Option Agreement Stockholders as a group. The shares of Common Stock reflected in the above table do not include such shares. The Option Agreement Stockholders disclaim beneficial ownership of shares of Common Stock not owned by themselves, their respective spouses or trusts for the benefit of themselves or their families.
(11) The numbers of shares of Common Stock shown in the above table for Mr.
     McLarnon and for all directors and executive officers of the Company as a group include 4,790 shares of Common Stock that Mr. McLarnon may elect to receive pursuant to the terms of the Directors' Deferred Compensation Plan
     (the "Plan"). The percentages of shares of Common Stock owned by Mr.
     McLarnon and by all directors and executive officers of the Company as a group are based on the assumption that if Mr. McLarnon elects to receive shares of Common Stock pursuant to the Plan, the Company would, as permitted by the Plan, purchase existing shares of Common Stock on the open market to deliver to Mr. McLarnon rather than issue new shares of Common
     Stock to him.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of Common Stock of the Company as of September 30, 1995, by each person or group that is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its Common Stock. Information with respect to beneficial ownership is based upon information furnished by such Stockholder or contained in filings made with the Securities and Exchange Commission.

                                                                                       Number of Shares
                                                                                       of Common Stock
Name and Address                                                                        of the Company      Percent
of Beneficial Owner                                                                   Beneficially Owned    of Class
------------------------------------------------------------------------------------  ------------------  ------------
Stelco Inc.(1)(5)...................................................................        1,598,759           40.3%
Stelco Tower
100 King Street West
Hamilton, Ontario, Canada L8P 1A2
B&L Acquisition Corporation(2)(5)(6)................................................          774,059           19.5
4 Northshore Center
Pittsburgh, PA 15212
Gregory H. Parker(3)(5)(6)..........................................................          479,729           12.1
281 East 155th Street
Harvey, IL 60426
Anthony J. Romanovich(4)(5)(6)......................................................          210,532            5.3
281 East 155th Street
Harvey, IL 60426
Option Agreement Stockholders as a group(2)(5)(6)...................................        1,520,759           38.3
c/o Bliss & Laughlin Industries Inc.
281 East 155th Street
Harvey, IL 60426

---------
(1)  As reported to the Company by Stelco, pursuant to Amendment No. 1 to its
     Schedule 13D dated October 1, 1990. The shares of Common Stock beneficially owned by Stelco are directly owned by Stelco Enterprises Corp., an indirectly wholly-owned Delaware subsidiary of Stelco.

(2) Pursuant to the Option Agreement, the Option Agreement Stockholders granted to B&L Acquisition Corporation ("Merger Sub") an option to acquire an aggregate of 774,059 of the 1,520,759 shares of Common Stock collectively owned by the Option Agreement Stockholders. See "THE OPTION AGREEMENT" and note (6) below. See notes (3), (4) and (6) below as to the number of shares of Common Stock of Messrs. Parker and Romanovich, their spouses and a trust for the benefit of members of Mr. Parker's family included in the number of shares covered by the Option Agreement.

(3) Includes (a) 50,000 shares of Common Stock owned by Mr. Parker's spouse, and (b) 150,000 shares of Common Stock beneficially owned by a trust, the beneficiaries of which are members of Mr. Parker's family. With respect to
     (b), Roger G. Fein, as trustee of the trust, is the record holder of these shares and has sole voting and investment power with respect to these shares. Messrs. Parker and Fein disclaim any beneficial ownership of such shares. The address of the trust is c/o Roger G. Fein, 225 West Wacker Drive, Chicago, Illinois 60606. Does not include any shares of Common Stock beneficially owned by the BLSC Pension Plans Stock Investment Trust described under "INTERESTS OF CERTAIN PERSONS IN THE MERGER -- Holdings of Company Common Stock." Does not include the shares of Common Stock of any Option Agreement Stockholder other than those of Mr. Parker, his spouse and the trust for the benefit of members of his family. Of those shares of Mr. and Mrs. Parker and such trust, 244,179 are subject to the Option Agreement. See also note (8) to the table under "INFORMATION REGARDING THE COMPANY -- Security Ownership of
     Management."

(4)  Includes 53,000 shares of Common Stock owned by Mr. Romanovich's spouse.
     Does not include the shares of Common Stock of any Option Agreement
     Stockholder other than those of Mr. Romanovich and his spouse. Of those shares of Mr. and Mrs. Romanovich, 107,159 are subject to the Option
     Agreement.

(5) All of the shares included as being beneficially owned by Stelco, the Option Agreement Stockholders, and Messrs. Parker and Romanovich are subject to a Right of First Refusal and Standstill Agreement, dated May 11,
     1990, by and among the Company, Stelco and the Option Agreement
     Stockholders. See "THE FIRST REFUSAL AGREEMENT".

(6)  The Option Agreement Stockholders are the following persons and trusts: (i)
     Messrs. Gregory H. Parker, Anthony J. Romanovich, Gerald E. Brady, Michael
     A DeBias, Richard M. Bogdon, Chester J. Pucilowski and Richard W. Ressler, who are current officers or a key employee of the Company or BLSC, and, in addition, Messrs. Parker and Romanovich are directors of the Company and BLSC, (ii) Messrs. George W. Fleck and Carl H. Laib, who are former officers or key employees of the Company or BLSC, (iii) F. Elizabeth
     Parker, Barbara A. Romanovich, Carole A. Brady, Phyllis Bogdon, Geraldine
     Pucilowski and Joan E. Fleck, who are spouses of the above-named current or former officers or key employees of the Company or BLSC, (iv) Roger G.
     Fein, as Trustee of the Gregory H. Parker Irrevocable Family Trust under
     Trust Agreement dated October 31, 1988 (see note (3) above as to the
     150,000 shares of Common Stock beneficially owned by this trust) -- Mr.
     Fein is a director of the Company and BLSC, and (v) William P. Daugherty, as Trustee of the William P. Daugherty Trust dated May 11, 1989, and Ellen
     L. Daugherty, as Trustee of the Ellen L. Daugherty Trust dated May 11,
     1989, Mr. Daugherty is a former officer of the Company and Ellen L.
     Daugherty is his spouse. The Option Agreement Stockholders have entered into an Option Agreement with BRW and Merger Sub pertaining to an aggregate of 774,059 of their shares of Common Stock (representing 19.5% of the issued and outstanding shares of Common Stock) and have filed a Schedule
     13D pertaining thereto. Of these shares, 244,179 and 107,159 are included in the table entries for Messrs. Parker and Romanovich, respectively. See notes (3) and (4) above. The Option Agreement Stockholders disclaim beneficial ownership of shares of Common Stock not owned by themselves, their respective spouses or trusts for the benefit of themselves or their families. All of the shares of Common Stock owned by the Option Agreement
     Stockholders are also subject to the First Refusal Agreement. See "THE
     OPTION AGREEMENT" and "THE FIRST REFUSAL AGREEMENT."

INFORMATION REGARDING BRW AND MERGER SUB

BRW is the owner of steelmaking and engineered bar product finishing facilities located in Johnstown, Pennsylvania and Lackawanna, New York (the "BRW Assets") that were acquired in September 1994 by BRW from the former Bar, Rod and Wire Division (the "Bethlehem BRW Division") of Bethlehem Steel Corporation ("Bethlehem"). Hot rolled engineered bar products are high quality carbon and alloy steel bars that are manufactured to meet rigorous end user requirements for surface quality, strength, hardenability, machinability, toughness, durability and other engineering objectives. In order to meet these quality specifications, detailed and specific practices must be followed in the engineered bar production process.

Until it shut down its manufacturing operations in December 1992, the Bethlehem BRW Division was a leading manufacturer of high quality engineered bar, rod and wire products with a total steelmaking capacity of 1.5 million tons per year and finished bar rolling capacity of 900,000 tons per year. BRW is currently implementing a major modernization and expansion plan providing for the installation of certain new steelmaking equipment and implementation of new processes and currently expects to commence commercial steelmaking operations during the second quarter of calendar 1996 at the Johnstown facility, although there can be no assurance that it will do so. BRW's strategy is to position itself as one of the lowest cost vertically integrated domestic producers of high quality hot rolled and cold finished engineered bar products in the United States through implementation of the modernization and expansion plan, BRW's new collective bargaining agreement with the USWA, favorable economic development financing, and overhead and other cost reductions.

BRW is currently controlled by BRW Steel Holdings L.P. ("BRWSH"). The unionized employees of BRW will receive a minority equity stake in BRW pursuant to BRW's collective bargaining agreement with the USWA. BRWSH is a limited partnership, the general partner of which is BRW Partners, Inc. ("BRWPI"). BRWPI is owned by Messrs. Robert B. McKeon, Thomas J. Campbell and Kenneth R. Brotman, all of whom are directors of BRW and the principals of Veritas Capital Inc., a New York-based merchant banking and private equity firm formed in 1992. BRW has advised the Company that in connection with the Merger, BRW is contemplating a holding company structure pursuant to which BRW would become a wholly owned subsidiary of such newly formed holding company.

Merger Sub is a recently formed Delaware corporation and a wholly-owned subsidiary of BRW. Merger Sub was organized in connection with the Merger and has not conducted any business. The principal executive offices of BRW and Merger Sub are located at 227 Franklin Street, Suite 300, Johnstown, Pennsylvania 15901 and their telephone number is (814) 533-7200.

BRW proposes to finance the acquisition of the Company, refinance certain of BRW's and the Company's existing indebtedness, and pay related fees and expenses through the sale (the "Offering") of $115 million of new senior secured notes of BRW (the "Notes") and warrants to purchase shares of common stock of the holding corporation being contemplated by BRW, if formed. Any funds not used for these purposes are to be utilized to fund an escrow account (the "Interest Escrow Account") for the benefit of the holders of the Notes to be released, if necessary, for the payment of interest on the Notes, when due, for 12 months, for BRW's modernization and expansion plan and for working capital and general corporate purposes. The Notes are to be guaranteed on a senior basis by substantially all wholly owned subsidiaries of BRW (including the Company after consummation of the Merger) (the "Guarantors"). The Notes are to be secured initially by liens on (i) interests in certain real properties owned or leased by BRW and the Guarantors on the date of issuance of the Notes (the "Issue Date"), (ii) machinery and equipment owned on the Issue Date or thereafter acquired by BRW and the Guarantors located at such real properties, (iii) all of the outstanding common stock of BRW and the Guarantors, (iv) inventory and accounts receivable of BRW and the Guarantors, (v) certain contract and intellectual property rights of BRW and the Guarantors, (vi) the Interest Escrow Account, and (vii) proceeds of the foregoing collateral. BRW has not yet consummated the Offering as of the date of this Proxy Statement.

The following table sets forth selected financial information of BRW for its fiscal year ended September 30, 1995.

                                                                           FISCAL YEAR ENDED
                                                                           SEPTEMBER 30, 1995
                                                                          --------------------
                                                                             (IN THOUSANDS)
INCOME STATEMENT DATA:
Net sales...............................................................      $    --
  Operating expenses....................................................            10,658
                                                                                  --------
  Operating loss........................................................           (10,658)
  Interest expense......................................................             3,151
  Other income, net.....................................................               977
  Loss before income taxes..............................................           (12,832)
                                                                                  --------
  Income tax provision..................................................           --
                                                                                  --------
  Net loss..............................................................           (12,832)
                                                                                  --------
  Less: Preferred stock dividend requirement............................               385
  Net loss applicable to common shares..................................      $    (13,217)
                                                                                  --------
                                                                                  --------


                                                                                 AS OF
                                                                           SEPTEMBER 30, 1995
                                                                          --------------------
                                                                             (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents.............................................      $      1,650
  Working capital.......................................................            (1,108)
  Total assets..........................................................            46,001
  Long term debt (including current portion)............................            46,665
  Total liabilities.....................................................            50,126
  Redeemable preferred stock............................................             5,500
  Stockholders' equity (deficit)........................................            (9,625)

Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), who has been retained by BRW to place the Notes, issued a "highly confident" letter on October 2, 1995 as to its ability to sell or place the Notes, subject to significant qualifications. On December 1, 1995, Merrill Lynch issued a letter extending the expiration date of its "highly confident" letter to January 31, 1996. The Merrill Lynch letters are attached to this Proxy Statement as Annex E. MERRILL LYNCH HAS BEEN RETAINED BY BRW AND HAS DELIVERED ITS "HIGHLY CONFIDENT" LETTER TO BRW AND NOT THE COMPANY. NEITHER THE COMPANY NOR THE STOCKHOLDERS OF THE COMPANY ARE ENTITLED TO RELY UPON SUCH LETTER IN ANY MANNER IN CONSIDERING THE MERGER. If BRW cannot borrow or otherwise raise sufficient funds necessary to effect the Merger and the Merger is not consummated by January 31, 1996, the Board of Directors of the Company may terminate the Merger Agreement. Upon such termination, if all other conditions to BRW's obligation to consummate the Merger have been satisfied, BRW has agreed to pay to the Company, as liquidated damages, the Company Damages Amount unless BRW terminates the Merger Agreement prior to January 31, 1996 pursuant to BRW's rights of termination. See "THE MERGER AGREEMENT -- Termination" and "-- Termination Fees."

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

Pursuant to Section 262 of the DGCL ("Section 262"), any holder of shares of Common Stock who does not wish to accept the Merger Consideration may dissent from the Merger and elect to have the fair value of his or her shares of Common Stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger) judicially determined and paid to him or her in cash, provided that such person fully complies with the provisions of Section 262 and its requirements for the appraisal of shares of Common Stock. The shares of a holder who has fully complied with Section 262 are defined herein as "Dissenting Shares."

The following is a brief summary of the statutory procedures to be followed in order to dissent from the Merger and to perfect appraisal rights under Delaware law. This summary is qualified in its entirety by reference to Section 262, the complete text of which is set forth in Annex B hereto.

BEFORE THE MERGER. If any holder of shares of Common Stock elects to exercise his or her right to dissent from the Merger and demands appraisal, such Stockholder must satisfy EACH of the following conditions:

        1. Such Stockholder must deliver a written demand for appraisal of his or her shares to the Secretary of the Company BEFORE the taking of the vote on the Merger. This written demand for appraisal of shares must be in addition to and separate from abstaining from voting on or voting against the Merger. Voting against, abstaining from voting or failing to vote on the Merger will not constitute a demand for appraisal within the meaning of Section 262.

        2. Such Stockholder must not vote in favor of the Merger. If a Stockholder returns a signed proxy but does not specify a vote against adoption of the Merger or a direction to abstain, the proxy will be voted in favor of the Merger, which will have the effect of waiving that Stockholder's appraisal rights.

If any Stockholder fails to comply with either of these conditions, when the Merger becomes effective, such person will be entitled to receive the Merger Consideration to be paid with respect to the shares of Common Stock held by such Stockholder, but such person will not have any appraisal rights with respect to any shares of Common Stock.

All written demands of Stockholders for appraisal should be addressed to: Bliss & Laughlin Industries Inc., 281 East 155th Street, Harvey, Illinois 60426,
Attention: Secretary. It is the responsibility of each Stockholder to ensure that a demand for appraisal is received by the Secretary before the taking of the vote on the proposal to approve the Merger Agreement at the Special Meeting. A demand should be executed by, or on behalf of, the holder of record. Such demand must reasonably inform the Company of the identity of the Stockholder and that such Stockholder is thereby demanding appraisal of his or her shares of Common Stock.

To be effective, a Stockholder's demand for appraisal must be executed by or for the Stockholder of record, fully and correctly, as such Stockholder's name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of Common Stock of record. The beneficial holder must, in such case, require the registered owner to submit the required demand in respect of such shares. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Common Stock held in the name of such record owner.

AFTER THE MERGER. Within 10 days after the Effective Time, the Company (as the Surviving Corporation in the Merger) must give written notice that the Merger has become effective to each Stockholder who filed a written demand for appraisal and who did not vote in favor of the Merger. Within 120 days after the Effective Time, but not thereafter, any holder of shares of Common Stock who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery (the "Court") demanding a determination of the fair value of the shares of Common Stock held by all Stockholders entitled to appraisal. As the Company does not currently intend to file such a petition, and as the Company has no obligation to file such a petition, if no Stockholder does so within the requisite time period all Stockholders' previous written demands for appraisal will be nullified. THE COMPANY DOES NOT INTEND TO GIVE NOTICE TO ANY OF ITS STOCKHOLDERS WHO HAVE FILED A WRITTEN DEMAND FOR APPRAISAL AND WHO DID NOT VOTE IN FAVOR OF THE MERGER OF THE FILING OF SUCH PETITION. In any event, at any time within 60 days after the Effective Time (or at any time thereafter with the written consent of the Company), any Stockholder who had demanded appraisal rights has the right to withdraw the demand and to accept payment of the Merger Consideration (without interest).

Within 120 days after the Effective Time, but not thereafter, any holder of shares of Common Stock who has complied with the requirements of Section 262 shall be entitled, upon written request to the Company, to receive from the Company a statement setting forth the aggregate number of shares not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.

If a petition for appraisal is duly filed by a Stockholder, and if a copy thereof is delivered to the Company, the Company will then be obligated within 20 days to provide the Court with a duly verified list containing the names and addresses of all Stockholders who have demanded an appraisal of their shares. After notice to such Stockholders, if any, the Court is empowered to conduct a hearing upon the petition to determine those Stockholders who have complied with
Section 262 and who have become entitled to appraisal rights under that section. The Court may require the Stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any Stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such Stockholder.

After determination of the Stockholders entitled to an appraisal, the Court will appraise the shares of Common Stock, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger. When the value is so determined, the Court will direct the payment of such value, with interest thereon if the Court so determines, to the Stockholders entitled to receive the same, upon surrender to the Company of the certificates representing such Common Stock.

In determining fair value, the Court will take into account all relevant factors. In WEINBERGER V. UOP, INC., decided February 1, 1983, the Delaware Supreme Court discussed the factors that properly could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the Court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In addition, the Delaware Supreme Court stated that the elements of future value "which are known or susceptible of proof as of the date of the merger and not the product of speculation" may be considered. The value so determined could be more or less than or equal to the consideration to be paid in the Merger.

Cost of the appraisal proceeding may be taxed upon the parties thereto by the Court as the Court deems equitable in the circumstances. The Court may determine the amount of interest, if any, to be paid upon the value of the shares of Common Stock of Stockholders entitled thereto. Upon application of a Stockholder, the Court may order all or a portion of the expenses incurred by any Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Common Stock entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses. Any Stockholder who has demanded appraisal rights will not, after the Effective Time of the Merger, be entitled to vote the Common Stock subject to such demand for any purpose or to receive payment of dividends or any other distribution with respect to such Common Stock (other than dividends or distributions, if any, payable as of a record date prior to the Effective Time) or to receive the Merger Consideration. If no petition for appraisal shall be filed within 120 days after the Effective Time as provided above, or if a Stockholder shall deliver a written withdrawal of a demand for appraisal and an acceptance of the Merger either within 60 days after the Effective Time, as provided above, or thereafter with the written approval of the Company, then the right of such Stockholder to appraisal ceases.

FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS. IN VIEW OF THE COMPLEXITY OF
SECTION 262, STOCKHOLDERS WHO ARE CONSIDERING DISSENTING FROM THE MERGER SHOULD CONSULT THEIR LEGAL ADVISORS.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the SEC by the Company (File No. 0-17362) are incorporated by reference in this Proxy Statement:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995; and

        2. The Company's definitive Proxy Statement on Schedule 14A dated December 30, 1994.

All documents and reports filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the respective dates of filing of such documents or reports.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in another subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents) are available, without charge, to any person, including any beneficial owner, to whom this Proxy Statement is delivered, on written or oral request to Bliss & Laughlin Industries Inc., 281 East 155th Street, Harvey, Illinois 60426, Attention: Secretary, Telephone (312) 264-1800.

                        INDEX TO FINANCIAL STATEMENTS OF
               BLISS & LAUGHLIN INDUSTRIES INC. AND SUBSIDIARIES

Report of Independent Public Accountants..............................................        F-2
Consolidated Statements of Income and Loss for the years ended September 30, 1995,
 1994 and 1993........................................................................        F-3
Consolidated Statements of Common Stockholders' Equity for the years ended September
 30, 1995, 1994 and 1993..............................................................        F-3
Consolidated Balance Sheets as of September 30, 1995 and 1994.........................        F-4
Consolidated Statements of Cash Flows for the years ended September 30, 1995, 1994 and
 1993.................................................................................        F-5
Notes to Consolidated Financial Statements............................................        F-6

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of Bliss & Laughlin Industries Inc.:

We have audited the accompanying consolidated balance sheets of BLISS & LAUGHLIN INDUSTRIES INC. (a Delaware corporation) AND SUBSIDIARIES as of September 30, 1995 and 1994, and the related consolidated statements of income and loss, common stockholders' equity and cash flows for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bliss & Laughlin Industries Inc. and Subsidiaries as of September 30, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 8 to the financial statements, effective October 1, 1993, the Company changed its method of accounting for income taxes. Additionally, as discussed in Note 7 to the financial statements, effective October 1, 1992, the Company changed its method of accounting for postretirement benefits other than pensions.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois,
November 10, 1995

                   CONSOLIDATED STATEMENTS OF INCOME AND LOSS
               BLISS & LAUGHLIN INDUSTRIES INC. AND SUBSIDIARIES
             FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              1995          1994          1993
                                                                          ------------  ------------  ------------
NET SALES...............................................................  $    169,372  $    152,435  $    136,923
COST OF SALES...........................................................      (148,093)     (136,173)     (127,923)
                                                                          ------------  ------------  ------------
  Gross Profit..........................................................  $     21,279  $     16,262  $      9,000
SELLING EXPENSES........................................................        (2,759)       (2,672)       (2,462)
ADMINISTRATIVE EXPENSES.................................................        (8,928)       (8,695)       (7,345)
                                                                          ------------  ------------  ------------
  Operating income (loss)...............................................  $      9,592  $      4,895  $       (807)
INTEREST EXPENSE, net...................................................        (1,508)       (1,266)       (1,035)
OTHER INCOME (EXPENSE), net.............................................          (264)            2             6
                                                                          ------------  ------------  ------------
  Income (loss) before provision for income taxes and cumulative effect
   of change in accounting principle....................................  $      7,820  $      3,631  $     (1,836)
INCOME TAX PROVISION....................................................        (2,608)         (866)         (594)
                                                                          ------------  ------------  ------------
NET INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
 PRINCIPLE..............................................................  $      5,212  $      2,765  $     (2,430)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE.....................       --                813        (1,789)
                                                                          ------------  ------------  ------------
  Net income (loss).....................................................  $      5,212  $      3,578  $     (4,219)
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
PER SHARE DATA
                                                                                 $1.31          $.70        $(.61)
  Net income (loss) per share before cumulative effect of change in
   Accounting Principle.................................................
  Cumulative effect of change in Accounting Principle...................            --           .20         (.45)
  Net income (loss) per share...........................................         $1.31          $.90       $(1.06)

             CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY
               BLISS & LAUGHLIN INDUSTRIES INC. AND SUBSIDIARIES
             FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
                   (IN THOUSANDS, EXCEPT SHARES OUTSTANDING)

                                             COMMON STOCK
                               ----------------------------------------         PREFERRED STOCK
                                                            ADDITIONAL   ------------------------------                CUMULATIVE
                                  SHARES                      PAID-IN         SHARES                      RETAINED     TRANSLATION
                               OUTSTANDING      AMOUNT        CAPITAL       OUTSTANDING       AMOUNT      EARNINGS     ADJUSTMENT
                               ------------  -------------  -----------  -----------------  -----------  -----------  -------------
BALANCE September 30, 1992...    3,969,518     $      40     $  25,229          --           $  --        $   1,612     $    (766)
  1993 net loss..............       --            --            --              --              --           (4,219)       --
  Cumulative translation
   adjustment................       --            --            --              --              --           --              (677)
                                                                                    --
                               ------------          ---    -----------                          -----   -----------  -------------
BALANCE September 30, 1993...    3,969,518     $      40     $  25,229          --           $  --        $  (2,607)    $  (1,443)
  1994 net income............       --            --            --              --              --        $   3,578        --
  Cumulative translation
   adjustment................       --            --            --              --              --           --               (75)
                                                                                    --
                               ------------          ---    -----------                          -----   -----------  -------------
BALANCE September 30, 1994...    3,969,518     $      40     $  25,229          --           $  --        $     971     $  (1,518)
  1995 net income............       --            --            --              --              --        $   5,212        --
  Cumulative translation
   adjustment................       --            --            --              --              --           --                34
                                                                                    --
                               ------------          ---    -----------                          -----   -----------  -------------
BALANCE September 30, 1995...    3,969,518     $      40     $  25,229          --           $  --        $   6,183     $  (1,484)
                                                                                    --
                                                                                    --
                               ------------          ---    -----------                          -----   -----------  -------------
                               ------------          ---    -----------                          -----   -----------  -------------


                                 TOTAL
                               ---------
BALANCE September 30, 1992...  $  26,115
  1993 net loss..............     (4,219)
  Cumulative translation
   adjustment................       (677)

                               ---------
BALANCE September 30, 1993...  $  21,219
  1994 net income............      3,578
  Cumulative translation
   adjustment................        (75)

                               ---------
BALANCE September 30, 1994...  $  24,722
  1995 net income............  $   5,212
  Cumulative translation
   adjustment................         34

                               ---------
BALANCE September 30, 1995...  $  29,968

                               ---------
                               ---------

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                          CONSOLIDATED BALANCE SHEETS
               BLISS & LAUGHLIN INDUSTRIES INC. AND SUBSIDIARIES
                       AS OF SEPTEMBER 30, 1995 AND 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                               1995       1994
                                                                                             ---------  ---------
                                          ASSETS
CURRENT ASSETS:
  Cash and cash equivalents................................................................  $     918  $     926
  Accounts receivable, less allowances of $397 in 1995 and $355 in 1994....................     18,670     18,466
  Inventories..............................................................................     30,001     27,255
  Prepaid expenses.........................................................................      1,389        837
                                                                                             ---------  ---------
      Total current assets.................................................................  $  50,978  $  47,484
                                                                                             ---------  ---------
PROPERTY, PLANT AND EQUIPMENT:.............................................................
  Land and land improvements...............................................................  $   1,720  $   1,680
  Buildings and building improvements......................................................      9,623      9,165
  Machinery and other equipment............................................................     20,683     19,030
                                                                                             ---------  ---------
                                                                                             $  32,026  $  29,875
  Accumulated depreciation.................................................................    (14,804)   (13,032)
                                                                                             ---------  ---------
  Net property, plant and equipment........................................................  $  17,222  $  16,843
                                                                                             ---------  ---------
OTHER ASSETS...............................................................................  $   3,670  $   3,412
                                                                                             ---------  ---------
  Total assets.............................................................................  $  71,870  $  67,739
                                                                                             ---------  ---------
                                                                                             ---------  ---------

                           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Revolving credit.........................................................................  $  13,900  $  16,550
  Accounts payable.........................................................................     14,379     13,965
  Accounts payable -- Stelco...............................................................      1,031      1,203
  Payroll and other accrued liabilities....................................................      5,182      4,530
  Income taxes payable.....................................................................        514        799
                                                                                             ---------  ---------
      Total current liabilities............................................................  $  35,006  $  37,047
                                                                                             ---------  ---------
NONCURRENT RETIREMENT BENEFITS LIABILITY...................................................  $   1,948  $   1,959
                                                                                             ---------  ---------
DEFERRED INCOME TAXES......................................................................  $   1,348  $     411
                                                                                             ---------  ---------
LONG-TERM DEBT.............................................................................  $   3,600  $   3,600
                                                                                             ---------  ---------
COMMITMENTS AND CONTINGENCIES..............................................................
STOCKHOLDERS' EQUITY:......................................................................
  Preferred stock, $1.00 par value; authorized 1,500,000 shares; no shares outstanding in
   1995 or 1994............................................................................  $  --      $  --
  Common stock, $.01 par value; authorized 6,000,000 shares; issued and outstanding
   3,969,518 in 1995 and 1994..............................................................         40         40
  Additional paid-in capital--common stock.................................................     25,229     25,229
  Retained earnings........................................................................      6,183        971
  Cumulative translation adjustment........................................................     (1,484)    (1,518)
                                                                                             ---------  ---------
    Total stockholders' equity.............................................................  $  29,968  $  24,722
                                                                                             ---------  ---------
    Total liabilities and stockholders' equity.............................................  $  71,870  $  67,739
                                                                                             ---------  ---------
                                                                                             ---------  ---------

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               BLISS & LAUGHLIN INDUSTRIES INC. AND SUBSIDIARIES
             FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
                                 (IN THOUSANDS)

                                                                                    1995       1994       1993
                                                                                  ---------  ---------  ---------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net income (loss).............................................................  $   5,212  $   3,578  $  (4,219)
  Adjustments to reconcile net income (loss) to net cash provided by (used for)
   operating activities--
    Depreciation and amortization...............................................      1,764      1,616      1,506
    Provision for losses on accounts receivable.................................        (72)        99         97
    Decrease (Increase) in prepaid pension cost.................................         23        (14)        12
  Decrease (Increase) in current assets--
    Accounts receivable.........................................................       (127)      (486)    (3,247)
    Inventories.................................................................     (2,733)     2,310     (8,441)
    Prepaid expenses............................................................       (550)        40       (290)
  (Increase) in other assets....................................................       (281)      (362)       (91)
  Increase (Decrease) in current liabilities--
    Accounts payable............................................................        237     (3,241)     4,206
    Payroll and other accrued liabilities.......................................        651      1,567        436
    Income taxes payable........................................................       (286)       (46)       582
  (Decrease) Increase in noncurrent retirement benefits liability...............        (11)       (73)     1,901
  Increase (Decrease) in deferred income taxes..................................        934       (481)        83
                                                                                  ---------  ---------  ---------
      Net cash provided for (used for) operating activities                       $   4,761  $   4,507  $  (7,465)
                                                                                  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, plant and equipment.....................................     (2,144)    (1,949)    (1,612)
                                                                                  ---------  ---------  ---------
      Net cash used for investing activities....................................  $  (2,144) $  (1,949) $  (1,612)
                                                                                  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net (payments) receipts under revolving credit agreements.....................  $  (2,650) $  (2,448) $   9,000
                                                                                  ---------  ---------  ---------
      Net cash (used for) provided by financing activities......................  $  (2,650) $  (2,448) $   9,000
                                                                                  ---------  ---------  ---------
EFFECT OF EXCHANGE RATE CHANGES.................................................  $      25  $     (11) $     185
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS............................  $      (8) $      99  $     108
CASH AND CASH EQUIVALENTS, beginning of year....................................        926        827        719
                                                                                  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of year..........................................  $     918  $     926  $     827
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Interest paid during the year.................................................  $   1,942  $   1,277  $   1,079
  Income taxes paid (refunds received) during the year..........................  $   2,537  $      16  $     (63)

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               BLISS & LAUGHLIN INDUSTRIES INC. AND SUBSIDIARIES
                       SEPTEMBER 30, 1995, 1994 AND 1993

(1) THE COMPANY:

In 1990, Bliss & Laughlin Industries Inc. ("BLI") created Canadian Drawn Steel Company Inc. ("CDSC") as a wholly owned subsidiary. On May 11, 1990, BLI, through CDSC, purchased substantially all the assets of the Canadian Drawn Steel Company business unit of Stelco Inc. ("Canadian Drawn"). After the purchase, BLI owned 100% of the common stock of Bliss & Laughlin Steel Company ("BLSC") (an Illinois corporation) and CDSC (a Canadian corporation). The financial statements reflect the consolidated financial position and results of operations of BLI, BLSC and, since May 11, 1990, the results of operations for CDSC (collectively, the "Company"). Substantially all of the assets of the Company are in BLSC and CDSC, the operating subsidiaries.

(2) SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

Cash and cash equivalents includes primarily cash as well as highly liquid investments purchased with maturities of three months or less.

INVENTORIES

Inventories are stated at the lower of cost or market and include the costs of material, labor and factory overhead. The last-in, first-out ("LIFO") method is used to determine the cost of BLSC inventories. Under the LIFO method, current costs are charged to cost of sales for the year. The first-in, first-out ("FIFO") method is used to determine the cost of CDSC inventories. Inventories recorded under the LIFO method were $22,181,000, or 74%, in 1995 and $19,557,000, or 72%, in 1994; the remainder of inventory is recorded under the FIFO method.

PROPERTY AND DEPRECIATION

Property, plant and equipment are stated at cost. Depreciation for financial reporting purposes is provided principally on the straight-line method over the estimated useful lives of the assets. The average life of plant and equipment acquired before October 30, 1984, is 25 years for buildings and 7 years for machinery and equipment. For assets acquired after October 30, 1984, the average lives are 40 years for buildings and 12 years for machinery and equipment. Purchased software is capitalized and amortized over 5 years. Accelerated methods and lives are used for income tax purposes.

Expenditures for maintenance and repairs which do not significantly increase the life or efficiency of the asset are charged to expense when incurred. Expenditures for renewals and betterments are capitalized and depreciated over the shorter of their estimated useful lives or the remaining useful life of the asset to which they relate. The net gain or loss on property replaced, retired or otherwise disposed of is recognized in the period incurred.

INCOME TAXES

The provision for income taxes is based on pretax income reported in the consolidated financial statements, including those items for which actual tax payment or tax benefit is deferred to future years. Effective October 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109: Accounting for Income Taxes. SFAS No. 109 utilizes the liability method of accounting for deferred income taxes.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          BLISS & LAUGHLIN INDUSTRIES INC. AND SUBSIDIARIES, CONTINUED

(2) SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
EARNINGS (LOSS) PER SHARE

Earnings (loss) per common share is computed based on the weighted average number of shares of common stock outstanding and common stock equivalents during the respective years. The weighted average number of shares used for computing earnings (loss) per share was 3,975,153 for fiscal year 1995 and 3,969,518 for fiscal years 1994 and 1993, respectively. Common stock equivalents were anti-dilutive in fiscal years 1994 and 1993.

LINE OF BUSINESS SEGMENTS

Substantially all of the Company's business is the production and distribution of cold finished steel bars through regional facilities in the United States and Canada.

TRANSLATION OF FOREIGN CURRENCIES

The Company translates foreign currency financial statements of its Canadian subsidiary by translating balance sheet accounts at the current exchange rate and income statement accounts at the weighted average exchange rate for the year. The resulting translation adjustments are included in stockholders' equity. Gains and losses on foreign currency transactions and the related tax effects are immaterial and are reflected in net income (loss).

CONSOLIDATION

The consolidated financial statements include all majority-owned subsidiaries. All significant intercompany transactions of consolidated subsidiaries have been eliminated.

DIVIDENDS

The Company has not paid cash dividends on its common stock and currently intends to retain all anticipated earnings for the foreseeable future to support the development of its business. Under the terms of its financing agreement (see
Note 6), the Company is prohibited from paying cash dividends in an amount that exceeds 25% of the Company's net income for the preceding fiscal year.

(3) PENSIONS:

BLSC maintains pension plans covering substantially all hourly employees of the Harvey, Illinois, and Medina, Ohio, plants. Employees of the Batavia, Illinois, and Cartersville, Georgia, plants are not covered. Benefits are based on years of service and employee's age at termination. CDSC maintains pension plans covering substantially all employees. Benefits for the salaried employees' plan are based on an average salary for the five most recent years prior to retirement. Benefits for the bargaining unit employees' plan are based on years of service. The Company's policy is to fund pension cost in accordance with the requirements of the Employee Retirement Income Security Act of 1974.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          BLISS & LAUGHLIN INDUSTRIES INC. AND SUBSIDIARIES, CONTINUED

(3) PENSIONS: (CONTINUED)
The components of the net periodic pension cost are summarized as follows:

                                                                          1995           1994           1993
                                                                      -------------  -------------  -------------
Service cost........................................................  $     300,000  $     408,000  $     417,000
Interest cost on projected benefit obligations......................      1,152,000      1,088,000      1,051,000
Actual return on plan assets........................................     (1,209,000)    (1,195,000)    (1,538,000)
Net amortization (deferral).........................................       (169,000)      (153,000)       323,000
                                                                      -------------  -------------  -------------
Net periodic pension cost...........................................  $      74,000  $     148,000  $     253,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

The following table set forth the plan's funded status and amount of prepaid (accrued) pension cost recognized in the Company's consolidated balance sheets at September 30, 1995 and 1994:

                                                                1995                           1994
                                                    -----------------------------  -----------------------------
                                                    ASSETS EXCEED    ACCUMULATED   ASSETS EXCEED    ACCUMULATED
                                                     ACCUMULATED      BENEFITS      ACCUMULATED      BENEFITS
                                                       BENEFITS     EXCEED ASSETS     BENEFITS     EXCEED ASSETS
                                                    --------------  -------------  --------------  -------------
Accumulated benefit obligation --
  Vested..........................................  $   13,009,000   $   834,000   $   11,918,000   $   608,000
  Nonvested.......................................         379,000        82,000          428,000        70,000
                                                    --------------  -------------  --------------  -------------
    Total.........................................      13,388,000       916,000       12,346,000       678,000
Effect of projected future salary increases.......         736,000        22,000          600,000             0
                                                    --------------  -------------  --------------  -------------
Projected benefit obligation......................      14,124,000       938,000       12,946,000       678,000
Plan assets, at fair market value.................      15,742,000       789,000       14,000,000       651,000
                                                    --------------  -------------  --------------  -------------
Plan assets in excess of (less than) projected
 benefit obligation...............................       1,618,000      (149,000)       1,054,000       (27,000)
Unrecognized prior service cost...................         520,000       159,000          844,000        88,000
Unrecognized transition net assets being amortized
 over 10 years....................................         (64,000)      (23,000)        (278,000)      (35,000)
Unrecognized actuarial and investment losses......         471,000        63,000          809,000        33,000
Additional minimum liability......................        --            (178,000)        --             (85,000)
                                                    --------------  -------------  --------------  -------------
Prepaid (accrued) pension cost recognized in the
 consolidated balance sheet.......................  $    2,545,000   $  (128,000)  $    2,429,000   $   (26,000)
                                                    --------------  -------------  --------------  -------------
                                                    --------------  -------------  --------------  -------------

For the BLSC plans, the weighted averaged assumed discount rate used in determining the actuarial present value of projected benefit obligations was 7.75% and 8.75% in 1995 and 1994, respectively; the long-term anticipated rate of return was 8.5% in 1995 and 1994. For the CDSC plans, the weighted average assumed discount rate was 8.5% and the long-term anticipated rate of return was 8.5% in 1995 and 1994. The assumed rate of increase in future compensation levels for determining the actuarial present value of projected benefit obligation for CDSC's salaried employees' plan was 6% in 1995 and 1994. At September 30, 1995, the plan assets for all plans were invested in units of various trust funds administered by a trustee.

In accordance with SFAS No. 87: Employers' Accounting for Pensions, the Company has recorded an additional minimum pension liability of $178,000 at September 30, 1995.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          BLISS & LAUGHLIN INDUSTRIES INC. AND SUBSIDIARIES, CONTINUED

(4) COMMITMENTS AND CONTINGENCIES:

The Company, as any other manufacturing company, is from time to time subject to investigations, claims, and lawsuits arising out of the normal course of its business, including those which may relate to commercial transactions as well as environmental matters.

In the opinion of management, none of the current legal proceedings will have a material adverse effect on the Company's consolidated financial position or results of operations. Additionally, the Company does not believe its exposure to material expenditures is substantial with the respect to any known environmental claims or liabilities.

On September 29, 1995, a class action suit was filed by an alleged stockholder against the Company and each member of the Company's Board of Directors for alleged breach of fiduciary duty in approving the merger agreement publicly announced on September 18, 1995 by and among the Company, BRW Steel Corporation ("BRW") and B&L Acquisition Corporation, a wholly-owned subsidiary of BRW ("Merger Sub"). The suit alleges that the merger agreement was being advanced through unfair procedures and that the Company's Board of Directors had not sought to maximize stockholder value. Additionally, the complaint alleges that an $8.25 per share offer received from International Metals Acquisition Corporation was inadequate. The suit was amended on October 20, 1995, to include the provisions of the amended merger agreement which was entered into as of October 4, 1995, by and among the Company, BRW and Merger Sub and provides for a $9.50 price per share in the merger. The amended complaint alleges the same grounds as the original complaint and in addition alleges that the directors had breached their fiduciary duty by agreeing to the termination fee provision in the amended merger agreement. The plaintiff seeks injunctive relief against the proposed merger and unspecified damages.

The directors believe they have meritorious defenses to the lawsuit and intend to defend the lawsuit vigorously. While the Company and its directors believe strongly that the plaintiff will be unsuccessful in gaining any form of relief, there can be no assurance that the court will not grant relief, including damages. Moreover, it is currently not possible to estimate reasonably the amount of any such damages.

On September 29, 1995, Stelco filed a lawsuit against certain present and former officers and key employees of the Company and their respective beneficial owners of shares of common stock of the Company. The lawsuit was subsequently dismissed without prejudice. The Company was not named as a defendant in this lawsuit.

(5) INVENTORIES:

Inventories consisted of the following at September 30:

                                                                                        1995            1994
                                                                                   --------------  --------------
Rough steel and work in process..................................................  $   15,457,000  $   14,188,000
Finished steel...................................................................      17,592,000      15,779,000
LIFO reserve.....................................................................      (3,048,000)     (2,712,000)
                                                                                   --------------  --------------
                                                                                   $   30,001,000  $   27,255,000
                                                                                   --------------  --------------
                                                                                   --------------  --------------

During 1995, certain inventory quantities were increased resulting in the creation of a new LIFO cost layer. Had the LIFO method not been used, cost of sales would have been lower by approximately

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          BLISS & LAUGHLIN INDUSTRIES INC. AND SUBSIDIARIES, CONTINUED

(5) INVENTORIES: (CONTINUED)
$53,000 in 1995 and higher by approximately $10,000 in 1994. Capitalized costs included in inventory consist of material, labor and factory overhead. Factory overhead is calculated using uniform capitalization rules.

(6) FINANCING ARRANGEMENTS:

The Company's indebtedness as of September 30, 1995 and 1994, was composed of the following:

                                                                                        1995            1994
                                                                                   --------------  --------------
Revolving credit.................................................................  $   13,900,000  $   16,550,000
                                                                                   --------------  --------------
                                                                                   --------------  --------------
Long-term debt-Industrial Revenue Bonds..........................................  $    3,600,000  $    3,600,000
                                                                                   --------------  --------------
                                                                                   --------------  --------------

Borrowings during the years were as follows:

                                                                       1995            1994            1993
                                                                  --------------  --------------  --------------
Short-term bank borrowings--
  Maximum month-end borrowings..................................  $   20,643,000  $   20,150,000  $   19,000,000
  Average month-end borrowings..................................      18,066,000      18,379,000      15,137,000
  Weighted average interest rate for the fiscal year............             7.4%            6.4%            4.4%
  Weighted average interest rate at year-end....................             7.1%            7.1%            4.6%
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
Total borrowings--
  Average month-end borrowings..................................  $   21,666,000  $   21,979,000  $   18,737,000
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

On January 28 and December 9, 1994, the Company entered into amendments to its revolving credit agreement with The Northern Trust Company ("Northern") and LaSalle National Bank, which provides up to $20,000,000 under a revolving credit facility. The revolving credit facility is secured by the Company's accounts receivable, inventories and equipment, excluding CDSC's assets, and a first mortgage on the Company's Batavia, Illinois property. Among other things, the restrictive covenants include limits on capital expenditures, a minimum tangible net worth (excluding cumulative translation adjustments) of at least $28,250,000 at September 30, 1995 and at all times thereafter, a maximum ratio of total liabilities to tangible net worth is limited to at least 1.8 to 1 at September 30, 1995 and at all times thereafter, and prohibitions on paying cash dividends in an amount that exceeds 25 percent of the Company's net income for the preceding fiscal year. Interest on the revolving credit facility is computed at the prime rate and/or a LIBOR based rate at the option of the Company. Funds available but unused bear interest at the rate of 1/2% per annum. Advances of credit under this credit facility are payable on January 26, 1996.

On April 28, 1994, the Company's CDSC subsidiary entered into an agreement with NBD Bank, Canada ("NBD"), which provided up to $5,800,000 (U.S.) under a revolving demand credit facility. On March 28, 1995, the agreement was renewed through April 30, 1996, and the available facility was increased to $7,000,000 (U.S.). The facility is unsecured; however, the agreement contains a negative pledge clause which prohibits CDSC from encumbering its assets to secure any other indebtedness, excepting specific liens that are limited to the property financed by the lienholder. The restrictive covenants in the agreement include a CDSC minimum tangible net worth, computed based on Canadian GAAP, of $10,000,000 (Canadian), a maximum ratio of total liabilities to tangible net worth of 1.2 to 1, and a minimum working capital of $3,000,000 (Canadian). Under the

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          BLISS & LAUGHLIN INDUSTRIES INC. AND SUBSIDIARIES, CONTINUED

(6) FINANCING ARRANGEMENTS: (CONTINUED)
agreement, NBD must approve all mergers, acquisitions or changes in ownership. Interest rates for Canadian dollars are at the Canadian prime rate or NBD's cost of funds plus 1%. Interest rates for U.S. dollars are at the U.S. prime rate or LIBOR based rates.

The interest rate on loans outstanding at September 30, 1995, ranged from 6.91% to 7.125% on loans based on LIBOR. Of the total loans outstanding at September 30, 1995 against the revolving credit agreements, $300,000 was borrowed at prime rate.

In December 1988, BLSC secured $3,600,000 of borrowings by the issuance of Tax Exempt Industrial Revenue Bonds through the Development Authority of Cartersville, Georgia, to partially finance the construction and equipping of the Cartersville plant. The interest rate on the bonds is a weekly interest rate representing the minimum rate of interest which, in the opinion of the Remarketing Agent, would be necessary to sell the bonds in a secondary market. The interest rates paid on these bonds varied from 3.15% to 5.85% during fiscal year 1995 and was 4.65% at September 30, 1995. The Company must fund a bond sinking fund for purposes of retiring the bonds. Principal payments of $300,000 are due on each December 1 beginning in the year 2009 and continuing through 2012. Payments of $400,000 are then due on each December 1 through the year 2018.

In accordance with the loan agreement between BLSC and the Development Authority of Cartersville, Georgia, Northern has issued an irrevocable letter of credit in the amount of $3,852,000. Of this total amount, $3,600,000 is available to pay principal on the Bonds and $252,000 is available to pay interest when it becomes due. Northern has also issued a $666,000 irrevocable letter of credit to support workers compensation insurance reserves in 1994. In 1995, Northern increased the letter of credit to $775,000.

At September 30, 1995, the available portion of all revolving credit facilities after adjusting for outstanding letters of credit amounted to $8,473,000. In the aggregate, $58,686,000 of assets are utilized to secure all borrowings.

The Company is in full compliance with all covenants of each credit agreement.

(7) POSTEMPLOYMENT RETIREMENT BENEFIT:

The Company sponsors a defined benefit post retirement plan for health care and life insurance that covers most full-time employees. The plan pays stated percentages of most necessary medical expenses incurred by retirees, after subtracting payments by Medicare or other providers and after a stated deductible has been met. Participants become eligible for the benefits if they retire from the Company after reaching age 55 with 10 or more years of service. The plan is contributory, with retiree contributions adjusted annually. The Company does not fund this plan.

The Company adopted SFAS No. 106: Employers' Accounting for Post-retirement Benefits Other Than Pensions, as of October 1, 1992 for BLSC. This standard requires that the expected cost of these post-retirement benefits must be charged to expense during the years that the employees render service. The Company elected to immediately recognize the transition obligation as of October 1, 1992. Accordingly, the Company recognized a cumulative effect of a change in accounting principle of $1,789,000 ($.45 per share). The effect of this change in accounting was to decrease 1993 pretax income by $142,000. Prior to fiscal 1993, the Company recognized post-retirement health care costs in the year that the benefits were paid.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          BLISS & LAUGHLIN INDUSTRIES INC. AND SUBSIDIARIES, CONTINUED

(7) POSTEMPLOYMENT RETIREMENT BENEFIT: (CONTINUED)
The following table sets forth the funded status of the plan, reconciled to the accrued post-retirement benefit cost recognized in the Company's consolidated balance sheet as of September 30, 1995 and 1994:

                                                                                          1995           1994
                                                                                      -------------  -------------
Accumulated post-retirement benefit obligation ("APBO") --
  Retirees..........................................................................  $     952,000  $   1,142,000
  Fully eligible active plan participants...........................................        244,000        219,000
  Other active plan participants....................................................      1,145,000        891,000
                                                                                      -------------  -------------
Accrued post-retirement benefit costs...............................................  $   2,341,000  $   2,252,000
                                                                                      -------------  -------------
                                                                                      -------------  -------------

Net periodic post-retirement benefit cost for 1995 and 1994 included the following components:

Service cost of benefits earned.....................................................  $      57,000  $      60,000
Interest on APBO....................................................................        188,000        177,000
                                                                                      -------------  -------------
Net periodic post-retirement benefit cost...........................................  $     245,000  $     237,000
                                                                                      -------------  -------------
                                                                                      -------------  -------------

For measurement purposes, a 14.0% annual rate of increase in the per capita cost of covered health care claims was assumed for 1996; the rate was assumed to decrease by 1/2 of 1% per year to 7%, and remain at that level thereafter. To illustrate the health care cost trend on amounts reported, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated post-retirement benefit obligation as of September 30, 1995, by approximately $158,000 and the aggregate of the service and interest cost components of net post-retirement health care cost for the year then ended by $22,000. The weighted-average discount rate used in determining the accumulated post-retirement benefit obligation was 7.75%.

Additionally, the CDSC subsidiary of the Company is required to adopt the provisions of SFAS No. 106 for the 1996 fiscal year. Based on preliminary actuarial estimates, the Company expects the accumulated post-retirement benefit obligation to be approximately $2,000,000. The cost of providing these benefits, which was not significant for the years 1995, 1994 and 1993, is currently recognized as expense when paid. The Company has not yet determined the method of adoption.

(8) INCOME TAXES:

Effective October 1, 1993, the Company adopted SFAS No. 109: Accounting for Income Taxes. SFAS No. 109 requires financial statements to reflect deferred income taxes for the future tax consequences of events recognized in different years for financial reporting and tax reporting purposes. This accounting change increased 1994 net income by $813,000 ($.20 per share). The financial statements for years prior to 1994 have not been restated to reflect the adoption of this standard.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          BLISS & LAUGHLIN INDUSTRIES INC. AND SUBSIDIARIES, CONTINUED

(8) INCOME TAXES: (CONTINUED)
Components of deferred income taxes as of September 30, 1995 and 1994 were as follows:

ASSETS (LIABILITIES)                                                                      1995           1994
------------------------------------------------------------------------------------  -------------  -------------
Federal Net Operating Loss Carryforwards............................................  $    --        $     756,000
Post-retirement benefits............................................................        743,000        754,000
Tax in excess of Book depreciation..................................................     (1,299,000)    (1,228,000)
Other, net..........................................................................        235,000         67,000
Canadian Deferred Income Tax........................................................       (538,000)      (411,000)
                                                                                      -------------  -------------
                                                                                      $    (859,000) $     (62,000)
Less: Valuation allowance...........................................................       --             (349,000)
                                                                                      -------------  -------------
Deferred Income Taxes, Net..........................................................  $    (859,000) $    (411,000)
                                                                                      -------------  -------------
                                                                                      -------------  -------------

The Company recorded a valuation allowance as of September 30, 1994 equal to 100% of the domestic portion of the net deferred tax asset. During 1995, the valuation allowance decreased by $349,000 due to management's belief that the net deferred tax assets will reverse during periods in which the Company will generate net taxable income and fully utilize the remaining net operating loss carryforward.

The income tax provision (benefit) components for the fiscal years 1995, 1994 and 1993 were composed of:

                                                                               1995          1994         1993
                                                                           -------------  -----------  -----------
Current provision (benefit) --
  Federal................................................................  $   1,620,000  $    24,000  $   --
  State..................................................................        128,000      --           (25,000)
  Foreign................................................................      1,208,000      842,000      480,000
                                                                           -------------  -----------  -----------
                                                                           $   2,956,000  $   866,000  $   455,000
Deferred (prepaid) provision relating to--
  Tax over book depreciation.............................................        207,000      271,000       94,000
  Prepaid pension benefits...............................................        (66,000)     (10,000)       2,000
  Uniform cost capitalization............................................       --             32,000       22,000
  Accrued vacation benefits..............................................       (111,000)      (2,000)     (24,000)
  Other, net.............................................................        (29,000)     (18,000)      45,000
  Valuation Allowance....................................................       (349,000)    (273,000)     --
                                                                           -------------  -----------  -----------
                                                                           $    (348,000) $   --       $   139,000
                                                                           -------------  -----------  -----------
  Income tax provision (benefit).........................................  $   2,608,000  $   866,000  $   594,000
                                                                           -------------  -----------  -----------
                                                                           -------------  -----------  -----------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          BLISS & LAUGHLIN INDUSTRIES INC. AND SUBSIDIARIES, CONTINUED

(8) INCOME TAXES: (CONTINUED)
A reconciliation between the statutory federal income tax rate and the effective income tax rate recorded is shown below:

                                                                            1995           1994           1993
                                                                        -------------  -------------  ------------
Statutory federal income tax rates....................................            35%            35%           35%
                                                                        -------------  -------------  ------------
                                                                        -------------  -------------  ------------
Statutory federal provision (benefit).................................  $   2,737,000  $   1,271,000  $   (643,000)
State provision (benefit), net of federal tax effect..................         83,000       --             (16,000)
Utilization of NOL carryforward and valuation allowance change........       (349,000)      (552,000)      --
Foreign tax rate differential.........................................         79,000        123,000        60,000
Unbenefitted NOL carryforward.........................................       --             --           1,062,000
Other, net............................................................         58,000         24,000       131,000
                                                                        -------------  -------------  ------------
                                                                        $   2,608,000  $     866,000  $    594,000
                                                                        -------------  -------------  ------------
                                                                        -------------  -------------  ------------
Effective income tax rates............................................          33.4%          23.9%       --
                                                                        -------------  -------------  ------------
                                                                        -------------  -------------  ------------

(9) LEASES:

The Company leases trucks and other miscellaneous equipment for various lease terms, none of which exceeds five years. Lease agreements frequently include renewal options and usually require that the Company pay for insurance and maintenance expense.

Property, plant and equipment includes costs associated with capital leases of $59,000 and $0 as of September 30, 1995 and 1994, respectively. Accumulated depreciation includes amortization associated with these capital leases of $12,000 and $0 as of September 30, 1995 and 1994, respectively. Capital lease amortization is included in depreciation expense.

Rental payments for operating leases are charged to cost of operations in the period incurred. Rental expense for operating leases were $265,000, $278,000 and $344,000 for the years ended September 30, 1995, 1994 and 1993, respectively. Future minimum lease payments for all leases at September 30, 1995, total $547,000.

(10) SUPPLEMENTAL INFORMATION:

Interest income in each of the three years ended September 30, 1995, is insignificant and has been netted against interest expense on the consolidated statements of income. The following additional supplemental information is provided for the three years ended September 30:

                                                                          1995           1994           1993
                                                                      -------------  -------------  -------------
Depreciation........................................................  $   1,594,000  $   1,486,000  $   1,440,000
Amortization on Capitalized Software................................        170,000        130,000         66,000
Maintenance and repairs.............................................      3,866,000      3,157,000      3,252,000

(11) SALARY SAVINGS AND PROFIT SHARING PLANS:

The Company maintains a Salary Savings Plan for all nonbargaining unit domestic employees. The Company contributes $200 per participant per plan year plus 60% of the first $1,000 of a participant's contribution and 40% of the second $1,000 of the participant's contribution. The Company also maintains a Salary Savings Plan for all Harvey, Illinois, bargaining unit employees.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          BLISS & LAUGHLIN INDUSTRIES INC. AND SUBSIDIARIES, Continued

(11)SALARY SAVINGS AND PROFIT SHARING PLANS: (CONTINUED)

The Company contributes $100 per participant per plan year. Provisions under both of these plans were $163,000, $138,000 and $102,000 for the years ended September 30, 1995, 1994 and 1993, respectively.

Effective December 1988, the Company established a salary savings plan for all Medina, Ohio, bargaining unit employees. The Company does not make contributions to this plan.

Effective October 1, 1987, the Company established a profit sharing plan for all nonbargaining unit employees. The profit sharing amount is based upon the Company's income before taxes and profit sharing expenses and may range up to 10% of each participant's base salary. Provisions under this plan were $663,000, $558,000 and $0 for the years ended September 30, 1995, 1994 and 1993, respectively.

(12) STOCK OPTION PLANS:

Effective December 15, 1988, the Company established an Employee Incentive Stock Option Plan ("ISOP") and a nonstatutory Directors' Stock Option Plan ("DSOP"). A total of up to 130,000 and 65,000 shares of common stock of the Company are reserved for issuance upon exercise of options under the ISOP and DSOP, respectively. On December 15, 1988, pursuant to the ISOP, 30 key employees were granted options to purchase a specific number of shares. The number of shares exercisable per employee ranges from 1,000 to 4,000. On December 15, 1988, pursuant to the DSOP, the three directors of the Company who are not employees of the Company were granted options to purchase 10,000 shares each.

Effective May 11, 1990, the Company granted additional options to 36 key employees to purchase shares of common stock pursuant to the ISOP. The number of shares exercisable per employee ranges from 500 to 5,000. Also effective May 11, 1990, the Company granted options to the three directors of the Company, who are not employees, to purchase 5,000 shares each of common stock pursuant to the DSOP.

For both plans, the options granted to employees and directors became exercisable on the first anniversary date of the grant dates, December 15, 1989, and May 11, 1991, respectively, and vested and became exercisable over a four-year period from the grant dates, with 25% of the options becoming exercisable on each anniversary of the grant dates. To the extent vested, the options shall be exercisable for a term of 10 years from the grant dates. The exercise price per share of common stock for the 1988 options is $10.50, the initial offering price per share of the Company's common stock. The exercise price per share of common stock for the 1990 options is $5.50, the closing price per share of the Company's common stock as reported on the NASDAQ National Market System on May 11, 1990. No options were granted or exercised in 1995 or 1994.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          BLISS & LAUGHLIN INDUSTRIES INC. AND SUBSIDIARIES, CONTINUED

(12) STOCK OPTION PLANS: (CONTINUED)
Below is a summary of options for both plans as of September 30, 1995 and 1994:

                                                                    ISOP                  DSOP
                                                            --------------------  --------------------
                                                                FISCAL YEAR           FISCAL YEAR
                                                            --------------------  --------------------
                                                              1995       1994       1995       1994
                                                            ---------  ---------  ---------  ---------
Outstanding, October 1....................................     97,000     97,000     45,000     45,000
Forfeited.................................................     10,500     --         --         --
Outstanding, September 30.................................     86,500     97,000     45,000     45,000
Exercisable, September 30:
  Options @ $10.50........................................     49,000     56,000     30,000     30,000
  Options @ $5.50.........................................     37,500     41,000     15,000     15,000
  Total exercisable.......................................     86,500     97,000     45,000     45,000
Available for grant, September 30.........................     43,500     33,000     20,000     20,000
                                                            ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------

(13) SUPPLEMENTAL INCENTIVE COMPENSATION PLAN:

Approximately 28 key management employees of the Company, including all executive officers of the Company, participate in the Company's Supplemental Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan provides for payment of cash awards depending upon, among other factors, the degree to which certain specified income levels have been attained during the Company's fiscal year. Provisions under this plan were $468,000, $472,000 and $0 for the years ended September 30, 1995, 1994 and 1993.

(14) SPLIT DOLLAR LIFE INSURANCE:

In September 1988, BLSC entered into a split dollar life insurance agreement with each of the three executive officers of the Company and certain other officers and key employees of BLSC whereby the premiums on the corresponding insurance policies are paid by BLSC. Under the agreement, such persons have each executed a collateral assignment of their policies. BLSC, as assignee, is entitled to recover the aggregate premium payments made by it through any combination of (1) borrowing against the policies, (2) the cash surrender value of the policies if the policies should be surrendered and (3) payment in the event of the insured's death. Premiums paid for the coverage were $211,000 in 1995 and $253,000 in 1994 and 1993.

(15) ALLOWANCE FOR DOUBTFUL ACCOUNTS:

An analysis of the allowance for doubtful accounts for fiscal years 1995, 1994 and 1993 is as follows:

                                                                     1995          1994         1993
                                                                  -----------  ------------  -----------
Balance, beginning of year......................................  $   355,000  $    533,000  $   507,000
  Provision charged to income...................................      (72,000)      (41,000)      72,000
  Accounts written off, net of recoveries.......................      114,000      (137,000)     (46,000)
                                                                  -----------  ------------  -----------
  Balance, end of year..........................................  $   397,000  $    355,000  $   533,000
                                                                  -----------  ------------  -----------
                                                                  -----------  ------------  -----------

(16) GEOGRAPHIC INFORMATION:

The majority of the Company's business is conducted in the Great Lakes Region. The Company operates four plants in that region, three in the United States and one in Canada. The decision on

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          BLISS & LAUGHLIN INDUSTRIES INC. AND SUBSIDIARIES, CONTINUED

(16) GEOGRAPHIC INFORMATION: (CONTINUED) which plant to use to source a product sale is based on the nature of the product, the availability of each plant to produce the product, the relative proximity of the plant to the source of raw material and the ultimate customer and other factors.

Summary financial information by geographic area included in the consolidated financial statements for the years ended September 30, 1995, 1994 and 1993, is as follows (in thousands):

                                                                      1995         1994         1993
                                                                   -----------  -----------  -----------
Net Sales --
  United States..................................................  $   130,860  $   120,327  $   108,909
  Canada.........................................................       38,512       32,108       28,014
                                                                   -----------  -----------  -----------
    Total consolidated...........................................  $   169,372  $   152,435  $   136,923
                                                                   -----------  -----------  -----------
                                                                   -----------  -----------  -----------
Income (loss) before income taxes and cumulative effect of change in accounting principle --
  Income (loss) from North American operations...................  $    10,213  $     5,495  $      (260)
  General Corporate expense......................................       (2,393)      (1,864)      (1,576)
                                                                   -----------  -----------  -----------
    Total consolidated...........................................  $     7,820  $     3,631  $    (1,836)
                                                                   -----------  -----------  -----------
                                                                   -----------  -----------  -----------
Identifiable assets --
  United States..................................................  $    52,896  $    49,654  $    51,878
  Canada.........................................................       18,974       18,085       17,117
                                                                   -----------  -----------  -----------
    Total consolidated...........................................  $    71,870  $    67,739  $    68,995
                                                                   -----------  -----------  -----------
                                                                   -----------  -----------  -----------

Export sales included in the United States sales approximated $2,710,000, $2,319,000 and $551,000 for 1995, 1994 and 1993, respectively. Export sales included in Canada sales approximated $9,041,000, $7,126,000 and $2,979,000 for 1995, 1994 and 1993, respectively. Intercompany sales were insignificant in all years presented and have been eliminated from the above totals. In fiscal year 1995, there were no sales to one customer which exceeded 10% of total sales.

(17) SUBSEQUENT EVENT:

On October 20, 1995 the Company submitted preliminary proxy soliciting materials to the Securities and Exchange Commission for the solicitation of proxies to vote upon a proposal to approve and adopt the plan of merger contemplated under the October 4, 1995 Amended Agreement and Plan of Merger ("Merger Agreement") by and among the Company, BRW Steel Corporation, a Delaware corporation ("BRW"), and B&L Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of BRW ("Merger Subsidiary"). The original merger agreement was entered into as of September 16, 1995 and publicly announced on September 18, 1995. Pursuant to the Merger Agreement, the Merger Subsidiary will be merged with and into the Company, with the Company being the surviving corporation, each outstanding share of the Company's common stock (except for certain shares held as treasury shares by the Company, shares held by BRW and its affiliates and shares held by dissenting shareholders, as further defined in the Merger Agreement), will be cancelled and converted into the right to receive $9.50 in cash.

The Merger Agreement can be terminated under certain conditions further defined in the Merger Agreement or if the merger is not consummated on or before January 31, 1996. The Company has

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          BLISS & LAUGHLIN INDUSTRIES INC. AND SUBSIDIARIES, CONTINUED

(17) SUBSEQUENT EVENT: (CONTINUED)
agreed to pay BRW a termination fee of $3,000,000, plus an amount not to exceed $400,000 for costs and expenses, if the Merger Agreement is terminated pursuant to certain conditions in the Merger Agreement.

Further, consummation of the Merger Agreement would constitute a change of control under employment agreements held by certain officers and directors of the Company, which would allow such officers and directors to terminate those employment agreements. If such terminations are exercised, it could cost the Company approximately $2,000,000 in severance costs. Additionally, if the Merger Agreement is consummated, options under the Company's stock option plans become fully vested and exercisable. Pursuant to the Merger Agreement, certain outstanding stock options and the stock equivalency account under the Directors' Deferred Compensation Plan will be cancelled in exchange for cash payments.

                                 ANNEX A

                   AMENDED AGREEMENT AND PLAN OF MERGER
                        AND AMENDMENT NO. 1 THERETO

                               CONFORMED COPY

                   AMENDED AGREEMENT AND PLAN OF MERGER





      THIS AMENDED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 4, 1995, by and among BRW STEEL CORPORATION, a Delaware corporation ("BarCo"), B & L ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of BarCo ("Sub"), and BLISS & LAUGHLIN INDUSTRIES INC., a Delaware corporation (the "Company"),


                           W I T N E S S E T H:

      WHEREAS, BarCo, Sub and the Company are parties to the Agreement and Plan of Merger dated September 16, 1995 (the "Existing Merger Agreement") pursuant to which BarCo has agreed to acquire all of the outstanding shares of the Company's Common Stock, $.01 par value per share (the "Shares"), at a price of $7.75 per share; and

      WHEREAS, the Board of Directors of BarCo has determined that it is in the best interests of BarCo and its stockholders for Sub to acquire all of the outstanding Shares at a revised price of $9.50 per share, net to the stockholders of the Company in cash, in accordance with the terms and conditions of this Agreement; and

      WHEREAS, the Company, BarCo and Subsidiary have mutually agreed to amend the Existing Merger Agreement in consideration of the execution and delivery of this Agreement and the payment by the Company to BarCo of $1,000,000; and

      WHEREAS, the Board of Directors of the Company have received the opinion of The Chicago Corporation that the price per share to be received by stockholders of the Company in the Merger (as defined in Section 1.2) is fair to such stockholders from a financial point of view; and

      WHEREAS, the Board of Directors of the Company believes that the Merger is in the best interests of its stockholders; and

      WHEREAS, the respective Boards of Directors of BarCo, Sub and the Company have each determined that it is advisable to merge Sub with and into the Company pursuant to this Agreement with the result that the Company shall become a wholly owned subsidiary of BarCo.

      NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants herein contained, BarCo, Sub and the Company, intending to be legally bound, hereby agree as follows:

                                 ARTICLE 1

                                 THE MERGER

      1.1  COMPANY ACTION.

      (a) The Company hereby consents to (i) the Merger, and (ii) at BarCo's election, a tender offer for any and all Shares at a price per Share of $9.50 or higher, net to the seller in cash on terms and conditions no less favorable to tendering stockholders than those terms provided for herein to close the Merger under this Agreement (the "Tender Offer"). The Company hereby represents that on October 3, 1995, its board of directors (the "Board of Directors") approved the Merger and the Tender Offer and approved recommending approval of the Merger and this Agreement by the Company's stockholders. The Company further acknowledges and represents that the Board of Directors' approval of the Merger, the Tender Offer, this Agreement, the transactions contemplated hereby and the consummation thereof do not and will not fall within paragraph (A) of Article Ninth of the Company's Certificate of Incorporation or otherwise cause the stockholder vote required for approval of the Merger and this Agreement and the transactions contemplated hereby to be greater than the minimum vote required under Section 251(c) of the Delaware General Corporation Law (the "Delaware Law") provided that Sub and BarCo have not taken and do not take any action to make either of them an "Interested Stockholder" as defined in Article Ninth except pursuant to the Tender Offer.

      1.2  THE MERGER.

      (a) Subject to the terms and conditions hereof, at the Effective Time (as such term is defined in Section 1.2(b)), Sub will be merged with and into the Company (the "Merger") in accordance with Delaware Law, the separate existence of Sub (except as may be continued by operation of law) shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation").

      (b) At the Closing, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of Delaware an appropriate agreement or certificate of merger (the "Merger Document") in such form as is required by, and executed in accordance with, the relevant provisions of the Delaware Law and with this Agreement (the date and time of such filing being referred to herein as the "Effective Time"). The Merger shall have the effects set forth in Section 259 of the Delaware Law.

      A closing of the Merger (the "Closing") shall take place (i) at Veritas Capital, Inc., Ten East Fiftieth Street, New York, New York, at 12:00 noon, local time, on the date on which the last of the conditions set forth in Section 5 is fulfilled or waived (subject to applicable law), or (ii) at such other time and place and on such other date as BarCo and a majority of the directors of the Company shall agree (the "Closing Date").

      1.3 CONVERSION OF SHARES. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holder of any of the following securities:

      (a) Each Share then issued and outstanding, other than (i) Shares then held, directly or indirectly, by BarCo, Sub or any direct or indirect subsidiary of BarCo, or (ii) Shares held in the Company's treasury, or (iii) Dissenting Shares (as such term is defined in Section 1.4) shall be converted into and represent the right to receive (as provided in Section 1.5) $9.50 net in cash or such higher price as may be paid in the Tender Offer, without any interest thereon (such amount of cash being referred to herein as the "Merger Consideration");

      (b) Each Share then held, directly or indirectly, by BarCo, Sub or any direct or indirect subsidiary of BarCo shall be canceled and retired without payment of any consideration therefor;

      (c) Each Share held in the Company's treasury shall be canceled and retired without payment of any consideration therefor;

      (d) Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation;

      (e) Each of the Company's issued and outstanding stock options shall be converted into the right to receive at Closing cash representing the positive difference (if any) of $9.50 net in cash or such higher price as may be paid in the Tender Offer and the exercise price of such option multiplied by the number of Shares covered by such option; and

      (f) Each outstanding stock equivalency account of the Company under the Directors' Deferred Compensation Plan shall be converted into the right to receive at Closing cash in the amount of $9.50 for each unit equivalent to one Share.

      1.4 DISSENTING SHARES. Shares held by a stockholder who has not voted such Shares in favor of the Merger and with respect to which such stockholder becomes entitled to payment of the fair value of his Shares pursuant to the provisions of Section 262 of the Delaware Law ("Dissenting Shares"), shall not be converted into, or represent the right to receive, or be exchangeable for, the Merger Consideration unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost the right to appraisal and payment of the fair value of such Shares pursuant to the provisions of such Section 262. If such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, then, as of the Effective Time, or the occurrence of the event which causes the failure to perfect or the effective withdrawal or loss of such right, whichever last occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive, and be exchangeable (as provided in Section 1.5) for, the Merger Consideration.

      1.5  PAYMENT.

      (a) Pursuant to an agreement (the "Disbursing Agent Agreement") to be entered into on or before the Closing Date between BarCo and Sub and a disbursing agent (the "Disbursing Agent") which shall be a commercial bank with capital of at least $100,000,000, Sub or the Surviving Corporation shall from time to time deposit with the Disbursing Agent such cash as the Disbursing Agent shall require pursuant to this Section 1.5.

      (b) As soon as practicable after the Effective Time, the Disbursing Agent shall send a notice and a transmittal form to each holder of certificates formerly evidencing Shares (other than certificates formerly representing Shares to be canceled pursuant to Sections 1.3(b) and 1.3(c)) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Disbursing Agent (who may appoint forwarding agents with the approval of BarCo) such certificates for exchange into the Merger Consideration. Each holder of certificates theretofore evidencing Shares, upon proper surrender thereof to the Disbursing Agent together with and in accordance with such transmittal form, shall be entitled to receive in exchange therefor the Merger Consideration deliverable in respect of the Shares theretofore evidenced by the certificates so surrendered. Upon such proper surrender, the Disbursing Agent shall promptly, but in any event no later than three (3) business days after such proper surrender, deliver the Merger Consideration. Until properly surrendered, certificates formerly evidencing Shares shall be deemed for all purposes to evidence only the right to receive the Merger Consideration.

      (c) If the Merger Consideration (or any portion thereof) is to be delivered to a person other than the person in whose name the certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of such Merger Consideration that the certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer and that such transfer otherwise be proper. Sub shall pay to the Disbursing Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Disbursing Agent that such taxes have been paid or are not required to be paid. No interest will be paid or accrued on the Merger Consideration payable on the surrender of any such certificates.

      (d) In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Surviving Corporation will, subject to the following sentence, issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article 1. Sub may, in its sole discretion and as a condition precedent to the issuance of the Merger Consideration in exchange therefor, require the owner of such lost, stolen or destroyed certificate to give the Surviving Corporation a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      1.6 NO FURTHER RIGHTS. From and after the Effective Time, holders of certificates formerly evidencing Shares shall cease to have any rights as stockholders of the Company, except as provided herein or by law.

      1.7 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Shares shall thereafter be made.

      1.8 CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS. The Certificate of Incorporation and Bylaws of the Company in effect immediately prior to the Effective Time (except as such Certificate of Incorporation may be amended pursuant to the Merger Document) shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter amended as provided therein and under the Delaware Law. The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation, in each case until their successors are duly elected and qualified.


                                 ARTICLE 2

              REPRESENTATIONS AND WARRANTIES OF BARCO AND SUB

      BarCo and Sub hereby jointly and severally represent and warrant to the Company that:

      2.1 ORGANIZATION. Each of BarCo and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

      2.2 AUTHORIZATION AND VALIDITY OF AGREEMENTS. Each of BarCo and Sub has all requisite corporate power and authority to enter into this Agreement and to perform its respective obligations hereunder. The execution, delivery and performance by each of BarCo and Sub of this Agreement and all other agreements and documents contemplated hereby, and the consummation by each of BarCo and Sub of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of each of BarCo and Sub. This Agreement and all other agreements and documents contemplated hereby, have been or will be duly executed and delivered by BarCo and Sub and are and will be valid and binding obligations of BarCo and Sub enforceable against BarCo and Sub in accordance with their respective terms.

      2.3 NO APPROVALS OR NOTICES REQUIRED; NO CONFLICT WITH INSTRUMENTS TO WHICH BARCO OR SUB IS PARTY. Neither the execution and delivery of this Agreement and all other agreements and documents contemplated hereby, nor the performance by BarCo or Sub of their respective obligations hereunder will (a) violate the charter or bylaws of BarCo or Sub; (b) assuming satisfaction of the requirements set forth in clause (c) below, violate any provision of law applicable to BarCo or Sub; (c) except for (i) requirements under the Exchange Act,

(ii) requirements, if any, arising out of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott Act"), and (iii) the filing of the Merger Document in accordance with the Delaware Law, require any consent, approval, filing or notice under any provision of law applicable to BarCo or Sub or any of BarCo's other subsidiaries; or (d) require any consent, approval or notice under, or violate or constitute a default under, or permit the termination of any provision of, or result in the acceleration of the maturity or performance of any obligation of, or result in the creation or imposition of any lien upon any properties, assets or businesses of, BarCo or Sub or any of BarCo's other subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment, or any order, judgment or decree, to which BarCo or Sub or any of BarCo's other subsidiaries is a party or by which it or any of its assets or properties is bound or encumbered, which in any of the foregoing cases would have a material adverse effect on BarCo and its subsidiaries taken as a whole or would prohibit or interfere with the consummation of the Merger by BarCo or Sub.

      2.4 GUARANTY. BarCo hereby agrees to fully and unconditionally guarantee the performance by Sub and by any assignee of Sub of all of Sub's representations, warranties, covenants and undertakings set forth in this Agreement.


                                 ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to BarCo and Sub that except as previously furnished to BarCo in writing:

      3.1 ORGANIZATION. The Company and each of its Subsidiaries (as such term is defined in Section 3.3) is a corporation duly organized, validly existing and, to the best of the Company's knowledge, in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the financial condition, results of operations or business of the Company and its Subsidiaries taken as a whole. The Company has previously delivered to BarCo true and complete copies of its Certificate of Incorporation and Bylaws, as amended to the date hereof.

      3.2 CAPITALIZATION. The authorized capital stock of the Company consists of (a) 6,000,000 shares of the Company's Common Stock, $.01 par value per share ("Company Common Stock"), of which 3,969,518 are issued and outstanding and (b) 1,500,000 shares of the Company's Preferred Stock, $1.00 par value per share, none of which are issued and outstanding. The Company has reserved (i) 65,000 shares of Company Common Stock for issuance under its Directors' Stock Option Plan, as amended to date, of which options to purchase 45,000 shares have been granted, no options have been exercised, and no options have expired or have been forfeited and (ii) 130,000 shares of Company Common Stock for issuance under its Employee Incentive Stock Option Plan, as amended to date, of which options to purchase 114,000 shares have been granted, no options have been exercised and options to purchase 21,500 shares have expired or have been forfeited. Except for the foregoing, and except for its obligations regarding stock equivalency accounts under the Directors' Deferred Compensation Plan, there are not now, and at the Closing Date, the Company will not have, any outstanding options, warrants, convertible securities, calls, subscriptions or other rights or agreements or commitments of any character obligating the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries. All issued and outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights.

      3.3 SUBSIDIARIES. As used herein, the term "Subsidiaries" shall mean Canadian Drawn Steel Company Inc. and Bliss & Laughlin Steel Company. The Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Subsidiaries, there are no irrevocable proxies with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued for any reason including, without limitation, by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of such shares so owned by the Company or any of its Subsidiaries are validly issued, fully paid and nonassessable and, to the best of the Company's knowledge, are owned by it free and clear of any material claim, lien, encumbrance or agreement with respect thereto.

      3.4 AUTHORIZATION AND VALIDITY OF AGREEMENTS. The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder (subject, in the case of performance of this Agreement, to obtaining any necessary approval of its stockholders). The execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby (subject to obtaining the necessary approval of its stockholders). This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company.

      3.5 NO APPROVALS OR NOTICES REQUIRED; NO CONFLICT WITH INSTRUMENTS TO WHICH THE COMPANY IS PARTY. Neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder will
(a) violate the charter documents, bylaws or other organizational documents of the Company or any of its Subsidiaries;

(b) assuming satisfaction of the requirements set forth in clause (c) below, violate any provision of law applicable to the Company or its Subsidiaries; (c) except for (i) requirements under the Exchange Act, (ii) requirements, if any, arising out of the Hart-Scott Act, and (iii) the filing of the Merger Document in accordance with the Delaware Law, require any consent, approval, filing or notice under any provision of law applicable to the Company or its Subsidiaries;
(d) except as required under any existing bank loan agreement, a copy of which has been provided to BarCo, require any consent, approval or notice under, or violate, or be in conflict with or constitute a default under or permit the termination of any provision of, or result in the acceleration of the maturity or performance of or result in the creation or imposition of any lien upon any properties, assets or businesses of the Company or its Subsidiaries under any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment, or any order, judgment or decree to which the Company or any of its Subsidiaries is a party or by which any of them or any of their assets or properties is bound or encumbered, which in any of the foregoing cases would have a material adverse effect on the Company and its Subsidiaries taken as a whole or would prohibit or materially interfere with the consummation of the Merger by the Company.

      3.6 LEGAL PROCEEDINGS. Except as set forth in the Company Commission Filings (as such term is defined in Section 3.7) as of the date hereof and in the Company's audited consolidated financial statements for the fiscal year ended September 30, 1994, there is no suit, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries, properties or rights, which, if adversely determined, would have, either individually or in the aggregate, a material adverse effect on the financial condition, results of operations or business of the Company and its Subsidiaries taken as a whole, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of its Subsidiaries having any such effect. Neither the Company nor any of its Subsidiaries is in violation of any term of any judgment, decree, injunction, rule or order outstanding against it which would have, either individually or in the aggregate, a material adverse effect on the financial condition, results of operations or business of the Company and its Subsidiaries taken as a whole.

      3.7 COMPANY COMMISSION FILINGS; FINANCIAL STATEMENTS. As of the respective dates of their filing with the Commission, all reports, statements (including the Proxy Statement), registration statements and other filings (including all notes, exhibits and schedules thereto and documents incorporated by reference therein) filed by the Company with the Commission (such reports, statements, registration statements and other filings, together with any amendments thereto, being sometimes collectively referred to as the "Company Commission Filings") and the Company's audited consolidated financial statements dated September 30, 1994 did not contain, at the time of the filing thereof, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that the Company shall not be responsible and shall have no liability for information provided to it by BarCo or Sub for inclusion in any Company Commission Filing. Each of the audited consolidated financial statements and unaudited interim financial statements (including any related notes or schedules) included in the Company Commission Filings was prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and fairly presented the financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of unaudited interim financial statements, to normal year-end adjustments. Neither the Company nor any of its Subsidiaries has any liabilities or obligations on a consolidated basis, either accrued or contingent (to the extent required to be reflected or disclosed in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which, individually or in the aggregate, (a) have not been reflected in the audited consolidated balance sheet for the year ended September 30, 1994 (the "Balance Sheet") or disclosed in the notes to the audited financial statements relating thereto; or (b) do not consist of liabilities of the kind specified or referred to in the Company's audited financial statements for the fiscal year ended September 30, 1994 which have been incurred by the Company and its Subsidiaries in the ordinary course of business since the date thereof, except for its liabilities or obligations undertaken in connection with this Agreement.

      3.8 CONDUCT OF BUSINESS IN THE ORDINARY COURSE; ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as disclosed in the Company Commission Filings filed as of the date hereof and the Company's audited consolidated financial statements for the fiscal year ended September 30, 1994 previously delivered to BarCo and except for changes affecting the steel bar industry or the economy generally, since September 30, 1994, there has not been, occurred or arisen, whether or not in the ordinary course of business:

      (a) any material adverse change in the financial condition, results of operations or business of the Company and its Subsidiaries taken as a whole; or

      (b) any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, materially and adversely affecting any property or business of the Company or its Subsidiaries taken as a whole; or

      (c) any declaration, setting aside or payment of a dividend (whether in cash, stock or property) in respect of the capital stock of the Company or any of its Subsidiaries (other than a wholly owned Subsidiary); or

      (d) any actual or, to the knowledge of the Company, threatened strike (whether asserted or unasserted) or other labor trouble or dispute involving employees of the Company or its Subsidiaries which materially and adversely affects the financial condition, results of operations or business of the Company and its Subsidiaries taken as a whole; or

      (e) any borrowing or lending of money or guarantee of any obligation by the Company or any of its Subsidiaries, except in the ordinary course of business; or

      (f) any application, amendment, termination, renewal based on false and misleading disclosures or failure to renew with respect to, any agreement or insurance policy which has a material adverse effect on the financial condition, results of operations or business of the Company and its Subsidiaries taken as a whole; or

      (g) any disposition of any material (on a consolidated basis) properties or assets used in the business of the Company or its Subsidiaries, except sales from inventory made in the ordinary course of business; or

      (h) to the best of the Company's knowledge, any violation of or conflict with any applicable laws, statutes, orders, rules and regulations promulgated or judgment entered by any federal, state, county, local or foreign court or governmental authority which, individually or in the aggregate, materially and adversely affects the financial condition, results of operations or business of the Company and its Subsidiaries taken as a whole; or

      (i) except as previously disclosed in writing to BarCo, any notice of any violation, inquiry or investigation by any governmental authority that materially and adversely affects the financial condition, results of operations or business of the Company and its Subsidiaries taken as a whole.

      3.9 PATENTS, TRADEMARKS, ETC. To the best of the Company's knowledge, the Company or its Subsidiaries have sufficient right, title and interest in all Intangible Property Rights necessary for the business of the Company and its Subsidiaries as now conducted, or the Company is able to obtain such rights on terms which will not adversely affect its business. When used in this Agreement, the term "Intangible Property Rights" means all United States and foreign letters patent and pending applications, patent and "know-how" licenses (or similar agreements), trade name and trademark registrations and pending applications, service mark registrations and pending applications and copyright registrations, those trade names and common law trademarks which are currently in use by the Company or any of its Subsidiaries, and unregistered copyrights directed to publications in current circulation by the Company or any of its Subsidiaries now owned in whole or in part by the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries is licensed and the trade secrets and other proprietary information of the Company and its Subsidiaries.

      3.10 TAX MATTERS. Except where the failure of one or more of the following representations would not have a material adverse effect on the financial condition, results of operations or business of the Company and its Subsidiaries taken as a whole: (a) all returns, reports and declarations for franchise or income taxes required to be filed by the Company and its Subsidiaries with the Internal Revenue Service and each applicable State have been so filed; (b) all sales, use or value added taxes or assessments (including interest and penalties) have been fully paid or adequately provided for in the audited financial statements for the fiscal year ended September 30, 1994, except where the failure to have so paid or provided for such taxes or assessments or any other irregularities with respect to such taxes or assessments would not result in a monetary obligation of the Company or its Subsidiaries in excess of $25,000 in the aggregate; (c) for tax periods not closed by the applicable statute of limitations, no issues have been asserted against the Company or its Subsidiaries in a revenue agent's report or other written document by the Internal Revenue Service or by any taxing authority in any State in connection with any of the returns, reports and declarations filed with the Internal Revenue Service or appropriate governmental agencies in such State; (d) no waivers of statutes of limitation are currently outstanding nor are any requests for such waivers pending with respect to the Company or its Subsidiaries; (e) all required payroll and employment taxes and withholding of income, employment and payroll taxes attributable to employees of the Company and its Subsidiaries have been properly determined, withheld and paid on a timely basis to the appropriate federal, state or local governmental agency or adequately provided for in the audited financial statement for the fiscal year ended September 30, 1994; (f) the United States federal income tax returns in respect to the Company and its Subsidiaries for the fiscal year ended September 30, 1991 and thereafter have not been examined by the Internal Revenue Service; nor is any such examination pending; and (g) neither the Company nor its Subsidiaries has filed any consent or agreement under section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code") (or corresponding provisions of any applicable foreign, state, county or local law).

      3.11 INSURANCE. The Company maintains insurance policies for the assets and operations of the Company and its Subsidiaries in amounts deemed adequate by the Company, in each case issued by insurers of recognized national standing. True and correct copies of the foregoing policies will be delivered to BarCo within five (5) business days of the date hereof.

      3.12 EMPLOYMENT RELATIONS. There (a) is no unfair labor practice complaint against the Company pending before the National Labor Relations Board,
(b) is no labor strike, dispute, slowdown or stoppage pending or, to the best knowledge of the Company, threatened against or involving the employees of the Company, (c) except as set forth on Schedule 3.12, is no labor union that claims to represent the employees of the Company, (d) is pending no grievance that might have a material adverse effect upon the Company and its Subsidiaries considered as a whole, and no pending arbitration proceeding arising out of or under any collective bargaining agreement of the Company and no claim therefor has been asserted which, in either case, might have a material adverse effect upon the Company and its Subsidiaries considered as whole, (e) except as set forth on Schedule 3.12, is no collective bargaining agreement that is in effect or is currently being negotiated (or pending) by the Company with respect to its employees, and (f) has not been any labor difficulty giving rise to a material adverse effect experienced by the Company and its Subsidiaries considered as whole during the last three calendar years. To the best of its knowledge, the Company has not taken or failed to take any action that could form the basis for a valid claim or charge of an unfair labor practice or discriminatory employment practice under any federal, state or local law or regulation relating to labor-management relations or employment discrimination that could have a material adverse effect on the Company and its Subsidiaries considered as a whole.

      3.13  ENVIRONMENTAL MATTERS.

      (a) To the best of its knowledge the Company possesses all necessary permits, licenses and other approvals and authorizations for its operations that are required under Environmental Laws and that it is in compliance with such permits, licenses, approvals and authorizations. "ENVIRONMENTAL LAWS" means all federal, state and local laws, ordinances, rules and regulations relating to or regulating human health or safety or environmental matters, or protection of the environment, or pollution or contamination of the air, soil, surface water, or groundwater. The Company is and since October 30, 1984 has been in compliance with all applicable Environmental Laws except where non-compliance would not have a material adverse effect on the financial condition of the Company and its Subsidiaries considered as a whole.

      (b) The Company is not subject to any outstanding order, demand, action or claim from any person or entity pursuant to, nor has the Company received any written notice from any person or entity of any violations of or alleged violations of, any Environmental Law.

      (c) Except as disclosed on Schedule 3.13(c), since October 30, 1984, the Company has not owned or leased storage tanks (whether above ground or underground).

      (d) Since October 30, 1984, the Company has not caused or permitted the Release of any Hazardous Substance onto and is unaware of any Hazardous Substance present on the properties owned, operated or leased by the Company. "HAZARDOUS SUBSTANCE" means those substances as defined by Section 101(14) of Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), 42 U.S.C. Section 9601(14), and its implementing regulations or any other applicable Environmental Law. "RELEASE" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment of hazardous substances into or through soil, air, surface water or groundwater that is required to be reported pursuant to Section 103(a) of CERCLA, 42 U.S.C.
Section 9603(a), and its implementing regulations or any other applicable Environmental Law.

      (e) There are no disposal sites for Hazardous Wastes under any Environmental Law located on the real estate now or previously owned, occupied or leased by the Company. "HAZARDOUS WASTE" means any waste as defined by
Section 1004(5) of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6903(5), and its implementing regulations. To the best of its knowledge, and except as disclosed on Schedule 3.13(e) the Company is not liable or a responsible party or potentially liable or responsible party at any Superfund site.

      3.14 OPINION OF FINANCIAL ADVISOR The Company has received the opinion of The Chicago Corporation to the effect that, as of the date hereof, the consideration to be received by the holders of the Shares in the Merger is fair to such holders from a financial point of view.

                                 ARTICLE 4

                                 COVENANTS

      4.1 PROXY STATEMENT. The Company shall file, no later than ten business days after the date of this Agreement (and shall use its best efforts to file sooner, if practicable), with the Commission under the Exchange Act, and shall use its best efforts to have cleared by the Commission, and no later than five business days after such clearance shall mail to its stockholders, a proxy statement or information statement, as appropriate, and all amendments and supplements thereto required by law (the "Proxy Statement"), with respect to the Special Meeting (as such term is defined in Section 4.2). Each of BarCo, Sub and the Company represent that the information supplied or to be supplied for inclusion by BarCo, Sub or the Company in the Proxy Statement, as the case may be, will not, at the time the Proxy Statement is filed with the Commission, at the time it is mailed to stockholders of the Company or at the time of the Special Meeting be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. The Proxy Statement shall contain the recommendation of the Board of Directors that stockholders approve the Merger; provided, however, that nothing in this Section 4.1 shall require the Board of Directors to act or refrain from acting in any manner which the Board of Directors in good faith determines could violate its fiduciary duties under applicable law, subject, however, to the provisions of Sections 4.3 and 6.1(c)(ii) hereof.

      4.2 MEETING OF STOCKHOLDERS OF THE COMPANY. As soon as practicable, the Company shall take all action necessary, in accordance with Delaware Law and its Certificate of Incorporation and Bylaws, to convene a meeting of its stockholders (the "Special Meeting") as promptly as practicable to consider and vote on the Merger and to vote on this Agreement. The stockholder vote or consent required for approval of the Merger and this Agreement shall be no greater than that provided for by Delaware Law, the Company's Certificate of Incorporation or its Bylaws. The Company shall use its best efforts to solicit from stockholders of the Company proxies in favor of the approval of this Agreement and to take all other action necessary or, in the reasonable judgment of BarCo, helpful to secure a vote of stockholders in favor of the Merger and to approve this Agreement; provided, however, that nothing in this Section 4.2 shall require the Board of Directors to act or refrain from acting in any manner which the Board of Directors in good faith determines could violate its fiduciary duties under applicable law, subject, however, to the provisions of Sections 4.3 and 6.1(c)(ii) hereof. At the Special Meeting, BarCo and each subsidiary of BarCo shall vote, or cause to be voted, all of the Shares then owned by BarCo or such affiliate in favor of the Merger and this Agreement. The Company will notify BarCo both orally and in writing at least 24 hours prior to the mailing of the Proxy Statement to the stockholders of the Company of its intent to mail the Proxy Statement. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Proxy Statement any information with respect to BarCo or its affiliates or associates, the form and content of which information shall not have been approved by BarCo prior to such inclusion, subject to requirements of applicable law (but in any event only after the Company has consulted with BarCo in advance). If required by applicable law, BarCo and the

Company shall file with the Commission and make available to the Company's stockholders, as required by applicable law, a joint Schedule 13E-3 (the "Schedule 13E-3") with respect to the Special Meeting and the Merger. Each of BarCo, Sub and the Company represent that information supplied or to be supplied for inclusion by BarCo, Sub or the Company, as the case may be, in any Proxy Statement and the Schedule 13E-3 will not, at the time of the filing thereof with the Commission and at the time of the mailing thereof to stockholders and at the date of the Special Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading and BarCo, Sub and the Company agree promptly to correct any such information provided by them for use in a Proxy Statement and/or a Schedule 13E-3 which shall have become false or misleading in any material respect and take all steps necessary to cause such documents as so corrected to be filed with the Commission and to be disseminated to holders of Shares, in each case as and to the extent required by applicable law. The Company agrees that any Proxy Statement filed by it, and the Company and BarCo agree that any Schedule 13E-3 filed by them, shall comply as to form in all material respects with the provisions of applicable law.

      4.3 ACQUISITION PROPOSALS. Between the date of this Agreement and the Effective Time:

      (a) neither the Company nor any of the Subsidiaries may, directly or indirectly, and each will instruct and otherwise cause the officers, directors, employees, agents or advisors or other representatives or consultants of the Company, including without limitation, The Chicago Corporation, not to, encourage, solicit, initiate, engage or participate in discussions or negotiations with, or provide information to, any person or entity (other than BarCo or Sub or subsidiaries, affiliates or representatives of any of the foregoing) in connection with any tender offer, exchange offer, merger, consolidation, business combination, sale of substantial assets, sale of securities, liquidation, dissolution or similar transaction involving the Company or any of the Subsidiaries (any such proposal, offer or other transaction being hereinafter referred to as an "Alternative Proposal"), and

      (b) the Company will notify BarCo immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it;

PROVIDED, HOWEVER, that nothing contained in this Section 4.3 shall require the Board of Directors of the Company to act, or refrain from acting in connection with (i) taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (ii) taking any action or non-action prohibited by clause (a) above, or from furnishing information and access to any person or entity the Board of Directors determines in good faith may become a Qualified Bidder (as hereinafter defined) making an unsolicited request therefor, or engaging in and participating in discussions and negotiations with any such person or entity, if the Company's Board of Directors determines in its good faith judgment that the failure to so act or refrain from acting could violate its fiduciary duties under applicable law. Any termination by the Company of this Agreement or entry by the Company into any agreement with respect to an Alternative Proposal in connection with this Section 4.3 shall be governed by Section 6.1(c)(ii) of this Agreement. "Qualified Bidder" shall mean a person or entity (A) whose Alternative Proposal is only subject to ordinary and customary conditions for consummation and is not subject to any condition as to financing and (B) who submits an Alternative Proposal in writing no later than 30 days from the date of this Agreement.

      4.4 INTERIM OPERATIONS. During the period from the date of this Agreement to the Effective Time, except as specifically contemplated by this Agreement or otherwise as consented to or approved in writing by BarCo:

      (a) The business of the Company and each of its Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practice;

      (b) The Company shall use reasonable efforts to preserve intact the business organization of the Company and each of its Subsidiaries, to keep available the services of its and their present officers and key employees in good standing, and to preserve the goodwill of those having business relationships with it and its Subsidiaries;

      (c) Neither the Company nor any Subsidiary shall amend its charter documents or similar governing documents;

      (d) Except for Shares issuable upon exercise of currently outstanding stock options under the Company's Directors' Stock Option Plan and Employees' Incentive Stock Option Plan or issuable pursuant to the Company's Directors' Deferred Compensation Plan, neither the Company nor any Subsidiary shall authorize for issuance, issue or deliver any additional debt or equity securities or any class or series thereof or any securities convertible into the same or issue or grant any right, option or other commitment for the issuance of any of the foregoing securities;

      (e) Neither the Company nor any Subsidiary shall split, combine, reclassify or otherwise modify the terms and provisions of any of its debt or equity securities or declare, set aside or pay any dividend (whether in cash, stock or property) in respect of its debt or equity securities or redeem or otherwise acquire any of its debt or equity securities except as contemplated hereby;

      (f) Neither the Company nor any Subsidiary shall dispose of or acquire any material properties or assets except in the ordinary course of business;

      (g) Neither the Company nor any Subsidiary shall enter into or amend any consulting agreements or other agreements with employees, increase the compensation payable or to become payable by it to any of its officers, employees or agents over the amount payable as of the date of this Agreement, adopt or amend any employee benefit plan or arrangement, or make any advances to employees (other than advances for reimbursable expenses) except with respect to any of the above, such as are generally consistent with the Company's existing guidelines and are made in the ordinary course of business; provided, however, the Company shall be authorized to negotiate and execute the renewal of the union contract or contracts at its Harvey, Illinois facility with such terms as the Company, using its commercially reasonable judgment, may determine;

      (h) Neither the Company nor any Subsidiary shall borrow or enter into any agreements to borrow money or guarantee or agree to guarantee the obligations of others, excluding (i) any amounts borrowed, net of any repayments, in the ordinary course of business pursuant to and in accordance with the terms and conditions of its existing lines of credit as the same may be reasonably amended, modified or extended hereafter by the Company using its commercially reasonable judgment and (ii) guarantees, net of the extinguishment of any existing guarantees, of the debt of the Subsidiaries of the Company;

      (i) Except as contemplated hereby, neither the Company nor any Subsidiary shall directly or indirectly redeem, purchase or otherwise acquire, commit to acquire or change the terms of any of its debt or equity securities or any class or series thereof or any securities convertible into the same or directly or indirectly terminate or reduce or commit to terminate or reduce any bank line of credit or the availability of any funds under any other loan or financing agreement; provided, however, that the Company or any Subsidiary may exercise any option or right to repurchase securities issued pursuant to a Company or Subsidiary benefit plan at a price at or below the Merger Consideration for Shares; and provided, further, that the Company may borrow under existing credit facilities under the terms existing as of the date hereof as the same may be reasonably amended, modified or extended hereafter by the Company using its commercially reasonable judgment;

      (j) Neither the Company nor any Subsidiary shall fail to pay or otherwise satisfy its monetary obligations as they become due, except where the consequences of failure to pay are not material to the Company and its Subsidiaries considered as a whole;

      (k) Neither the Company nor any Subsidiary shall cancel, materially amend or fail to renew any insurance policy; and

      (l) Neither the Company nor any Subsidiary shall agree in writing or otherwise to take any of the foregoing actions set forth in clauses (b) through
(k) above or take any actions which would make any representation or warranty in this Agreement untrue or incorrect in any material respect.

      4.5  ACCESS AND INFORMATION.

      (a) Subject to and in accordance with the terms of those certain letters dated July 24, 1995 and July 28, 1995 between BarCo and the Company (the "Confidentiality Agreement"), relating to the exchange of information between the parties and certain other matters, the Company has previously afforded (and will afford prior to the termination of this Agreement) to BarCo and to BarCo's accountants, counsel and other representatives full access in a reasonable manner throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments and records, and has furnished (and will furnish) to BarCo and BarCo's accountants, counsel and other representatives all information concerning its business, properties and personnel, including certain proprietary and confidential information of the disclosing party, as BarCo has requested (or may reasonably request). The Company shall furnish BarCo with drafts of any proposed filings with the Commission as the same are distributed internally within the Company as well as copies of such reports and documents concurrently upon their filing with the Commission.

      (b) Any furnishing of information pursuant hereto or any investigation by either party shall not affect that party's right to rely on the representations and warranties made by the other party in this Agreement.
Except as otherwise provided by law, BarCo, the Company and Sub each agrees to maintain all information received pursuant to the terms of this Agreement and the Confidentiality Agreement in accordance with the terms and conditions of the Confidentiality Agreement.

      (c) In the event that between the date hereof and the Effective Date any federal, state, local or foreign governmental authority shall commence any examination, review, investigation, action, suit or proceeding against the Company or BarCo with respect to the Merger, the party as to which such examination, review, investigation, action, suit or proceeding is commenced shall give prompt notice thereof to the other party, shall keep the other party informed as to the status thereof and have access to and be consulted in connection with any document filed or provided to such governmental authority in connection with such examination, review, investigation, action, suit or proceeding.

      4.6 CERTAIN ACTIONS, FILINGS AND CONSENTS. Subject to the terms and conditions hereof, each of the parties hereto agrees to use all reasonable efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts promptly to obtain all necessary waivers, consents and approvals and effect all necessary registrations and filings, including, but not limited to, (a) filings under the Hart-Scott Act, including responses to requests for additional information, and (b) submissions of information requested by government authorities. Each of the parties hereto shall cooperate with one another in determining whether any filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any other federal, state or foreign law or regulation or any consents, approvals or waivers are required to be obtained from other parties to loan agreements or other contracts material to the Company's business in connection with the consummation of the Merger and in making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such consents, permits, authorizations, approvals or waivers. Provided, however, that nothing in this Section 4.6 shall require the Board of Directors to act or refrain from acting in any manner which the Board of Directors in good faith determines could violate its fiduciary duties under applicable law, subject, however, to the provisions of Sections 4.3 and 6.1(c)(ii) hereof.

      4.7 EXPENSES. Except as set forth in Section 6.2, whether or not the transactions contemplated by this Agreement are consummated and made effective, all expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

      4.8 OPINION OF COUNSEL. Two (2) business days prior to the Effective Date, BarCo and Sub shall have received from Wildman, Harrold, Allen & Dixon, counsel to the Company, an opinion, dated the date of delivery, reasonably satisfactory to BarCo and Sub, substantially to the effect of Section 3.2.

      4.9 DIRECTORS, AND OFFICERS, INSURANCE AND INDEMNIFICATION. (a) With respect to all losses, claims, damages or liabilities arising out of actions or omissions occurring at or prior to the Effective Time (collectively "Losses") arising under Environmental Laws, until the death of all indemnified Parties (as defined below), and (b) with respect to all other Losses, until the later of (i) five (5) years after the Effective Time or (ii) the final resolution of all Losses and payment of all expenses described below, BarCo shall, and shall cause the Sub, the Company and the Surviving Corporation to, jointly and severally, indemnify, defend and hold harmless the present and former officers and directors of the Company and present and former officers and directors of the Subsidiaries who presently would be indemnified under the Bylaws of the Company or its Subsidiaries or who have indemnity agreements with the Company and the estates, descendants, heirs and beneficiaries of the estates, of all such officers and directors (an "Indemnified Party" and collectively the "Indemnified Parties") against all Losses to the full extent permitted under and in accordance with Delaware law, or the law of the jurisdictions under which the Subsidiaries are incorporated, as appropriate, or the Certificate of Incorporation or Bylaws of the Company or the Subsidiaries, as applicable, or applicable indemnification agreements in effect at the date hereof (to the extent consistent with applicable law), including provisions relating to advances of expenses incurred in the defense of any action or suit. BarCo shall use its best efforts to include the Indemnified Parties in any directors' and officers' insurance policy BarCo may obtain, provided the additional cost of adding the Indemnified Parties does not equal or exceed the cost of such officers' and directors' insurance policy without the Indemnified Parties.

      4.10 RELEASE. As of the execution and delivery of this Agreement, BarCo and Sub shall execute and deliver an instrument releasing the Company and the Subsidiaries, and their respective affiliates, successors, assigns, officers, directors, agents, representatives, advisors, attorneys and employees from any claims, liabilities, damages and causes of action arising from any breach or alleged breach of the Existing Merger Agreement, the Stock Option Agreements each dated as of September 16, 1995, among certain stockholders of the Company ("Option Stockholders"), BarCo and Sub and the Stockholder Escrow Agreements dated as of September 19, 1995, among Sub, the Option Stockholders and LaSalle National Trust, N.A. as escrow agent, in each case based upon acts or omissions occurring prior to the date of this Agreement.

      4.11 RESALE. Sub agrees that, if prior to the first anniversary of the date of this Agreement, Sub or any assignee of Sub, the Company or the Surviving Corporation enters into an agreement to (i) sell or exchange all or substantially all of the Common Stock of the Company or the Surviving Corporation to or with, (ii) merge or consolidate the Company or the Surviving Corporation with, or (iii) sell substantially all the assets of the Company or the Surviving Corporation to, an unaffiliated third party, Sub or any assignee of Sub, the Company and the Surviving Corporation will jointly promptly use their commercially reasonable efforts to jointly promptly pay each stockholder of the Company whose Shares were converted pursuant to Section 1.3(a) hereof (including any stockholder that enters into a Stock Option Agreement with BarCo and Sub as provided in such Stock Option Agreement), each option holder entitled to payment under Section 1.3(e) hereof and each person entitled to payment under
Section 1.3(f) hereof an amount equal to fifty percent (50%) of the product of
(y) the difference between the Aggregate Transaction Value (as defined below) for such subsequent transaction and $62,000,000 and (z) a fraction, the numerator of which is the number equal to the total of (A) the number of Shares of the stockholder of the Company whose Shares were converted pursuant to
Section 1.3(a) hereof, plus (B) the number of Shares covered by stock options for which such person (or an option holder not included in (A) of this clause) was entitled to payment under Section 1.3(e), plus (C) the number of Share equivalents for which such person (or a participant in the Directors' Deferred Compensation Plan not included in (A) of this clause) was entitled to payment under Section 1.3(f) and the denominator of which is the number equal to the total of (1) the number of Shares issued and outstanding as of the Effective Time plus (2) the number of Shares underlying stock options for which the option holder is entitled to payment under Section 1.3(e) hereof plus (3) the number of Share equivalents for which the participant under the Directors' Deferred Compensation Plan is entitled to payment under Section 1.3(f) hereof. For the purposes of this Section 4.11, "Aggregate Transaction Value" shall mean the sum of the aggregate consideration received by the sellers in the transaction (reduced by the present value of any future or contingent obligations retained by the sellers) plus the aggregate liabilities assumed by the acquiring party in the transaction. If the consideration received by the Sub or any assignee of the Sub, the Company or the Surviving Corporation is other than cash, the amount due the stockholder under this Section 4.11 may be paid in like kind consideration or in cash.

      4.12 BEST EFFORTS. Each of BarCo and Sub shall use its best efforts to consummate the transactions contemplated hereby.


                                 ARTICLE 5

                                 CONDITIONS

      5.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The respective obligations of each party hereto under this Agreement to consummate the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

      (a) APPROVAL OF STOCKHOLDERS. The approval of the stockholders of the Company referred to in Section 4.2 shall have been obtained, if required by applicable law or by the Company's Certificate of Incorporation or Bylaws.

      (b) LEGAL PROCEEDINGS. No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect, which would prevent the consummation of the Merger; provided, however, that the parties shall use their best efforts to seek to obtain the removal of any such order, decree or ruling.

      (c)  ANTITRUST.  The Hart-Scott Act waiting period has expired.

      5.2 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company under this Agreement to consummate the Merger shall be subject to the following conditions: (a) the fairness opinion issued by the Company's investment advisors shall be reconfirmed as of the Effective Time and
(b) the Company shall have received a letter or letters from a valuation firm acceptable to the Company (which acceptance shall not be unreasonably withheld) as to the solvency of the Company and its Subsidiaries and the Surviving Corporation on a consolidated basis after giving effect to BarCo's proposed Financing and the transactions contemplated by this Agreement.


                                 ARTICLE 6

                               MISCELLANEOUS

      6.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether or not it has been approved by the stockholders of the Company:

      (a) By the mutual written consent of a majority of the Board of Directors of the Company and the Board of Directors of BarCo;

      (b)   By BarCo:

            (i) if the Company shall have (A) withdrawn or modified publicly its approval or recommendation of this Agreement or the Merger including by the approval of any offer by any other person or (B) taken any public position inconsistent with such approval or recommendation or failed to reconfirm publicly such approval or recommendation within ten (10) business days of a request for such reconfirmation by BarCo or Sub; or if the Board of Directors shall have resolved to do any of the foregoing; or

            (ii) if any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) other than BarCo or Sub or any of their respective subsidiaries shall have become the beneficial owner of forty-five percent (45%) or more of the Shares; or

            (iii) except for the claims alleged as of the date hereof in the pending lawsuit No. 95 C 5426 in the U.S. District Court for the Northern District of Illinois, if Stelco Inc. shall have taken any legal action, or taken any actions or engaged in transactions which have or in the reasonable judgment of BarCo will have the effect of preventing the Merger or the transactions contemplated hereby from being consummated on or before January 15, 1996, other than failing to vote for the transaction; or

            (iv) if a tender or exchange offer shall have been commenced by any third party to acquire twenty percent (20%) or more of the capital stock of the Company at a price in excess of $9.50 per share; or

            (v) if on the date hereof or at any time prior to the Effective Date, the representation and warranty of the Company contained in Section
      3.13 shall not be true and correct or the Company shall have breached in any material respect or failed to perform in any material respect any of its obligations, covenants or agreements under this Agreement or any of the representations and warranties of the Company set forth in this Agreement (other than the representation and warranty contained in Section 3.13) shall not be true and correct in any material respect; or

            (vi) if in BarCo's reasonable discretion the results of BarCo's environmental due diligence review of the Company are unsatisfactory and BarCo has so notified the Company within three (3) weeks from the date hereof; or

            (vii)  the conditions to the obligations of BarCo set forth in
      Article 5 have not been satisfied by January 15, 1996;

      (c)   By the Company:

            (i)   if the Closing shall not have taken place by January 15, 1996;
      or

            (ii) (A) if (a) a Qualified Bidder makes a bona fide offer on or before 30 days from the date of this Agreement, (b) the Company's Board of Directors determines in its good faith judgment and in the exercise of its fiduciary duties that such offer is more favorable to the Company's stockholders than the Merger, and (c) the Company gives BarCo at least 5 calendar days prior written notice of its intent to terminate this Agreement under this Section 6.1(c)(ii); or (B) if the Company elects not to close due to the non-receipt of the fairness opinion from its investment advisor referred to in Section 5.2; PROVIDED, HOWEVER, that the termination right provided in this Section 6.1(c)(ii) is conditioned upon payment to BarCo of the Cancellation Fee provided in Sections 6.2(a) upon termination; and provided further that such termination right will terminate as to such offer referred to in this Section 6.1(c)(ii)(A) if, within such 5-day period, BarCo notifies the Company that it will match, in all material respects, the terms and provisions of such other offer (whereupon the parties will execute an appropriate amendment hereto); or

            (iii) if the conditions to the obligations of the Company set forth in Article 5 have not been satisfied by January 15, 1996; or

            (iv) if on the date hereof or at any time prior to the consummation of the Merger or any amendment or extension thereof, the representations and warranties of BarCo and Sub contained in this Agreement shall not be true and correct which shall materially impair BarCo's or Sub's ability to perform this Agreement or BarCo and Sub shall have breached in any material respect or failed to perform in any material respect any of their obligations, covenants or agreements under this Agreement which shall materially impair BarCo's or the Sub's ability to perform this Agreement;

      (d)   By either BarCo or the Company:

            (i) if a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case restraining, enjoining or otherwise prohibiting the Merger which is still in effect on January 15, 1996; or

            (ii) if Stelco Inc. shall have exercised all of its rights of first refusal under Section 3.3 or matching rights under Section 3.4 of the Right of First Refusal and Standstill Agreement dated May 11, 1990 with respect to all shares of common stock of the Company held by the Management Stockholders as defined in such Agreement.

      In the event of such termination and abandonment, no party to this Agreement (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, other than pursuant to
Section 4.5(c) or 6.2 hereof, or in the case of signers thereto, the Stock Option Agreement and the Confidentiality Agreement, except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination; PROVIDED, HOWEVER, that (i) following the payment by BarCo to the Company of the Company Damages Amount pursuant to Section 6.2, or (ii) following the payment by the Company to BarCo of the Cancellation Fee pursuant to Section 6.2, the party making such payment and its respective officers, directors, affiliates and associates shall have no liability or further obligation to the recipient of such payment, other than pursuant to Section 6.2, except for any liability or obligation for any intentional breach of this Agreement; and provided further, however, in the event BarCo does not obtain financing for any reason, such failure will not be deemed an intentional breach.

      6.2  EXPENSE AND CANCELLATION PAYMENT.

      (a) If the Board of Directors of the Company terminates this Agreement and abandons the Merger pursuant to Section 6.1(c)(ii), or if the Board of Directors of BarCo or Sub terminates this Agreement and abandons the Merger pursuant to Section 6.1(b)(iii) or (iv), then BarCo shall receive from the Company as liquidated damages the sum (the "Cancellation Fee") of (i) $3,000,000 and (ii) the amount, not to exceed $400,000, of all costs and expenses incurred by BarCo and Sub relating to this Agreement, the transactions contemplated hereby and the financing therefor, including without limitation, the reasonable amount of the following: the fees, disbursements and charges of counsel to BarCo and Sub and any financing source for which BarCo or any of its affiliates is responsible, financial advisory fees, accounting fees and expenses, due diligence costs, and all other out-of-pocket fees, costs and expenses. Notwithstanding any other provision hereof, the Company will not have the right to terminate this Agreement under Section 6.1(c)(ii) unless the Cancellation Fee has been paid in full contemporaneously therewith.

      (b) Each of the parties acknowledges that the agreement contained in this Section 6.2 is an integral part of the transactions contemplated in this Agreement, and that, without such agreement, the Company, BarCo and Sub would not enter into this Agreement; accordingly, if the Company or Barco or Sub, as the case may be, fails promptly to pay the amount due pursuant to this Section 6.2, and, in order to obtain such payment, the Company, on the one hand, or BarCo or Sub, on the other hand, commences a suit against the Company or Barco or Sub, as the case may be, to collect the fee provided for herein, the Company shall pay to BarCo or Sub, or BarCo or Sub shall pay to the Company, as the case may be, its reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of such fee at the prime rate publicly announced by Bank of America NT & SA on the date such payment was required to be made, provided that the Company, on the one hand, or BarCo or Sub, on the other hand, ultimately prevails by final judgment in such suit.

      (c) If the Board of Directors of the Company terminates this Agreement and abandons the Merger on account of the failure by BarCo to consummate the Merger by January 15, 1996 and all other conditions set forth in Article 5 hereof are satisfied, then the Company shall receive from BarCo as liquidated damages the sum (the "Company Damages Amount") of $2,000,000, unless BarCo shall have previously terminated under Sections 6.1(b) or (d) hereof.

      6.3 WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party which is, or whose stockholders are, entitled to the benefits hereof and this Agreement may be amended or supplemented at any time; provided, however, that, (a) any such waiver, amendment or supplement by the Company shall be effective as against the Company only if approved by a majority of the Board of Directors of the Company and (b) after this Agreement has been adopted by the stockholders of the Company, no such amendment shall reduce the amount or change the consideration to be paid to the stockholders or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the stockholders of the Company. No such waiver, amendment or supplement shall be effective unless in writing and signed by the party or parties sought to be bound thereby.

      6.4 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement shall survive the consummation of the Merger.

      6.5 AGREEMENT TO DEFEND. In the event any claim, action, suit, investigation or any legal, administrative or other proceeding is commenced by any governmental body or other person which questions the validity or legality of the transactions contemplated by this Agreement, or seeks to enjoin, restrain or prohibit such transactions, or seeks damages in connection therewith, whether before or after the Effective Time, the parties hereto agree as determined by their respective Boards of Directors in their reasonable discretion, to the fullest extent permissible by law, to cooperate and use their best efforts to vigorously defend against and respond thereto.

      6.6  BROKERAGE FEES AND COMMISSIONS.  Except for The Chicago
Corporation, the Company hereby represents and warrants to BarCo and Sub with respect to the Company, and BarCo and Sub hereby represent and warrant to the Company with respect to BarCo and Sub, that no person or entity is entitled to receive from the Company or BarCo or Sub, respectively, any investment banking, brokerage or finder's fee or fees for financial consulting or financial advisory services in connection with this Agreement or the transactions contemplated hereby.

      6.7 PUBLIC ANNOUNCEMENTS. Neither BarCo nor Sub nor the Company will issue any press release or otherwise make any public statement with respect to the Merger without the prior approval of the other party (which approval shall not be unreasonably withheld), except such as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or by NASDAQ (but only after BarCo, Sub or the Company, as the case may be, shall have consulted with the other party in advance regarding the form and substance of such press release or statement).

      6.8 SECTION HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      6.9 FIDUCIARY DUTIES. Anything in this Agreement to the contrary notwithstanding, nothing in this Agreement shall require the Board of Directors to act, or refrain from acting, in the future in any manner which the Board of Directors in good faith determines could violate its fiduciary duties under applicable law, subject, however, to the provisions of Sections 4.3 and 6.1(c)(ii) hereof.

      6.10 NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by FAX or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows and shall be effective only on receipt:

      If to BarCo or Sub, to: BRW Steel Corporation
                              c/o Veritas Capital, Inc.
                              Ten East Fiftieth Street
                              New York, New York  10022
                              Attention:  Co-Chairman

      With copies to:         Pillsbury Madison & Sutro
                              1050 Connecticut Avenue, N.W., #1200
                              Washington, D.C.  20036
                              Attention:  Ken M. Brown

                              Jones, Day, Reavis & Pogue
                              599 Lexington Avenue
                              New York, New York  10022
                              Attention:  Robert A. Profusek, Esq.

      If to the Company, to:  Bliss & Laughlin Industries Inc.
                              281 East 155th Street
                              Harvey, Illinois  60426
                              Attention:  President

      With copies to:         Company's Counsel
                              Wildman, Harrold, Allen & Dixon
                              225 West Wacker Drive, #3000
                              Chicago, Illinois  60606-1229
                              Attention:  Roger G. Fein

      6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

      6.12 APPLICABLE LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws rules thereof.

      6.13 ENTIRE AGREEMENT. This Agreement amends the Agreement and Plan of Merger dated as of September 16, 1995, by and among BarCo, Sub and the Company, and constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, of the parties with respect to such subject matter (other than the Confidentiality Agreement).

      6.14 JURISDICTION. Any judicial proceeding brought against any of the parties to this Agreement with respect to any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Illinois located in Chicago, Illinois, or in the United

States District Courts in Chicago, Illinois, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consents shall not constitute general consents to service of process in the State of Illinois for any purpose except as provided above and shall not be deemed to confer rights to any Person other than the respective parties to this Agreement.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first above written.


                                    BRW STEEL CORPORATION


                                    By:   /s/ Robert B. McKeon
                                          ----------------------------------
                                          Co-Chairman



                                    B & L ACQUISITION CORPORATION


                                    By:   /s/ Robert B. McKeon
                                          ----------------------------------
                                          Its: President


                                    BLISS & LAUGHLIN INDUSTRIES INC.


                                    By:   /s/ Gregory H. Parker
                                          ----------------------------------
                                          President, Chief Executive Officer and
                                          Chairman of the Board

                                  CONFORMED COPY

             AMENDMENT NO. 1 TO AMENDED AGREEMENT AND PLAN OF MERGER






          This AMENDMENT NO. 1 TO AMENDED AGREEMENT AND PLAN OF MERGER dated as of October 18, 1995 (this "AMENDMENT") is among BRW STEEL CORPORATION, a Delaware corporation ("BARCO"), B & L ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of BarCo ("SUB"), and BLISS & LAUGHLIN INDUSTRIES INC., a Delaware corporation (the "COMPANY");


                              W I T N E S S E T H:

          WHEREAS, BarCo, Sub and the Company are parties to the Amended Agreement and Plan of Merger dated as of October 4, 1995 (the "MERGER AGREEMENT") pursuant to which BarCo has agreed to acquire all of the outstanding shares of the Company's Common Stock, $.01 par value per share, at a price of $9.50 per share;

          WHEREAS, the Merger Agreement provides that the Company shall file, no later than October 18, 1995, with the Securities and Exchange Commission ("COMMISSION") under the Securities Exchange Act of 1934, a proxy statement or information statement, as appropriate (the "PROXY STATEMENT");

          WHEREAS, BarCo, Sub and the Company have agreed to extend the time by which the Proxy Statement must be filed with the Commission to October 20, 1995;

          WHEREAS, the Merger Agreement provides that BarCo and the Company may terminate the Merger Agreement if the conditions to the obligations of the parties have not been satisfied or the Closing shall not have otherwise taken place by January 15, 1996;

          WHEREAS, BarCo, Sub and the Company have agreed to extend the date by which conditions must be satisfied and the Closing shall have occurred to January 31, 1996; and

          WHEREAS, BarCo, Sub and the Company have agreed to certain other matters incidental to the consummation of the transactions contemplated by the Merger Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration had and received, the parties to the Merger Agreement hereby agree as follows:

          SECTION 1. DEFINED TERMS. All capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Merger Agreement.

          SECTION 2. AMENDMENTS TO MERGER AGREEMENT. The Merger Agreement is hereby amended as follows:

          2.02. SECTION 4.1 of the Merger Agreement is hereby amended by amending and restating the first sentence of such section in its entirety as follows:

          "The Company shall file, no later than October 20, 1995, with the Commission under the Exchange Act, and shall use its best efforts to have cleared by the Commission, and no later than five business days after such clearance shall mail to its stockholders, a proxy statement or information statement, as appropriate, and all amendments and supplements thereto required by law (the "Proxy Statement"), with respect to the Special Meeting (as such term is defined in Section 4.2)."

          2.02. SECTION 6.1(b)(vii) of the Merger Agreement is hereby amended by amending and restating such section in its entirety as follows:

          "(vii)  the conditions to the obligations of BarCo set forth in
          Article 5 have not been satisfied by January 31, 1996;"

          2.03. SECTION 6.1(c)(i) of the Merger Agreement is hereby amended by amending and restating such section in its entirety as follows:

          "(i)  if the Closing shall not have taken place by January 31, 1996;
          or"

          2.04. SECTION 6.1(c)(iii) of the Merger Agreement is hereby amended by amending and restating such section in its entirety as follows:

          "(iii) if the conditions to the obligations of the Company set forth in Article 5 have not been satisfied by January 31, 1996; or"

          2.05. SECTION 6.1(d)(i) of the Merger Agreement is hereby amended by amending and restating such section in its entirety as follows:

          "(i) if a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case restraining, enjoining or otherwise prohibiting the Merger which is still in effect on January 31, 1996; or"

          2.06. SECTION 6.2(c) of the Merger Agreement is hereby amended by amending and restating such section in its entirety as follows:

          "(c) if the Board of Directors of the Company terminates this Agreement and abandons the Merger on account of the failure by BarCo to consummate the Merger by January 31, 1996 and all other conditions set forth in Article 5 hereof are satisfied, then the Company shall receive from BarCo as liquidated damages the sum (the "Company Damages Amount") of $2,000,000, unless BarCo shall have previously terminated under Sections 6.1(b) or (d) hereof."

          SECTION 3. DISBURSING AGENT. BarCo, Sub and the Company hereby select United States Trust Company of New York as the Disbursing Agent under
Section 1.5 of the Merger Agreement.

          SECTION 4. EMPLOYMENT AGREEMENTS. From and after the Effective Time, the Surviving Corporation shall assume and agree to perform the Employment Agreements, dated May 11, 1990, between the Company and each of the executives of the Company who are parties thereto, each as in effect as of October 4, 1995 (the "Employment Agreements") in the same manner and to the same extent that the Employer (as defined in the Employment Agreements) would be required to perform if the Merger had not taken place.

          SECTION 5.     MISCELLANEOUS.

          5.01. APPLICABLE LAW. This Amendment and the legal relations between the parties hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws rules thereof.

          5.02. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

          5.03. SECTION HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not effect in any way the meaning or interpretation of this Amendment.

          5.04. RATIFICATION. The Merger Agreement as hereby amended is in all respects ratified and confirmed, and all of the rights and powers created thereby or thereunder shall be and remain in full force and effect.

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first above written.


                         BRW STEEL CORPORATION



                         By:  /s/ Robert B. McKeon
                            ------------------------------------------
                            Co-Chairman


                         B & L ACQUISITION CORPORATION



                         By:   /s/ Robert B. McKeon
                            ------------------------------------------
                            President


                         BLISS & LAUGHLIN INDUSTRIES INC.



                         By: /s/ Gregory H. Parker
                            ------------------------------------------
                            President, Chief Executive Officer
                            and Chairman of the Board

                                     ANNEX B


                     SECTION 262 - DELAWARE APPRAISAL RIGHTS

                     SECTION 262 - DELAWARE APPRAISAL RIGHTS


     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251, 252, 254, 257, 258, 263, or 264 of this title:

          (1) Provided however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsections (f) or (g) of Section 251 of this title.


          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 248, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;


               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional share or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b., and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in this certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal  rights  shall be perfected as follows:


          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares.
     Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or


          (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have bee received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.


     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.


     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deemed equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.


     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock(except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                               ANNEX C


                  OPINION OF THE CHICAGO CORPORATION,
                   FINANCIAL ADVISOR TO THE COMPANY

                             THE CHICAGO CORPORATION

October 4, 1995



The Board of Directors
Bliss & Laughlin Industries Inc.
281 East 155th Street
Harvey, IL 60426

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Bliss & Laughlin Industries Inc. (the "Company") of the consideration to be received by such shareholders pursuant to the terms of the Amended Agreement and Plan of Merger, dated October 4, 1995 (the "Agreement"), by and among the Company, BRW Steel Corporation and B&L Acquisition Corporation, a wholly owned subsidiary of BRW Steel Corporation.
The Agreement provides for a merger of the above mentioned wholly owned subsidiary of BRW Steel Corporation into the Company whereby each issued and outstanding share of Common Stock, par value $.01 per share of the Company, will be converted into cash in the amount of $9.50 (the "Merger").

In conducting our analysis, we have, among other things:

     1)   reviewed the terms and conditions of the Agreement;

     2) reviewed audited and unaudited historical and projected financial and other information about the Company which was provided to us by the Company;

     3) reviewed assumptions as to trends in the Company's prospective financial results, which management of the Company has represented to us as reasonable;

     4) interviewed senior management of the Company and discussed with them their estimates of the Company's existing business prospects and their outlook as to the future of the Company's business and the industry in which the Company participates;

     5) reviewed certain financial, stock market and other information of publicly traded companies we considered similar to the Company;

     6) reviewed information on certain recent merger and acquisition transactions we considered relevant; and

     7) made such other financial analyses and investigations as we deemed necessary.

The Board of Directors
Bliss & Laughlin Industries Inc.
October 4, 1995
Page 2


In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgements of the Company's management as to the future financial performance of the Company. We have also assumed, without having responsibility for independent verification, that the statements made to us by management of the Company are true and correct. Our opinion is based on circumstances existing and disclosed to us as of the date hereof. In addition, we have not made an independent valuation or appraisal of the assets of the Company, nor have we been furnished with any such evaluations or appraisals. We have made significant solicitations of indications of interest from third parties concerning their possible interest in a transaction with the Company.

In connection with the rendering of our services, including the delivery of this opinion, the Company has paid us a fee and will indemnify us against certain liabilities.

In the past, The Chicago Corporation has separately performed certain investment banking services for the Company and received customary fees for such services. In the ordinary course of our business, The Chicago Corporation and its affiliates may actively trade securities of the Company for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is solely for the benefit and use of the Board of Directors of the Company in its consideration of the Agreement and may not be relied upon by any other person, used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any shareholders with respect to whether to vote in favor of the Merger.

Based upon and subject to the foregoing and our experience as investment bankers, it is our opinion that, as of the date hereof, the consideration to be paid to the shareholders of the Company in the Merger is fair from a financial point of view.

Very truly yours,

/s/ The Chicago Corporation

THE CHICAGO CORPORATION

                                     ANNEX D

                         AMENDED STOCK OPTION AGREEMENT
                           AND AMENDMENT NO. 1 THERETO

                      UNCONFORMED COPY OF FORM OF AGREEMENT

                         AMENDED STOCK OPTION AGREEMENT



     THIS AMENDED STOCK OPTION AGREEMENT (this "Agreement"), dated as of October 4, 1995, by and among B&L ACQUISITION CORPORATION, a Delaware corporation (the "Purchaser"), BRW STEEL CORPORATION, a Delaware corporation ("Parent"), and the Management Stockholders (who are individually named on Schedule A hereto) of the Company (as defined below) who are parties to that certain First Refusal Agreement (as defined in Section 2) (each Management Stockholder, a "Stockholder"; collectively all the Management Stockholders, the "Stockholders"), being the owner of certain shares of common stock, $.01 par value per share (the "Common Stock"), of BLISS & LAUGHLIN INDUSTRIES INC., a Delaware corporation (the "Company").

     WHEREAS, the Purchaser, Parent and the Company are concurrently herewith entering into an Amended Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), which provides, upon the terms and subject to the conditions thereof, for the merger of the Purchaser with and into the Company (the "Merger").

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Purchaser desires to acquire an option from the Stockholders to purchase an aggregate of 774,059 shares of Common Stock of the Company. The number of such shares pertaining to each Stockholder is set forth opposite the Stockholder's name on Schedule A hereto ( as to each Stockholder, the "Shares"); and in order to induce the Purchaser to proceed with the Merger, the Stockholders desire to grant an option to the Purchaser to purchase the Shares, all upon the terms and conditions of this Agreement.

     WHEREAS, the taking of various steps which are necessary in order to accomplish the Merger will require the Purchaser and the Company to spend significant sums of money and use substantial amounts of time of their key employees.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto, intending legally to be bound, do hereby agree as follows:

     1. GRANT OF STOCK OPTION. The Stockholder hereby grants to the Purchaser an exclusive and irrevocable option (the "Stock Option") to purchase during a period commencing on the date hereof (the "Option Commencement Date"), subject to the provisions of Section 3 below, and ending on the Termination Date (hereinafter defined), the Shares at a price per share of $9.50, or any higher price paid by Purchaser for a share of Common Stock of the Company in the Merger or any other merger of the Company with Purchaser or Parent or in a tender offer by Purchaser or Parent for shares of common stock of the Company, payable as provided in Section 3 below (the "Purchase Price"). The Option Price shall be paid in cash at the Closing (as hereinafter defined).

     2. EXERCISE OF STOCK OPTION. Provided that (a) Stelco Inc. ("Stelco") has not purchased the Shares pursuant to the exercise of Stelco's rights under
Section 3.3 or 3.4 of the Right of First Refusal and Standstill Agreement dated May 11, 1990 (the "First Refusal Agreement") (such purchase a "First Refusal Purchase"), (b) no preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the Untied States of America shall be in effect which would prohibit the purchase or delivery of Shares hereunder and (c) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired with respect to such purchase and delivery, the Purchaser may exercise the Stock Option, in whole, at any time or from time to time, from the Option Commencement Date until that date (the "Termination Date") which is the earlier of
(i) January 15, 1996, or (ii) termination of the Merger Agreement due to a material breach by the Purchaser of its obligations under the Merger Agreement. Stockholder agrees that if, prior to the first anniversary of the date of this Agreement, the Stockholder or any assignee of the Stockholder or the Company enters into an agreement to sell or exchange all or substantially all of the Common Stock of the Company held by the Stockholder or any affiliate of the Stockholder to or with a third party (including any such sale or exchange pursuant to a merger, or a tender or exchange offer), Stockholder or any assignee of the Stockholder will promptly pay Purchaser an amount equal to fifty percent (50%) of the difference between the Subsequent Share Price (as defined below) received for the Shares in such subsequent transaction and the product of $7.75 and the number of Shares. For the purposes of this Section 2, "Subsequent Share Price" shall mean the sum of the aggregate consideration received by the Stockholder or any assignee of the Stockholder in the transaction reduced by the expenses and out-of-pocket fees incurred by Stockholder or its affiliates or on their behalf in connection with the sale of the Shares. If the Stockholder or any assignee of the Stockholder or the Company receives consideration other than cash, the Stockholder may elect to pay the amount due the Purchaser under this
Section 2 in like kind consideration or in cash. Prior to the Termination Date, other than as permitted in Section 4 below, the Stockholder will not take, and will refrain from taking, any action which would have the effect of preventing or disabling the Stockholder from delivering the Shares to the Purchaser upon exercise of the Stock Option or from otherwise performing its obligations under this Agreement. Anything in this Agreement to the contrary notwithstanding, this Stock Option may not be exercised and no Stockholder may transfer his, her or its Shares hereunder unless all Shares of all Stockholders are purchased and acquired, it being understood and agreed that the payment of the Purchase Price for all Shares of all Stockholders shall be an express condition to the purchase of any Shares of any individual Stockholder hereunder.

     3. DELIVERY OF SHARES; ESCROW ARRANGEMENTS; PAYMENT FOR SHARES. The Stockholders have delivered in escrow to LaSalle National Trust, N.A. (the "Escrow Agent") pursuant to Stockholder Escrow Agreements dated as of September 19, 1995 by and among the Purchaser, each Stockholder and the Escrow Agent, (i) duly executed share certificates representing the Shares accompanied by stock powers endorsed in blank and with signatures guaranteed and such other documents as may be reasonably necessary to transfer record ownership of Shares into the Purchaser's name on the stock transfer books of the Company or
(ii) book confirmation of the transfer of Shares to the account of the Escrow Agent or its nominee with the Depository Trust Company. If this Agreement is terminated, the unpurchased Shares and any certificates for the unpurchased shares and related stock powers and other documents shall be returned to the Stockholder within two business days following such termination; provided, however, if a cancellation fee and expenses are owed under Section 14 hereof, the Shares shall remain in the account of the Escrow Agent until the Stockholder has paid such cancellation fee and expenses in full. The Stockholder and Purchaser agree to enter into an Amendment No. 1 to Stockholder Escrow Agreement with the Escrow Agent, substantially in the form of Attachment A hereto. At any Closing hereunder, the Purchaser shall deliver an aggregate principal amount of $9.50, or any higher price paid by Purchaser for a share of Common Stock of the Company in the Merger or any other merger of the Company with Purchaser or Parent or in a tender offer by Purchaser or Parent for shares of common stock of the Company, times the number of Shares being purchased (the "Exercised Option Shares") in cash or a certified or cashier's check or by wire transfer of immediately available funds to a bank account designated by the Escrow Agent (the "Purchase Price"), for distribution to Stockholder in compliance with the terms of the Escrow Agreement.

     4. COVENANTS OF THE STOCKHOLDER. Except in accordance with the provisions of this Agreement, the Stockholder agrees, until the Termination Date, not to:

          (a) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other transfer, pledge, assignment or other disposition of, any Shares, except that (i) if required by the terms of the First Refusal Agreement, the Stockholder may sell the Shares to Stelco pursuant to a First Refusal Purchase, or (ii) the Stockholder, upon a minimum of three (3) days prior written notice to the Purchaser and upon expiration of any rights Stelco may have to purchase the Shares under the First Refusal Agreement, may sell or transfer the Shares to a purchaser or transferee that is a citizen of the United States of America or Canada and executes with the Purchaser an agreement containing the same terms hereof; provided, however, that no sale or transfer shall be permitted hereunder to any purchaser or transferee that Parent believes, in its reasonable judgment, intends or may intend to engage in any transaction which may involve a change of control such as a merger, reorganization or acquisition of the Company, other than the transactions contemplated by the Merger Agreement or this Agreement;

          (b) acquire any additional shares of Common Stock without the prior written consent of Purchaser other than pursuant to the exercise of existing stock options or similar rights;

          (c)  enter into a voting agreement with respect to any Shares; or

          (d) directly or indirectly, initiate discussions or engage in negotiations with any corporation, partnership, person or other entity or group (other than Purchaser) concerning any possible acquisition of the Shares or any possible merger, purchase of assets, purchase of stock or similar transactions involving the Company or any major asset of the Company.

     5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND PARENT. The Purchaser and Parent jointly and severally hereby represent and warrant to the Stockholder as follows:

          (a) AUTHORITY RELATIVE TO THIS AGREEMENT. The Purchaser and Parent each is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser and Parent each has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser and Parent, has been validly executed and delivered by a duly authorized officer of the Purchaser and Parent, and constitutes a valid and binding agreement of the Purchaser and Parent, enforceable against the Purchaser and Parent in accordance with its terms.

          (b) NO APPROVALS OR NOTICES REQUIRED; NO CONFLICT WITH INSTRUMENTS TO WHICH PURCHASER OR PARENT IS PARTY. The execution and delivery of this Agreement and the performance by Parent or Purchaser of their respective obligations hereunder will not (i) violate the charter or bylaws of Parent or Purchaser; (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any provision of law applicable to Parent or Purchaser; (iii) except for (1) requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and requirements, if any, arising out of the HSR Act, require any consent, approval, filing or notice under any provision of law applicable to Parent or Purchaser or any of Parent's other subsidiaries; or (iv) require any consent, approval or notice under, or violate or constitute a default under, or permit the termination of any provision of, or result in the acceleration of the maturity or performance of any obligation of, or result in the creation or imposition of any lien upon any properties, assets or businesses of, Parent or Purchaser or any of Parent's other subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment, or any order, judgment or decree, to which Parent or Purchaser or any of Parent's other subsidiaries is a party or by which Parent, Purchaser or any of Parent's other subsidiaries or any of the assets or properties of Parent, Purchaser or any of Parent's other subsidiaries is bound or encumbered, which in any of the foregoing cases would have a material adverse effect on Parent and its subsidiaries taken as a whole or would prohibit or interfere with the consummation of this Agreement.

          (c) DISTRIBUTION. The Purchaser will acquire the Shares upon exercise of the Stock Option for its own account and not with a view to any resale or distribution thereof and will not sell the Shares unless such Shares are registered under the Securities Act of 1933 (the "Securities Act") or unless an exemption from registration is available.

          (d) RESALE PRIOR TO THE EFFECTIVE TIME. Purchaser agrees that, if prior to the earlier of the Effective Time (as defined in the Merger Agreement) or the first anniversary of the date of this Agreement, the Purchaser or any assignee of the Purchaser or the Company enters into an agreement to sell or exchange all or substantially all of the Common Stock of the Company held by the Purchaser or an affiliate of the Purchaser to or with an unaffiliated third party, Purchaser or any assignee of the Purchaser will promptly pay Stockholder an amount equal to fifty percent (50%) of the difference between the Subsequent Share Price (as defined below) received for such subsequent transaction and the product of $9.50 times the number of Shares. For the purposes of this Section 5(d), "Subsequent Share Price" shall mean the sum of the aggregate consideration received by the Purchaser or any assignee of the Purchaser in the transaction attributable to the Shares reduced by the expenses and out of pocket fees incurred by Purchaser or its affiliates or on their behalf in connection with the sale of the Shares. If the Purchaser or any assignee of the Purchaser receives consideration other than cash, the Purchaser may elect to pay the amount due the Stockholder under this Section 5(d) in like kind consideration or in cash.

          (e) RESALE SUBSEQUENT TO THE EFFECTIVE TIME. Subsequent to the Effective Time, Purchaser agrees that, if prior to the first anniversary of the date of this Agreement, the Purchaser or any assignee of the Purchaser, the Company or the Surviving Corporation (as defined in the Merger Agreement) enters into an agreement to (i) sell or exchange all or substantially all of the Common Stock of the Company or the Surviving Corporation to or with, or (ii) merge or consolidate the Company or the Surviving Corporation to, an unaffiliated third party, Purchaser or any assignee of the Purchaser, the Company and the Surviving Corporation will jointly promptly pay Stockholder an amount equal to fifty percent (50%) of the product of (y) the difference between the Aggregate Transaction Value (as defined below) received for such subsequent transaction and $62,000,000 and (z) a fraction, the numerator of which is the number of Shares and the denominator of which is the number equal to the total of (1) the number of shares of Common Stock of the Company issued and outstanding as of the Effective Time plus (2) the number of shares of Common Stock of the Company underlying stock options for which the option holder is entitled to payment under Section 1.3(e) of the Merger Agreement plus (3) the number of share equivalents for which the participant under the Directors' Deferred Compensation Plan is entitled to payment under Section 1.3(f) of the Merger Agreement. For the purposes of this Section 5(e), "Aggregate Transaction Value" shall mean the sum of the aggregate consideration received by the sellers in the transaction (reduced by the present value of any future or contingent obligations retained by the sellers) plus the aggregate liabilities assumed by the acquiring party in the transaction. If the Purchaser or any assignee of the Purchaser, the Company or the Surviving Corporation receives consideration other than cash, the Purchaser may elect to pay the amount due the Stockholder under this Section 5(e) in like kind consideration or in cash.

     6. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder represents and warrants to the Purchaser the following:

          (a) TITLE TO SHARES. The Stockholder has good and marketable title to the Shares, not subject to any hypothecation, pledge or lien, with no restrictions on voting rights and other incidents of record and beneficial ownership incident thereto, and the absolute right to grant Purchaser the option to purchase the Shares and the right to sell and transfer the Shares to the Purchaser free and clear of all claims, liens, pledges, security interests, restrictions or encumbrances of any nature whatsoever, except for the restrictions under the First Refusal Agreement. Solely for the purposes of this Agreement and the Merger, Stockholder hereby waives and agrees not to assign his rights of first refusal under all First Refusal Agreements to which he or it and other stockholders of the Company are parties, provided that such waiver and agreement not to assign terminate when this Agreement terminates. On consummation of the transactions contemplated by this Agreement in accordance with the terms hereof, the Purchaser will acquire good and marketable title to the Shares free and clear of all claims, liens, pledges, security interests, resolutions or encumbrances of any nature whatsoever except for the rights of first refusal held by other Stockholders of the Company under First Refusal Agreements.

          (b) AUTHORIZATION AND VALIDITY. The Stockholder has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of the Stockholder, enforceable in accordance with its terms.

          (c) COMPLIANCE WITH INSTRUMENTS. Neither the execution or delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will violate any provisions of any law applicable to the Stockholder or agreement to which the Stockholder is a party, except for any rights of first refusal held by other Stockholders of the Company under First Refusal Agreements.

          (d) SUPPORT OF MERGER. The Stockholder agrees that he will vote all of his Shares in favor of the Merger Agreement at any Stockholders Meeting at which it is discussed, and at any adjournment thereof; provided however, that Stockholder shall not have to vote in favor of the Merger Agreement if it has been terminated.

     7. COMPANY ACTIONS. If the Stockholder is a director of the Company or an officer or stockholder of the Company that is a reporting person under
Section 16 of the Exchange Act, the Stockholder agrees to use his best efforts during the term of this Agreement to prevent the Company, its Board of Directors, its officers and its subsidiaries from:

          (a) issuing additional capital stock except pursuant to existing option plans or arrangements;

          (b) approving a stock split, reverse stock split, recapitalization, or other similar action which would result in an overall adjustment of the number of outstanding shares of the Company's Common Stock;

          (c)  increasing the dividend on the Company's Common Stock;

          (d)  issuing additional stock options or appreciation rights;

          (e) selling any assets, except in the normal course of business and except for assets presently under contract for sale; and

          (f) issuing or incurring additional debt, except in the normal course of business.

     8. HSR FILING. Promptly after the date hereof, and from time to time thereafter if necessary, the Purchaser and each Stockholder if required shall file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required pre-merger notification and report forms and other documents and exhibits required to be filed under the HSR Act to permit the purchase of the Shares subject to the Stock Option.

     9. UNITARY TRANSACTION. The parties hereto intend that this Agreement and the Merger Agreement shall constitute a single unified transaction for the acquisition of the Company by Purchaser. In accordance with that intention, Purchaser represents the following:

          (a) Purchaser was not an affiliate of and had no affiliation with the Company at any time prior to the execution of this Agreement and the Merger Agreement or the prior Agreement and Plan of Merger and prior Stock Option Agreement both dated September 16, 1995;

          (b) Purchaser shall purchase all shares of Common Stock pursuant to this Agreement and the Merger Agreement at the same price per share; and

          (c) Purchaser shall make no attempt to change the management of, alter the operation of, or exercise control over the Company prior to the Effective Time or termination of the Merger Agreement.

     10.  CERTAIN UNDERTAKINGS.

          (a) The Stockholder hereby agrees that, during the term of this Agreement, at any meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, the Stockholder shall (a) vote the Shares in favor of the Merger;
     (b) not vote the Shares in favor of any action or agreement which would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger

     Agreement; and (c) vote the Shares against any action or agreement which would impede, interfere with or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company or any of its subsidiaries; (ii) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries; (iii) any change in the management or board of directors of the Company, except as otherwise agreed to in writing by Purchaser; (iv) any material change in the present capitalization or dividend policy of the Company; or (v) any other material change in the Company's corporate structure or business; provided however, that Stockholder shall not have to take any action specified above in this Section 10 if the Merger Agreement has been terminated by Purchaser or Parent.

          (b) Each Stockholder shall use its best efforts to cause the restrictions on transfer and the rights of first refusal applicable to such Stockholder's Shares under the First Refusal Agreement to terminate, so as to cause such Stockholder's obligations under this Agreement to become unconditional and to permit the sale to Purchaser of such Stockholder's Shares hereunder. The Stockholders shall furnish Purchaser with copies of all information, correspondence and other documents furnished to or by Stelco or its counsel by or to the Stockholders, the Company or their counsel (as the case may be), and shall promptly inform Purchaser of all actions taken by the Stockholders or Stelco with respect to compliance with the First Refusal Agreement, including efforts to dispose of or settle the pending lawsuit No. 95 C 5426 in the U.S. District Court for the Northern District of Illinois.

     11. ADJUSTMENTS. In the event of any increase or decrease or other change in the Common Stock by reason of stock dividends, split-up, recapitalizations, combinations, exchanges of shares or the like, the number of shares of Common Stock subject to the Stock Option and the per Share Purchase Price shall be equitably adjusted appropriately.

     12. LEGEND. As soon as practicable after the execution of this Agreement, the Stockholder shall cause the following legend to be placed on the certificates representing the Shares:

          "The Shares of common stock represented by this certificate are subject to an Amended Stock Option Agreement, dated as of October 4, 1995, with B & L Acquisition Corporation and BRW Steel Corporation."

     Upon termination of this Agreement Stockholder will remove such legend on any Shares returned to him; and Purchaser will cooperate therewith.

     13. GUARANTEE: Parent hereby fully and unconditionally guarantees each and every representation, warranty and obligation of the Purchaser hereunder and of any assignee of the Purchaser.

     14. CANCELLATION FEE. (a) If Stelco exercises its rights under the First Refusal Agreement to purchase the Shares, or (b) if prior to January 15, 1996 the Board of Directors of the Company terminates the Merger Agreement pursuant to Section 6.1(c)(ii) of the Merger Agreement and a transaction is subsequently consummated, or (c) if prior to January 15, 1996 a tender or exchange offer shall have been commenced by any party to acquire twenty percent (20%) or more of the capital stock of the Company at a price in excess of $9.50, which tender or exchange offer is subsequently consummated, then, upon consummation of Stelco's purchase with respect to clause (a) above or within five (5) business days of the consummation of the transaction in the case of clause (b) or (c) above, the Stockholder shall pay to the Purchaser, a cash cancellation fee equal to the product of (i) the sum of one million two hundred fifty thousand dollars ($1,250,000) plus all out of pocket fees and expenses incurred by Purchaser, Parent or their affiliates or on their behalf in connection with the Merger and the transactions contemplated hereby (such out of pocket fees and expenses not to exceed two hundred fifty thousand dollars ($250,000)) and (ii) a fraction, the numerator of which is the number of Shares and the denominator of which is 774,059.

     15. REMEDIES. The parties agree that the Purchaser would be irreparably damaged if for any reason the Stockholder failed to deliver any of the Shares upon exercise of the Stock Option or to perform any of its other obligations under this Agreement, and that the Purchaser would not have an adequate remedy at law for money damages in such event. Accordingly, the Purchaser shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance hereof by the Stockholder. This provision is without prejudice to any other Stockholder. This provision is without prejudice to any other rights that the Purchaser may have against the Stockholder for any failure to perform its obligations under this Agreement.

     16. ENTIRE AGREEMENT; ASSIGNMENT; AMENDMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, of the parties with respect to such subject matter. Purchaser may assign any or all of its rights and obligations hereunder to any wholly-owned affiliate of Purchaser or Parent. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

     17. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     18. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be furnished by hand delivery, by telegram or telex or FAX, or by mail (registered or certified, postage prepaid, return receipt requested) to the parties at the addresses set forth below or, if to the Escrow Agent, at its address set forth in the Escrow Agreement. Any such notice shall be deemed duly given upon the date it is actually received by the party to whom notice is intended to be given or is actually delivered at its address as shown below or, if to the Escrow Agent, at its address set forth in the Escrow Agreement:

          If to the Purchaser or Parent:

               B&L Acquisition Corporation
               4 Northshore Center
               Pittsburgh, PA  15212
               Attention:  President

          With a copy to:

               BRW Steel Corporation
               c/o Veritas Capital, Inc.
               Ten East Fiftieth Street
               New York, NY  10022
               Attention:  Co-Chairman

                    -and-

               Jones, Day, Reavis & Pogue
               599 Lexington Avenue
               New York, NY  10022
               Attention:  Robert A. Profusek, Esq.

          If to the Stockholder:

               At the address set forth for the Stockholder on Schedule B hereto.

          With a copy to the Company at:

               Bliss & Laughlin Industries Inc.
               281 East 155th Street
               Harvey, IL  60426
               Attention:  President

          With copies to:

               Company's Counsel
               Wildman, Harrold, Allen & Dixon
               225 West Wacker Drive, #3000
               Chicago, Illinois  60606
               Attention:  Roger G. Fein

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to principles of conflicts of laws.

     20. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     21. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     22. TIME OF THE ESSENCE. The parties agree that time shall be of the essence in the performance of obligations hereunder.

     23. BROKERS. Each party hereby represents and warrants to the other that no broker or finder claiming through him is entitled to a fee in connection with the sale of Shares hereunder, except for The Chicago Corporation whose fee will be paid by the Company.

     24. AGREEMENTS WITH OTHER STOCKHOLDERS. Purchaser agrees that if it executes a Stock Option Agreement with any other stockholder of the Company having terms more favorable to such stockholder than the terms of this Agreement are to Stockholder, it will promptly amend this Agreement to include such more favorable terms. Stockholder hereby appoints as his lawful attorney-in-fact Gregory H. Parker to execute any and all notices and other communications under the First Refusal Agreement as such attorney-in-fact shall execute in his sole discretion.

     25. JURISDICTION. Any judicial proceeding brought against any of the parties to this Agreement with respect to any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Illinois located in Chicago, Illinois, or in the United States District Court in Chicago, Illinois, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consents shall not constitute general consents to service of process in the State of Illinois for any purpose except as provided above and shall not be deemed to confer rights to any Person other than the respective parties to this Agreement.

     26. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized representative, all as of the day and year first above written.

                                             BRW STEEL CORPORATION



                                             By:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------


                                             B & L ACQUISITION CORPORATION



                                             By:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------


                                             STOCKHOLDER



                                             By:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------

                                   SCHEDULE A

Name of Stockholder                                             Number of Shares
-------------------                                             ----------------
Gregory H. Parker. . . . . . . . . . . . . . . . . . . . . . . . . . . . 142,380

Roger G. Fein, as Trustee of the Gregory H. Parker
      Irrevocable Family Trust under Trust Agreement
      dated October 31, 1988 . . . . . . . . . . . . . . . . . . . . . . .76,349

F. Elizabeth Parker. . . . . . . . . . . . . . . . . . . . . . . . . . . .25,450

Anthony J. Romanovich. . . . . . . . . . . . . . . . . . . . . . . . . . .80,183

Barbara A. Romanovich. . . . . . . . . . . . . . . . . . . . . . . . . . .26,976

George W. Fleck. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .72,222

Joan E. Fleck. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25,450

Gerald E. Brady. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35,773

Carole A. Brady. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22,905

William P. Daugherty, as Trustee of the
      William P. Daugherty Trust dated May 11, 1989. . . . . . . . . . . .33,228

Ellen L. Daugherty, as Trustee of the
      Ellen L. Daugherty Trust dated May 11, 1989. . . . . . . . . . . . .25,450

Michael A. DeBias. . . . . . . . . . . . . . . . . . . . . . . . . . . . .58,677

Chester J. Pucilowski. . . . . . . . . . . . . . . . . . . . . . . . . . .29,665

Geraldine Pucilowski . . . . . . . . . . . . . . . . . . . . . . . . . . .29,013

Richard M. Bogdon. . . . . . . . . . . . . . . . . . . . . . . . . . . . .21,480

Phyllis Bogdon . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10,180

Carl H. Laib . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29,339

Richard W. Ressler . . . . . . . . . . . . . . . . . . . . . . . . . . . .29,339
                                                                          ------
      Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 774,059
                                                                         -------
                                                                         -------

                                   SCHEDULE B

Gregory H. Parker
      20091 Tam O Shanter
      Olympia Fields, IL  60461

F. Elizabeth Parker
      20091 Tam O Shanter
      Olympia Fields, IL  60461

Roger G. Fein, as Trustee of the Gregory H. Parker
Irrevocable Trust dated October 31, 1988
      225 W. Wacker Drive, #3000
      Chicago, IL  60606

Anthony J. Romanovich
      2530 Glen Eagles Drive
      Olympia Fields, IL  60461

Barbara A. Romanovich
      2530 Glen Eagles Drive
      Olympia Fields, IL  60461

George W. Fleck
      1109 Brassie
      Flossmoor, IL  60422

Joan E. Fleck
      1109 Brassie
      Flossmoor, IL  60422

Gerald E. Brady
      1745 Winola Court
      Naperville, IL  60565

Carole A. Brady
      1745 Winola Court
      Naperville, IL  60565

William P. Daugherty, as Trustee of the
William P. Daugherty Trust dated May 11, 1989
      3452 Huntington Terrace
      Crete, IL  60417

Ellen L. Daugherty, as Trustee of the
Ellen L. Daugherty Trust dated May 11, 1989
      3452 Huntington Terrace
      Crete, IL  60417

Michael A. DeBias
      7132 West 64th Place
      Chicago, IL  60638

Richard M. Bogdon
      2029 Dorchester Lane
      Schererville, IN  46375

Phyllis Bogdon
      2029 Dorchester Lane
      Schererville, IN  46375

Carl H. Laib
      11588 96th Avenue
      St. John, IN  46373

Richard W. Ressler
      5156 Andrus Avenue
      North Olmsted, OH  44070

Chester J. Pucilowski
      860 Smokerise Drive
      Medina, OH  44256

Geraldine Pucilowski
      860 Smokerise Drive
      Medina, OH  44256

                                   ATTACHMENT A
                 AMENDMENT NO. 1 TO STOCKHOLDER ESCROW AGREEMENT

     This is Amendment No. 1 dated as of October 4, 1995 ("Amendment No. 1") to the Stockholder Escrow Agreement dated as of September 19, 1995 by and among the persons listed on Schedule A thereto ("Stockholder"), B & L Acquisition Corporation ("Purchaser") and LaSalle National Trust, N.A., as escrow agent (the "Escrow Agent").

     WHEREAS, Stockholder, Purchaser and Escrow Agent are parties to the Stockholder Escrow Agreement dated as of September 19, 1995 (the "Escrow Agreement"); and

     WHEREAS, Purchaser and Stockholder have entered into Amendment No. 1 dated as of October 4, 1995 to the Stock Option Agreement dated as of September 16, 1995 and, pursuant thereto, an Amended Stock Option Agreement dated as of October 4, 1995, and wish to conform the Escrow Agreement thereto;

     NOW THEREFORE, the parties hereto agree as follows:

     (1) The definition of "Option Agreement" in Recital A to, and throughout, the Escrow Agreement hereby is amended to refer to the "Amended Stock Option Agreement dated as of October 4, 1995."

     (2) The Escrow Agent acknowledges receipt of 33,328 and 25,450 Shares, respectively, from William P. Daugherty as Trustee of the William P. Daugherty Trust dated May 11, 1989 and Ellen L. Daugherty, as Trustee of the Ellen L. Daugherty Trust dated May 11, 1989 (collectively, the "Daugherty Shares").

     (3) The Escrow Agent acknowledges that prior to October 4, 1995 it delivered to Mr. Gregory H. Parker his 58,678 Shares placed in escrow by him pending receipt by the Escrow Agent of the Daugherty Shares.

     (4) The Escrow Agent shall re-issue the share certificate of the Stockholder that it is now holding in escrow pursuant to the Escrow Agreement (referred to as the "Option Shares Certificate" in the Escrow Agreement) so as to set forth thereon the legends set forth in
          Exhibit 1 hereto.

     (5) Except as specifically provided otherwise in this Amendment No. 1, the parties hereby confirm all the terms and provisions of the Escrow Agreement.

     (6) This Amendment No. 1 may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Stockholder Escrow Agreement dated as of September 19, 1995 to be executed and delivered on the date first written above.



                                   B & L ACQUISITION CORPORATION


                                   By
                                     ---------------------------
                                   Title
                                        ------------------------
                                   Name
                                       -------------------------



                                   STOCKHOLDER


                                   By
                                     ---------------------------


                                   ESCROW AGENT

                                   By
                                     ---------------------------
                                   Title
                                        ------------------------
                                   Name
                                       -------------------------

                               EXHIBIT 1

THE SECURITIES REPRESENTED BY THIS CERTICIATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND IN RELIANCE UPON THE HOLDER'S REPRESNTATION THAT SUCH SECURITIES WERE BEING ACQUIRED FOR INVESTMENT AND NOT FOR RESALE. NO TRANSFER OF SUCH SECURITIES MAY BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER MAY PROPERLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR THAT SUCH SECURITIES HAVE BEEN SO REGISTERED UNDER A REGISTRATION STATEMENT WHICH IS IN EFFECT AT THE DATE OF SUCH TRANSFER.

THIS CERTIFICATE AND THE SHARES OF STOCK EVIDENCED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND STANDSTILL AGREEMENT DATED AS OF MAY 11, 1990, BY AND AMONG THE COMPANY AND CERTAIN OF THE SHAREHOLDERS THEREOF, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY, REFERENCE TO ALL THE TERMS AND CONDITIONS THEREOF BEING HEREBY MADE, AND NO SALE, TRANSFER, ENCUMBRANCE, OR OTHER DISPOSITION OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE MAY BE EFFECTED EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF SAID AGREEMENT.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED STOCK OPTION AGREEMENT, DATED AS OF OCTOBER 4, 1995, WITH B & L ACQUISITION CORPORATION AND BRW STEEL CORPORATION.

                     UNCONFORMED COPY OF FORM OF AGREEMENT

                AMENDMENT NO. 1 TO AMENDED STOCK OPTION AGREEMENT




     This is Amendment No. 1 dated as of October 18, 1995 ("Amendment No. 1") to the Amended Stock Option Agreement dated as of October 4, 1995 (the "Amended Stock Option Agreement"), by and among B & L Acquisition Corporation (the "Purchaser"), BRW Steel Corporation ("Parent") and the Management Stockholders individually named on Schedule A thereto (each an "Option Stockholder" or collectively, the "Option Stockholders") of Bliss & Laughlin Industries Inc. (the "Company").

     WHEREAS, the Purchaser, Parent and the Company have entered into Amendment No. 1 dated as of October 18, 1995 to the Amended Agreement and Plan of Merger dated as of October 4, 1995 (the "Merger Agreement"), to, among other things, change the date by which certain events need to occur from January 15, 1996 to January 31, 1996, and in connection therewith the parties hereto have agreed to amend the Amended Stock Option Agreement to conform it to such changed date.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement and Amendment No. 1 thereto, the parties hereto, intending legally to be bound, do hereby agree as follows:

     1. Sections 2 and 14 of the Amended Stock Option Agreement are hereby amended by deleting "January 15, 1996" wherever it appears in those Sections and substituting "January 31, 1996" in lieu thereof.

     2. Except as amended by this Amendment No. 1, all the terms and provisions of the Amended Stock Option Agreement shall remain in full force and effect.

     3. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment No. 1 to the Amended Stock Option Agreement dated as of October 4, 1995 to be executed on its behalf by its duly authorized representative, all as of the day and year first above written.

BRW STEEL CORPORATION              B & L ACQUISITION CORPORATION


By:                                By:
   ------------------------------     -------------------------------------
Title:                             Title:
      ---------------------------        ----------------------------------

STOCKHOLDER                        STOCKHOLDER


By:                                By:
   -----------------------------      -------------------------------------
Title:                             Title:
     ---------------------------         ----------------------------------

                                  ANNEX E


                         HIGHLY CONFIDENT LETTER OF
                    MERRILL LYNCH, PIERCE, FENNER AND SMITH,
                   FINANCIAL ADVISOR TO BRW STEEL CORPORATION,
                AND LETTER EXTENDING THE EXPIRATION DATE THEREOF

[Merrill Lynch Letterhead]




                                        October 2, 1995




BRW Steel Corporation
c/o Veritas Capital Inc.
10 East 50th Street
New York, NY 10022

Attention: Robert B. McKeon

Gentlemen:

You have advised us of your intention to acquire Bliss & Laughlin Industries Inc. ("B&L"), a public company, pursuant to a transaction in which a wholly-owned subsidiary ("Newco") of BRW Steel Corporation ("BRW") will merge with and into B&L will become a wholly-owned subsidiary of BRW (the "Acquisition Transaction"). We understand that the sole source of financing for the Acquisition Transaction and to refinance certain indebtedness and pay related fees and expenses will be senior secured notes (the "Senior Secured Notes") in an aggregate principal amount of $100 million to be issued by BRW and guaranteed on a senior secured basis by each subsidiary of BRW (including B&L and its subsidiaries after giving effect the Acquisition Transaction). The Senior Secured Notes will be secured on a first priority basis by substantially all of the assets (other than inventory and accounts receivable) of BRW and its subsidiaries (including B&L and its subsidiaries after giving effect to the Acquisition Transaction). You have retained us to assist you in raising the funds required to consummate the Acquisition Transaction, refinance certain outstanding indebtedness and pay related fees and expenses. Funds not so used will be utilized for BRW's facilities modernization program and other general corporate purposes.

We are pleased to inform you that, based upon current market conditions, we are highly confident of our ability to sell or place the Senior Secured Notes for the purposes described above. The structure, covenants and terms of the Senior Secured Notes will be as determined by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") based on, among other matters, market conditions at the time of the offering or placement. Our view as to our ability to consummate the offering or placement of the Senior Secured Notes is subject to (i) no material adverse change in the financial condition, results of operations, business or prospects of BRW and its subsidiaries since June 30, 1995 or B&L and its subsidiaries since September 30, 1994, in each case in the sole judgment of Merrill Lynch, (ii) market conditions similar to those currently existing for high-yield securities comparable in terms, structure and credit rating to the Senior Secured Notes, (iii) the terms, amount and structure of the debt and equity of BRW and B&L and their respective subsidiaries that is either currently outstanding or to remain outstanding following the issuance of the Senior Secured Notes and the documentation related thereto being satisfactory to Merrill Lynch, (iv) a consolidated pro forma capitalization of BRW and its subsidiaries after giving effect to the Acquisition Transaction as set forth in Exhibit A, (v) the inclusion in any offering document of audited and unaudited historical financial statements of BRW and B&L and their subsidiaries, respectively, in each case, acceptable to Merrill Lynch and as would be required by the Securities Act

BRW Steel Corporation
Page 2


of 1993, as amended, and the rules and regulations promulgated pursuant thereto for registration statements filed thereunder, (vi) the BRW Steel Corporation availability of common equity of BRW in the form of warrants with a nominal exercise price to be provided to purchasers of the Senior Secured Notes, as necessary in the judgment of Merrill Lynch, (vii) the execution of a customary underwriting or placement agreement, modified as appropriate to reflect the transactions and circumstances contemplated hereby, and the satisfaction of the conditions stated therein, and of a customary indenture, security documents, warrant agreement and other related agreements with respect to the Senior Secured Notes and any warrants, in each case modified to reflect the transactions contemplated hereby and in a form and substance satisfactory to Merrill Lynch, (viii) receipt of all requisite regulatory and third party consents and approvals with respect to the Acquisition Transaction and the other transactions contemplated hereby, (ix) the execution and delivery of a new or amended revolving credit agreement for BRW and its subsidiaries with terms, availability, conditions and covenants satisfactory to Merrill Lynch, (x) receipt of a letter or letters from a valuation firm acceptable to Merrill Lynch as to the solvency of BRW and its subsidiaries and B&L and its subsidiaries, each on a consolidated basis, after giving effect to the Acquisition Transaction and the financings contemplated hereby, and receipt of such other letters or reports from third parties as may be required by Merrill Lynch for its due diligence investigation, (xi) the inclusion in any offering document, and in any publicly filed exchange offer document or shelf filing document relating the public registration of the Senior Secured Notes, of projections for BRW and its subsidiaries (after giving affect to the transactions contemplated hereby) that are reasonably prepared in good faith by BRW, that are not materially different from those previously provided to Merrill Lynch and that are presented in a form and substance satisfactory to Merrill Lynch, and (xii) the satisfactory completion of continuing due diligence by Merrill Lynch in its sole judgment up until the satisfactory completion of continuing due diligence by Merrill Lynch in its sole judgment up until the issuance of the Senior Secured Notes with respect to the condition, results of operations, business, liabilities and prospects of BRW and B&L and their respective subsidiaries. While Merrill Lynch and its outside legal counsel have already began its due diligence investigation, have met with both the BRW management team and the B&L management team, and are continuing with the process necessary to effect the financing transaction referenced herein, it is understood that due diligence is an ongoing process and will not be not concluded until the time of the issuance of the Senior Secured Notes. This letter does not reflect a commitment to underwrite or place the Senior Secured Notes and shall be effective upon the date hereof and shall expire on December 29, 1995.


                                        Very truly yours,



                                        Merrill Lynch, Pierce, Fenner & Smith
                                                    Incorporated

                                        By: /s/ John J. Bolebruch
                                           -------------------------------------
                                        Name: John J. Bolebruch
                                        Title: Managing Director

BRW STEEL CORPORATION
--------------------------------------------------------------------------------
PRO FORMA CAPITALIZATION - (DOLLARS IN MILLIONS)


 Table>
 Caption>

                                                          31-Dec-95
                                                          ---------
      S>                                                 C>
     LONG TERM DEBT
     Senior Secured Notes                                    $100.0
     PA Acquisition Loan                                       31.3
     PA/NY Infrastructure Loans                                20.2
     BSCo Subordinated Note                                     5.5
     Note Payable                                               3.6
                                                        ------------
        Total Long Term Debt                                  160.5


     EQUITY
     Preferred Stock                                           $5.5
     Common Stock                                               3.5
     Retained Earnings                                        (24.9)
                                                        ------------
        Total Equity                                          (15.8)
                                                        ------------
        Total Book Capitalization                            $144.7
                                                        ------------
                                                        ------------
 /Table>

                                       December 1,1995





BRW Steel Corporation
c/o Veritas Capital Inc.
10 East 50th Street
New York, NY  10022

Attention: Robert M. McKeon

Gentlemen:

     This is to inform you that the highly confident letter dated October 2, 1995 is hereby amended to extend the expiration date to January 31, 1996 for the contemplated offering of $115 million of Senior Secured Notes.



                                       Very truly yours,


                                       Merrill Lynch, Pierce, Fenner & Smith
                                                     Incorporated



                                       By:  /s/ CHRISTOPHER D. WILSON
                                          ____________________________
                                       Name:  Christopher D. Wilson
                                       Title: Vice President

PROXY
                        BLISS & LAUGHLIN INDUSTRIES INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

    The  undersigned hereby constitutes and  appoints Gregory H. Parker, Anthony
J. Romanovich and Paul J. Austgen, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of Common Stock of BLISS & LAUGHLIN INDUSTRIES INC. (the "Company") registered in the name of the undersigned at the Special Meeting of Stockholders of the Company to be held on January 18, 1996, at 10:00 A.M., local time, or at any postponement or adjournment thereof, for the following purposes which are more fully described in the Notice of, and the Proxy Statement for, the Special
Meeting:

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CONTRARY SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSAL IDENTIFIED IN PARAGRAPH 1 BELOW, AND AS TO THE MATTERS IDENTIFIED IN PARAGRAPHS 2 AND 3 BELOW, IN ACCORDANCE WITH THE RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS. PLEASE MARK BOX / / OR /X/

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

1. To approve and adopt the Amended Agreement and Plan of Merger, dated as of October 4, 1995, as amended (the "Merger Agreement"), by and among the Company, BRW Steel Corporation and B&L Acquisition Corporation, and the transactions contemplated thereby, all as more fully described in the Proxy Statement.

            FOR  / /            AGAINST  / /            ABSTAIN  / /

2. In favor of any resolution to postpone or adjourn the meeting to solicit additional votes.

            FOR  / /            AGAINST  / /            ABSTAIN  / /

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

3. In their discretion, on other matters which properly come before the meeting or any postponement or adjournment thereof.

    You are urged to date, sign and return promptly this Proxy in the envelope provided. It is important for you to be represented at the Special Meeting. The execution of this Proxy will not affect your right to vote in person if you are present at the Special Meeting and wish to so vote.

         I WILL  / /         WILL NOT attend the Special Meeting.  / /
                                               Dated: ____________________, 199_
                                               _________________________________
                                                           Signature
                                               _________________________________
                                                   Signature if held jointly

                                               IMPORTANT: Please sign exactly as
                                               your name or names appear hereon.
                                               If   signing   as   an  attorney,
                                               executor, administrator, trustee,
                                               guardian,  or   in   some   other
                                               representative  capacity,  or  as
                                               officer of a corporation,  please
                                               indicate  your  capacity  or full
                                               title. For  joint  accounts,  all
                                               tenants should sign.